FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-10

Dated October 13, 2023	BBCMS 2023-C22

Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2023-C22
$692,794,721 (Approximate Mortgage Pool Balance)

$620,051,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2023-C22

Barclays Capital Real Estate Inc.

Bank of Montreal

Bank of America, National Association

Argentic Real Estate Finance 2 LLC

Societe Generale Financial Corporation

LMF Commercial, LLC

KeyBank National Association

Starwood Mortgage Capital LLC

BSPRT CMBS Finance, LLC

Mortgage Loan Sellers

Barclays KeyBanc Capital Markets	BofA Securities	Société Générale BMO Capital Markets
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Mischler Financial Group, Inc. Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
1

Dated October 13, 2023	BBCMS 2023-C22

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., BofA Securities, Inc., KeyBanc Capital Markets Inc., Mischler Financial Group, Inc. and Academy Securities, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2023-C22 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$2,760,000	30.000%	3.11	12/23-10/28	38.0%	19.3%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$13,200,000	30.000%	4.93	10/28-10/28	38.0%	19.3%
A-4	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	38.0%	19.3%
A-5	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	38.0%	19.3%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$6,826,000	30.000%	7.45	10/28-6/33	38.0%	19.3%
X-A	Aaa(sf) / AAAsf / AAA(sf)	$484,956,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / AA-sf / AAA(sf)	$114,311,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	Aa3(sf) / AAAsf / AAA(sf)	$82,269,000	18.125%	9.93	10/33-10/33	44.5%	16.5%
B	NR / AA-sf / AA-(sf)	$32,042,000	13.500%	9.93	10/33-10/33	47.0%	15.6%
C	NR / A-sf / A-(sf)	$20,784,000	10.500%	9.93	10/33-10/33	48.6%	15.1%

Privately Offered Certificates(9)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB+sf / BBB+(sf)	$6,928,000(10)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB+sf / BBB+(sf)	$6,928,000	9.500%	9.93	10/33-10/33	49.1%	14.9%
E-RR	NR / BBB-sf / BBB(sf)	$16,454,000	7.125%	9.93	10/33-10/33	50.4%	14.5%
F-RR	NR / BB-sf / BB+(sf)	$12,124,000	5.375%	9.93	10/33-10/33	51.4%	14.3%
G-RR	NR / B-sf / BB-(sf)	$8,659,000	4.125%	9.93	10/33-10/33	52.1%	14.1%
H-RR	NR / NR / NR	$28,578,720	0.000%	9.93	10/33-10/33	54.3%	13.5%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B or Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a November 9, 2023 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated October 16, 2023 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $462,170,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $225,000,000	N/A – 9.63	N/A / 2/33-9/33
Class A-5	$237,170,000 – $462,170,000	9.90 – 9.77	9/33-10/33 / 2/33-10/33
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.
(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S and Class B Certificates outstanding from time to time.
(9)	The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2023-C22
Summary of Transaction Terms
Securities Offered:	$620,051,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., BMO Capital Markets Corp., BofA Securities, Inc., SG Americas Securities, LLC and KeyBanc Capital Markets Inc.
Co-Managers:	Academy Securities, Inc. and Mischler Financial Group, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (34.0%), Bank of Montreal (“BMO”) (14.5%), Bank of America, National Association (“BANA”) (13.3%), Argentic Real Estate Finance 2 LLC (“AREF2”) (9.4%), Societe Generale Financial Corporation (“SGFC”) (8.2%), LMF Commercial, LLC (“LMF”) (7.7%), KeyBank National Association (“KeyBank”) (6.5%), Starwood Mortgage Capital LLC (“SMC”) (4.0%) and BSPRT CMBS Finance, LLC (“BSPRT”) (2.5%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Rialto Capital Advisors, LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	RREF IV-D AIV RR H, LLC, or another affiliate of Rialto Capital Advisors, LLC.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about November 9, 2023.
Cut-off Date:	With respect to each mortgage loan, the related due date in November 2023, or in the case of any mortgage loan that has its first due date after November 2023, the date that would have been its due date in November 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in December 2023.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in December 2023.
Assumed Final Distribution Date:	The Distribution Date in October 2033 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in November 2056.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in October 2033 and the CX – 250 Water Street mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2023-C22
Summary of Transaction Terms
The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2023-C22
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	8	43	$235,662,500	34.0%
BMO	4	44	$100,333,334	14.5%
BANA	3	12	$91,871,053	13.3%
AREF2	4	6	$65,376,963	9.4%
SGFC	2	91	$56,500,000	8.2%
LMF	6	6	$53,500,871	7.7%
KeyBank	4	93	$45,000,000	6.5%
SMC	3	3	$27,550,000	4.0%
BSPRT	1	1	$17,000,000	2.5%
Total:	28	140	$692,794,721	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$692,794,721
Number of Mortgage Loans:	28
Number of Mortgaged Properties:	140
Average Cut-off Date Balance per Mortgage Loan:	$24,742,669
Weighted Average Current Mortgage Rate:	7.14807%
10 Largest Mortgage Loans as % of IPB:	67.9%
Weighted Average Remaining Term to Maturity:	116 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	1.75x
Weighted Average UW NOI Debt Yield(2):	13.5%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	54.3%
Weighted Average Maturity Date/ARD LTV(2)(4):	53.5%
Other Statistics
% of Mortgage Loans with Additional Debt:	0.0%
% of Mortgage Loans with Single Tenants(5):	14.4%
% of Mortgage Loans secured by Multiple Properties:	50.9%
Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	359 months
% of Mortgage Loans with Interest-Only:	71.2%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	14.9%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	7.2%
% of Mortgage Loans with Amortizing Balloon:	6.7%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	68.3%
% of Mortgage Loans with Soft Lockboxes:	16.1%
% of Mortgage Loans with Springing Lockboxes:	15.6%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	72.4%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	46.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	51.3%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	28.3%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are five loans with multiple loan sellers being contributed to the pool comprised of 101 mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 17 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 8, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes 17 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, mixed use, retail, data center, parking garage and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BBCMS 2023-C22
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Pads / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	RTL Retail Portfolio	Various, Various	Barclays, SGFC, KeyBank, BMO	29	$68,833,334	9.9%	3,117,102	Retail	1.97x	13.8%	51.2%	51.2%
2	The Muse & Eden Pointe	Various, TX	AREF2, Barclays	2	$66,000,000	9.5%	1,001	Multifamily	1.25x	9.7%	64.1%	64.1%
3	Healthcare Trust MOB Portfolio	Various, Various	SGFC, KeyBank	62	$53,500,000	7.7%	1,247,943	Office	1.75x	12.1%	52.7%	52.7%
4	CX - 250 Water Street	Cambridge, MA	BANA	1	$50,000,000	7.2%	479,004	Mixed Use	1.66x	9.3%	48.8%	48.8%
5	Outlet Shoppes at Atlanta	Woodstock, GA	Barclays	1	$50,000,000	7.2%	405,146	Retail	1.76x	14.9%	50.2%	50.2%
6	Rhino Retail Portfolio 2	Various, Various	Barclays, BANA	7	$45,500,000	6.6%	827,429	Retail	1.41x	10.7%	65.7%	65.7%
7	60 Hudson	New York, NY	Barclays	1	$40,000,000	5.8%	1,149,619	Other	3.92x	24.2%	17.5%	17.5%
8	Regency Retail Portfolio	Various, Various	BMO	11	$40,000,000	5.8%	1,395,539	Retail	1.59x	11.4%	67.0%	67.0%
9	Shaner Hotel Portfolio	Various, Various	BANA	4	$31,871,053	4.6%	337	Hospitality	1.46x	17.1%	61.4%	56.0%
10	Knoll Ridge Apartments	Indianapolis, IN	BMO	3	$25,000,000	3.6%	354	Multifamily	1.37x	10.2%	68.1%	68.1%

	Top 3 Total/Weighted Average			93	$188,333,334	27.2%			1.66x	11.9%	56.1%	56.1%
	Top 5 Total/Weighted Average			95	$288,333,334	41.6%			1.67x	12.0%	53.8%	53.8%
	Top 10 Total/Weighted Average			121	$470,704,387	67.9%			1.80x	13.1%	54.3%	53.9%
	Non-Top 10 Total/Weighted Average			19	$222,090,334	32.1%			1.65x	14.3%	54.4%	52.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 8, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2023-C22
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	RTL Retail Portfolio	Barclays, SGFC, KeyBank, BMO	$68,833,334	$260,000,000	BBCMS 2023-C22	Midland	Rialto	BBCMS 2023-C21 Future Securitization(s)	$62,500,000 $128,666,666
2	The Muse & Eden Pointe	AREF2, Barclays	$66,000,000	$81,610,000	BBCMS 2023-C22	Midland	Rialto	Future Securitization(s)	$15,610,000
3	Healthcare Trust MOB Portfolio	SGFC, KeyBank	$53,500,000	$240,000,000	BBCMS 2023-C20	KeyBank	LNR	BBCMS 2023-C20 BBCMS 2023-C21 BMO 2023-C6	$61,500,000 $65,000,000 $60,000,000
4	CX – 250 Water Street	BANA	$50,000,000	$531,500,000	(1)	(1)	(1)	BBCMS 2023-C20 BBCMS 2023-C21 BANK 2023-BNK45 BANK 2023-BNK46 Benchmark 2023-B38 MSWF 2023-1 BMO 2023-C6 Future Securitization(s)	$75,125,000 $53,150,000 $55,000,000 $72,000,000 $53,150,000 $65,625,000 $46,200,000 $61,250,000
5	Outlet Shoppes at Atlanta	Barclays	$50,000,000	$79,330,000	BBCMS 2023-C22	Midland	Rialto	Future Securitization(s)	$29,330,000
6	Rhino Retail Portfolio 2	Barclays, BANA	$45,500,000	$130,500,000	BBCMS 2023-C21	Midland	3650 REIT	BBCMS 2023-C21 Future Securitization(s)	$55,000,000 $30,000,000
7	60 Hudson	Barclays	$40,000,000	$280,000,000	(2)	(2)	(2)	Future Securitization(s)	$240,000,000
8	Regency Retail Portfolio	BMO	$40,000,000	$53,000,000	BBCMS 2023-C22	Midland	Rialto	Future Securitization(s)	$13,000,000
10	Knoll Ridge Apartments	BMO	$25,000,000	$42,500,000	BBCMS 2023-C22	Midland	Rialto	Future Securitization(s)	$17,500,000
17	Skorpios Industrial	KeyBank, AREF2	$15,000,000	$75,000,000	BMO 2023-C6	Midland(3)	Rialto	BMO 2023-C6	$60,000,000
25	Marriott Philadelphia West	AREF2	$4,986,963	$38,898,313	BMO 2023-C6	Midland	Rialto	BMO 2023-C6	$34,000,000
(1)	In the case of Loan No. 4, the related Whole Loan will be serviced under the BANK 2023-BNK45 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.
(2)	In the case of Loan No. 7, the related Whole Loan will be serviced under the BBCMS 2023-C22 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.
(3)	In the case of Loan No. 17, KeyBank National Association is the primary servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2023-C22
Collateral Characteristics
Additional Debt Summary

None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2023-C22
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Retail	Anchored	45	$191,016,847	27.6%	1.61x	12.1%	61.2%	60.8%
	Outlet Center	1	50,000,000	7.2%	1.76x	14.9%	50.2%	50.2%
	Unanchored	2	13,450,000	1.9%	1.48x	11.9%	56.2%	56.2%
	Shadow Anchored	3	6,116,487	0.9%	1.75x	12.4%	60.2%	60.2%
	Subtotal:	51	$260,583,334	37.6%	1.64x	12.6%	58.8%	58.5%
Multifamily	Garden	6	$96,990,129	14.0%	1.28x	9.9%	65.1%	64.7%
	Subtotal:	6	$96,990,129	14.0%	1.28x	9.9%	65.1%	64.7%
Hospitality	Limited Service	6	$52,366,794	7.6%	1.58x	17.3%	59.3%	54.3%
	Extended Stay	2	34,075,000	4.9%	1.56x	14.7%	55.5%	53.0%
	Full Service	1	4,986,963	0.7%	1.52x	14.3%	49.6%	43.6%
	Subtotal:	9	$91,428,758	13.2%	1.57x	16.2%	57.3%	53.2%
Office	Medical	63	$70,776,174	10.2%	1.66x	12.5%	50.1%	49.5%
	Suburban	1	10,000,000	1.4%	1.62x	15.9%	53.8%	53.8%
	Subtotal:	64	$80,776,174	11.7%	1.66x	12.9%	50.5%	50.1%
Industrial	Manufacturing	2	$38,000,000	5.5%	2.45x	18.3%	42.1%	42.1%
	Warehouse / Distribution	1	12,000,000	1.7%	1.82x	12.9%	59.7%	59.7%
	Flex	1	5,477,500	0.8%	1.20x	9.8%	70.0%	64.5%
	Subtotal:	4	$55,477,500	8.0%	2.19x	16.3%	48.6%	48.1%
Mixed Use	Lab / Office	1	$50,000,000	7.2%	1.66x	9.3%	48.8%	48.8%
	Subtotal:	1	$50,000,000	7.2%	1.66x	9.3%	48.8%	48.8%
Other	Data Center	1	$40,000,000	5.8%	3.92x	24.2%	17.5%	17.5%
	Parking Garage	1	4,723,826	0.7%	1.39x	13.7%	42.0%	39.7%
	Subtotal:	2	$44,723,826	6.5%	3.65x	23.1%	20.1%	19.8%
Manufactured Housing	Manufactured Housing	3	$12,815,000	1.8%	1.36x	11.7%	50.0%	49.8%
Total / Weighted Average:		140	$692,794,721	100.0%	1.75x	13.5%	54.3%	53.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 17 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 8, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2023-C22
Collateral Characteristics

WA
OR
CA
NV
AZ
CO
NM
KS
OK
TX
MO
LA
WI
MI
IL
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
PA
NY
MA
NJ
MD
Percentage of Initial Pool Balance
0.1% – 2.0%
2.1% – 6.0%
6.1% – 14.5%

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Texas	10	$100,584,175	14.5%	1.40x	11.2%	59.9%	59.4%
Georgia	7	64,846,128	9.4%	1.73x	14.2%	52.5%	52.1%
Ohio	8	61,331,470	8.9%	1.98x	15.2%	54.4%	53.1%
New York	7	52,742,208	7.6%	3.34x	21.3%	26.0%	26.0%
Massachusetts	4	51,578,250	7.4%	1.66x	9.4%	48.9%	48.9%
Indiana	13	50,715,240	7.3%	1.51x	11.0%	66.2%	66.2%
California	4	45,760,876	6.6%	1.66x	13.3%	55.2%	55.0%
Florida	16	42,276,366	6.1%	1.58x	14.7%	60.4%	56.6%
Pennsylvania	11	37,609,938	5.4%	1.56x	15.7%	57.6%	53.4%
Illinois	5	36,527,079	5.3%	1.57x	13.4%	48.5%	47.1%
Mississippi	2	26,641,776	3.8%	1.40x	11.2%	63.8%	63.8%
Maryland	2	17,419,756	2.5%	1.51x	14.1%	61.6%	59.5%
New Jersey	3	15,362,354	2.2%	1.52x	13.9%	51.8%	51.8%
Oregon	5	11,023,208	1.6%	1.49x	11.0%	62.8%	62.8%
Kentucky	2	9,174,947	1.3%	1.72x	12.2%	61.6%	61.6%
South Carolina	4	8,582,756	1.2%	1.92x	13.4%	51.6%	51.6%
North Carolina	4	7,964,218	1.1%	1.94x	13.6%	51.4%	51.4%
Wisconsin	7	7,513,468	1.1%	1.75x	12.4%	55.1%	55.1%
Oklahoma	3	6,765,101	1.0%	1.95x	13.6%	51.3%	51.3%
Washington	2	6,729,119	1.0%	1.41x	10.7%	65.7%	65.7%
Virginia	1	6,037,736	0.9%	1.59x	11.4%	67.0%	67.0%
Michigan	6	5,871,625	0.8%	1.75x	12.1%	52.7%	52.7%
Louisiana	2	4,407,981	0.6%	1.97x	13.8%	51.2%	51.2%
Tennessee	2	4,175,718	0.6%	1.67x	15.5%	39.5%	39.0%
Arizona	3	2,877,854	0.4%	1.75x	12.1%	52.7%	52.7%
New Mexico	1	1,945,865	0.3%	1.97x	13.8%	51.2%	51.2%
Alabama	2	1,785,851	0.3%	1.61x	11.5%	64.8%	64.8%
Kansas	1	1,450,795	0.2%	1.97x	13.8%	51.2%	51.2%
Missouri	1	1,416,378	0.2%	1.97x	13.8%	51.2%	51.2%
Nevada	1	1,255,172	0.2%	1.41x	10.7%	65.7%	65.7%
Colorado	1	421,313	0.1%	1.75x	12.1%	52.7%	52.7%
Total / Weighted Average:	140	$692,794,721	100.0%	1.75x	13.5%	54.3%	53.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 17 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 8, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2023-C22
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$3,265,000	-	$9,999,999	7	$32,765,334	4.7%	7.68763%	112	1.44x	12.9%	54.0%	50.4%
$10,000,000	-	$19,999,999	7	98,325,000	14.2%	7.69521%	112	1.66x	14.8%	54.4%	52.8%
$20,000,000	-	$29,999,999	5	116,000,000	16.7%	7.72358%	119	1.63x	13.3%	57.5%	56.4%
$30,000,000	-	$49,999,999	4	157,371,053	22.7%	7.02020%	118	2.10x	15.6%	52.9%	51.8%
$50,000,000	-	$64,999,999	3	153,500,000	22.2%	6.60072%	115	1.72x	12.1%	50.6%	50.6%
$65,000,000	-	$68,833,334	2	134,833,334	19.5%	6.89523%	118	1.62x	11.8%	57.5%	57.5%
Total / Weighted Average:			28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.50950	-	5.99999	2	$90,000,000	13.0%	5.67639%	115	2.66x	15.9%	34.9%	34.9%
6.00000	-	6.99999	6	234,833,334	33.9%	6.65274%	117	1.74x	12.5%	56.9%	56.9%
7.00000	-	7.49999	6	143,539,463	20.7%	7.29346%	119	1.58x	12.3%	59.1%	58.3%
7.50000	-	8.49999	11	167,285,871	24.1%	7.96247%	115	1.54x	13.7%	57.8%	56.3%
8.50000	-	9.30000	3	57,136,053	8.2%	8.75241%	115	1.44x	15.7%	52.5%	48.6%
Total / Weighted Average:			28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	2	$13,265,000	1.9%	8.67052%	59	1.61x	15.9%	49.5%	49.3%
120	26	679,529,721	98.1%	7.11835%	118	1.75x	13.4%	54.4%	53.6%
Total / Weighted Average:	28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
59			2	$13,265,000	1.9%	8.67052%	59	1.61x	15.9%	49.5%	49.3%
111	-	116	3	108,486,963	15.7%	6.05038%	113	1.70x	10.9%	50.8%	50.5%
117	-	119	23	571,042,757	82.4%	7.32125%	118	1.76x	13.9%	55.1%	54.2%
Total / Weighted Average:			28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 17 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 8, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2023-C22
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	17	$543,133,334	78.4%	6.85564%	116	1.83x	13.1%	53.6%	53.6%
360	11	149,661,387	21.6%	8.20932%	117	1.48x	14.8%	57.0%	53.2%
Total / Weighted Average:	28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only			17	$543,133,334	78.4%	6.85564%	116	1.83x	13.1%	53.6%	53.6%
356	-	357	2	10,977,092	1.6%	7.53926%	117	1.37x	12.6%	57.7%	51.2%
358	-	360	9	138,684,294	20.0%	8.26236%	117	1.48x	15.0%	57.0%	53.3%
Total / Weighted Average:			28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	16	$493,133,334	71.2%	6.99213%	117	1.84x	13.5%	54.1%	54.1%
Interest Only, Amortizing Balloon	7	103,317,500	14.9%	8.12571%	117	1.46x	14.0%	56.4%	53.4%
Interest Only - ARD	1	50,000,000	7.2%	5.50950%	111	1.66x	9.3%	48.8%	48.8%
Amortizing Balloon	4	46,343,887	6.7%	8.39571%	118	1.51x	16.5%	58.3%	52.8%
Total / Weighted Average:	28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20x	-	1.39x	9	$180,017,629	26.0%	7.64613%	119	1.30x	10.8%	62.3%	61.2%
1.40x	-	1.69x	11	246,948,016	35.6%	7.22467%	113	1.55x	12.7%	58.5%	57.0%
1.70x	-	1.79x	2	103,500,000	14.9%	7.12788%	117	1.75x	13.5%	51.5%	51.5%
1.80x		1.89x	1	12,000,000	1.7%	6.99000%	119	1.82x	12.9%	59.7%	59.7%
1.90x	-	1.99x	2	83,833,334	12.1%	6.47961%	118	1.97x	14.1%	49.5%	49.5%
2.00x	-	2.49x	1	3,495,742	0.5%	7.70000%	118	2.34x	23.4%	31.8%	28.3%
2.50x	-	3.92x	2	63,000,000	9.1%	6.34683%	119	3.50x	22.7%	26.6%	26.6%
Total / Weighted Average:			28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 17 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 8, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
17.5%	-	49.9%	10	$185,072,705	26.7%	6.65690%	115	2.28x	16.0%	39.3%	38.6%
50.0%	-	59.9%	6	204,583,334	29.5%	6.99909%	115	1.81x	13.6%	52.1%	52.1%
60.0%	-	64.9%	7	165,661,182	23.9%	7.88079%	119	1.36x	12.5%	63.2%	61.2%
65.0%	-	69.9%	4	132,000,000	19.1%	7.15127%	118	1.43x	11.0%	67.1%	66.5%
70.0%	-	70.0%	1	5,477,500	0.8%	7.07100%	119	1.20x	9.8%	70.0%	64.5%
Total / Weighted Average:			28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%

LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
17.5%	-	49.9%	10	$185,072,705	26.7%	6.65690%	115	2.28x	16.0%	39.3%	38.6%
50.0%	-	59.9%	9	259,444,516	37.4%	7.32007%	115	1.74x	14.1%	54.1%	53.0%
60.0%	-	63.5%	2	20,300,000	2.9%	8.13204%	118	1.40x	13.2%	62.7%	60.8%
63.6%	-	68.1%	7	227,977,500	32.9%	7.26345%	118	1.37x	10.6%	66.0%	65.6%
Total / Weighted Average:			28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	19	$401,900,516	58.0%	7.50663%	117	1.74x	14.0%	54.7%	53.7%
Defeasance or Yield Maintenance	4	195,333,334	28.2%	6.29100%	116	1.92x	12.9%	49.9%	49.9%
Yield Maintenance	5	95,560,871	13.8%	7.39199%	118	1.45x	12.4%	61.8%	60.0%
Total / Weighted Average:	28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	19	$495,158,887	71.5%	7.25166%	117	1.70x	13.2%	54.6%	53.6%
Recapitalization	5	142,158,334	20.5%	6.85739%	114	1.78x	13.3%	55.4%	55.1%
Acquisition	4	55,477,500	8.0%	6.96835%	118	2.19x	16.3%	48.6%	48.1%
Total / Weighted Average:	28	$692,794,721	100.0%	7.14807%	116	1.75x	13.5%	54.3%	53.5%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 8, 10, 17 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 8, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2023-C22
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
5	Barclays	Outlet Shoppes at Atlanta	Woodstock, GA	Retail	$50,000,000	7.2%	CGCMT 2013-GC17
8.01	BMO	Twin County Plaza	Galax, VA	Retail	$6,037,736	0.9%	GSMS 2013-GC16
8.02	BMO	Prestonsburg Village	Prestonsburg, KY	Retail	$6,037,736	0.9%	GSMS 2013-GC16
8.03	BMO	Village Center	Seymour, IN	Retail	$4,754,717	0.7%	GSMS 2013-GC16
8.04	BMO	River Creek Village	Aurora, IN	Retail	$4,679,245	0.7%	GSMS 2013-GC16
8.05	BMO	Jackson Park	Seymour, IN	Retail	$3,913,208	0.6%	GSMS 2013-GC16
8.06	BMO	Wabash Crossing West	Wabash, IN	Retail	$3,471,698	0.5%	GSMS 2014-GC26
8.07	BMO	Oak Station	Marianna, FL	Retail	$3,200,000	0.5%	GSMS 2013-GC16
8.08	BMO	College Square Plaza	Rensselaer, IN	Retail	$2,452,830	0.4%	GSMS 2014-GC26
8.09	BMO	Lowell Plaza	Lowell, IN	Retail	$1,981,132	0.3%	GSMS 2014-GC26
8.10	BMO	Flint River Plaza	Montezuma, GA	Retail	$1,962,264	0.3%	GSMS 2013-GC16
8.11	BMO	Jackson Square	Jackson, AL	Retail	$1,509,434	0.2%	GSMS 2013-GC16
9.01	BANA	Holiday Inn Express – State College	State College, PA	Hospitality	$8,904,244	1.3%	COMM 2014-CR14
9.02	BANA	Fairfield Inn & Suites – Jacksonville	Jacksonville Beach, FL	Hospitality	$8,228,750	1.2%	COMM 2014-CR14
9.03	BANA	Fairfield Inn & Suites – State College	State College, PA	Hospitality	$7,983,115	1.2%	COMM 2014-CR14
9.04	BANA	SpringHill Suites – State College	State College, PA	Hospitality	$6,754,944	1.0%	COMM 2014-CR14
11	Barclays	Oxford Galleria II	Oxford, MS	Retail	$24,500,000	3.5%	LCCM 2021-FL3
14	LMF	Parkway Centre East	Grove City, OH	Retail	$21,500,000	3.1%	CGCMT 2013-GC15
16	BSPRT	Hampton Inn & Suites Tampa	Tampa, FL	Hospitality	$17,000,000	2.5%	BSPRT 2021-FL7
27	LMF	Red Roof Inn San Dimas	San Dimas, CA	Hospitality	$3,495,742	0.5%	COMM 2013-CR8
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
Class A-2(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
21	100 Philips Parkway	Montvale, NJ	$10,000,000	1.4%	$10,000,000	75.8%	60	59	1.62x	15.9%	53.8%	53.8%
28	Liberty Hill MHC	Morristown, TN	$3,265,000	0.5%	$3,211,044	24.3%	60	59	1.58x	16.0%	36.2%	35.6%
Total / Weighted Average:			$13,265,000	1.9%	$13,211,044	100.1%	60	59	1.61x	15.9%	49.5%	49.3%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BBCMS 2023-C22
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S and Class B Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and sixth to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BBCMS 2023-C22
Structural Overview

Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal will be distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S and Class B Certificates, and the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance premium charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S and Class B Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all the Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S and Class B Certificates as described above, (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance premium charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all the Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D Certificates as described above and (5) after the Certificate Balances or Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E-RR certificates have been reduced to zero, to each of the Class F-RR, Class G-RR and Class H-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BBCMS 2023-C22
Structural Overview
No yield maintenance charges or prepayment premiums will be distributed to the Class S or Class R Certificates.
■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class H-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E-RR Certificates, fifth to the Class D Certificates; sixth to the Class C Certificates; seventh, to the Class B Certificates;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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eighth, to the Class A-S Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Par Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Par Purchase Price, the Special Servicer may purchase the defaulted loan at the Par Purchase Price or accept the first

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or related mezzanine loan, or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the Par Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Par Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such higher offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2023-C22 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class G-RR and Class H-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to the Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than the Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, with respect to the Directing Certificateholder (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

■ Directing Certificateholder:	RREF IV-D AIV RR H, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Servicing Shift Mortgage Loan and any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class H-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the senior most Class of Control Eligible Certificates is the majority Controlling Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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■ Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts or (ii) a holder of the Class H-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                 reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                 reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●                 recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                 preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●                 to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause the Rating Agencies to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
Structural Overview

advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BBCMS 2023-C22
Structural Overview
of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.
■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to select the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BBCMS 2023-C22
Structural Overview

above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2023-C22 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BBCMS 2023-C22
Structural Overview
■ Dispute Resolution Provisions:

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2023-C22

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments (other than penalty charges and excess interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
Structural Overview

Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price (as defined in the Preliminary Prospectus). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                 special notices,

■                   summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                 an “Investor Q&A Forum,”

■                 a voluntary investor registry, and

■                 SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, SGFC, KeyBank, BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$68,833,334	Title:	Fee
Cut-off Date Principal Balance(1):	$68,833,334	Property Type – Subtype:	Retail – Various
% of IPB:	9.9%	Net Rentable Area (SF):	3,117,102
Loan Purpose:	Recapitalization	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	Global Net Lease, Inc.	Occupancy:	95.3%
Interest Rate:	6.44575%	Occupancy Date:	9/1/2023
Note Date:	8/30/2023	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	9/6/2033	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(7):	$27,051,928 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$33,695,199 (TTM 6/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$53,888,610
Call Protection(4):	L(12),YM1(14),DorYM1(87),O(7)	UW Expenses:	$17,916,793
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$35,971,817
Additional Debt(1):	Yes	UW NCF:	$33,409,746
Additional Debt Balance(1):	$191,166,666	Appraised Value / Per SF(8):	$508,200,000 / $163
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	7/31/2023

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$4,174,654	$596,379	N/A	Maturity Date Loan / SF:	$83
Insurance:	$5,240	$1,310	N/A	Cut-off Date LTV(8):	51.2%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV(8):	51.2%
TI / LC:	$0	Springing	N/A	UW NCF DSCR:	1.97x
Immediate Repairs:	$1,027,622	$0	N/A	UW NOI Debt Yield:	13.8%
Environmental Reserve:	$977,500	$0	N/A
Outstanding TI / LC:	$9,576,923	$0	N/A
Outstanding Free Rent:	$311,601	$0	N/A
Outstanding Gap Rent:	$241,832	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$260,000,000	100.0%	Return of Equity	$238,632,813	91.8%
			Reserves	$16,315,372	6.3
			Closing Costs	$5,051,814	1.9
Total Sources	$260,000,000	100.0%	Total Uses	$260,000,000	100.0%
(1)	The RTL Retail Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 17 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $260.0 million (the “RTL Retail Portfolio Whole Loan”). The Financial Information in the chart above reflects the RTL Retail Portfolio Whole Loan.
(2)	The borrowers are 29 Delaware limited liability companies and special purpose entities that are subsidiaries of The Necessity Retail REIT Operating Partnership, L.P. See the footnotes to Annex A-1 in the Preliminary Prospectus for the names of each entity.
(3)	Global Net Lease, Inc. and The Necessity Retail REIT, Inc. completed a merger on September 12, 2023. Before the expected merger, the borrower sponsor was The Necessity Retail REIT Operating Partnership, L.P., but with the completion of the merger, the borrower sponsor is now Global Net Lease, Inc. The borrower sponsor is affiliated with the borrower sponsor of the Healthcare Trust MOB Portfolio Whole Loan through common leadership.
(4)	Defeasance of the RTL Retail Portfolio Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 30, 2026. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid in full, but not in part, after the payment date in September 2024, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in March 2033. The RTL Retail Portfolio Whole Loan may be voluntarily prepaid at any time on or after the payment date in March 2033 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2023-C22 securitization trust in November 2023. The actual defeasance lockout period may be longer.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(6)	Historical cash flows are unavailable as 24 of the 29 RTL Retail Portfolio Properties were acquired in 2022 and such information is not available.
(7)	24 of the mortgaged properties were acquired between February 2022 and April 2022. For such mortgaged properties, 2022 cash flows only include financials from the acquisition date through December 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio
(8)	The Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $498,190,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are both 52.2%.

The Loan. The RTL Retail Portfolio mortgage loan (the “RTL Retail Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in a 3,117,102 square foot retail portfolio comprised of 29 properties located in 19 states (the “RTL Retail Portfolio Properties”). The RTL Retail Portfolio Whole Loan was co-originated by Barclays, BMO, Societe Generale Financial Corporation (“SGFC”) and KeyBank National Association (“KeyBank”), consists of 17 pari passu notes and accrues interest at a rate of 6.44575% per annum. Morgan Stanley Bank, N.A. (“MSNBA”) purchased Note A-3 from Barclays on September 21, 2023. The RTL Retail Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The controlling Note A-1, being contributed by Barclays, non-controlling Notes A-8 and A-11 being contributed by BMO, non-controlling Note A-4 being contributed by SGFC and non-controlling Notes A-15 and A-17 being contributed by KeyBank, respectively, with an aggregate Cut-off Date Balance of $68,833,334, will be included in the BBCMS 2023-C22 securitization trust. The RTL Retail Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C22 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,500,000	$28,500,000	BBCMS 2023-C22	Yes
A-2	32,500,000	32,500,000	BBCMS 2023-C21	No
A-3(1)	30,000,000	30,000,000	MSBNA	No
A-4	15,000,000	15,000,000	BBCMS 2023-C22	No
A-5(1)	18,800,000	18,800,000	SGFC	No
A-6(1)	12,500,000	12,500,000	SGFC	No
A-7(1)	10,033,333	10,033,333	SGFC	No
A-8	7,000,000	7,000,000	BBCMS 2023-C22	No
A-9	30,000,000	30,000,000	BBCMS 2023-C21	No
A-10(1)	14,000,000	14,000,000	BMO	No
A-11	5,333,334	5,333,334	BBCMS 2023-C22	No
A-12(1)	15,000,000	15,000,000	KeyBank	No
A-13(1)	11,000,000	11,000,000	KeyBank	No
A-14(1)	10,000,000	10,000,000	KeyBank	No
A-15	8,000,000	8,000,000	BBCMS 2023-C22	No
A-16(1)	7,333,333	7,333,333	KeyBank	No
A-17	5,000,000	5,000,000	BBCMS 2023-C22	No
Whole Loan	$260,000,000	$260,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The RTL Retail Portfolio Properties consist of 29 retail centers located in 19 different states and totaling 3,117,102 square feet. 27 of the RTL Retail Portfolio Properties are anchored, while the other two are shadow anchored. The RTL Retail Portfolio Properties were 95.3% occupied by 188 unique tenants as of September 1, 2023. The borrower sponsor acquired five of the RTL Retail Portfolio Properties in 2017 and the rest were acquired in 2022. Since the acquisition of the remaining 24 RTL Retail Portfolio Properties, occupancy of the RTL Retail Portfolio Properties has been at least 94.0%. Eight of the RTL Retail Portfolio Properties are anchored or shadow anchored by 11 tenants (the “Non-Collateral Tenants”), and the space occupied by the Non-Collateral Tenants is not part of the collateral securing the RTL Retail Portfolio Whole Loan. The information relating to the RTL Retail Portfolio Properties in this term sheet does not include any space occupied by the Non-Collateral Tenants, unless otherwise expressly stated herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – RTL Retail Portfolio

The following table presents certain information relating to the RTL Retail Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF(1)	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Northwoods Marketplace	North Charleston, SC	1998 / NAP	236,078	97.8%	$21,500,000	8.3%	$41,200,000	8.1%
The Centrum	Pineville, NC	1997 / 2020	274,446	79.9%(3)	$17,210,000	6.6%	$36,800,000	7.2%
Lawton Marketplace	Lawton, OK	2013 / 2023	196,715	98.9%	$16,180,000	6.2%	$31,000,000	6.1%
Carlisle Crossing	Carlisle, PA	2005 / NAP	152,487	95.3%	$15,760,000	6.1%	$30,200,000	5.9%
Southway Shopping Center	Houston, TX	1976-2011 / NAP	181,836	100.0%	$15,660,000	6.0%	$30,000,000	5.9%
Parkway Centre South	Grove City, OH	2004 / NAP	131,887	100.0%	$13,550,000	5.2%	$25,000,000	4.9%
Houma Crossing	Houma, LA	2008 / NAP	181,423	83.4%	$12,940,000	5.0%	$24,800,000	4.9%
North Lake Square	Gainesville, GA	2015, 2016 / NAP	140,116	99.0%	$12,790,000	4.9%	$24,500,000	4.8%
Liberty Crossing	Rowlett, TX	2007 / NAP	105,769	93.2%	$12,470,000	4.8%	$23,900,000	4.7%
Owensboro Town Center	Owensboro, KY	1992, 1996, 1997, 1999 / 2010, 2015	164,941	90.5%	$11,850,000	4.6%	$22,700,000	4.5%
Harbor Town Center	Manitowoc, WI	2005 / NAP	138,744	93.0%	$9,600,000	3.7%	$18,400,000	3.6%
Lord Salisbury Center	Salisbury, MD	2005 / NAP	113,821	98.8%	$9,140,000	3.5%	$15,600,000	3.1%
Terrell Mill Village	Marietta, GA	1974 / 2012	75,184	100.0%	$8,980,000	3.5%	$17,200,000	3.4%
The Ridge at Turtle Creek	Hattiesburg, MS	1992 / NAP	98,705	100.0%	$8,090,000	3.1%	$15,500,000	3.0%
Nordstrom Rack	Tampa, FL	1994 / NAP	45,457	97.7%	$7,720,000	3.0%	$14,800,000	2.9%
Ventura Place	Albuquerque, NM	2008 / NAP	66,595	96.0%	$7,350,000	2.8%	$14,090,000	2.8%
Quail Springs	Oklahoma City, OK	1984 / 2004	100,404	100.0%	$6,940,000	2.7%	$13,300,000	2.6%
Wallace Commons	Salisbury, NC	2008 / NAP	98,509	98.5%	$6,680,000	2.6%	$12,800,000	2.5%
Waterford Park South	Clarksville, IN	2005, 2006 / 2008	91,906	93.4%	$6,580,000	2.5%	$12,600,000	2.5%
Evergreen Marketplace	Evergreen Park, IL	2013 / NAP	49,842	100.0%	$5,950,000	2.3%	$11,400,000	2.2%
Derby Marketplace	Derby, KS	2015 / NAP	100,000	100.0%	$5,480,000	2.1%	$10,500,000	2.1%
Stoneridge Village	Jefferson City, MO	2008 / NAP	72,483	100.0%	$5,350,000	2.1%	$9,300,000	1.8%
FreshThyme & DSW	Fort Wayne, IN	1985 / 2014	49,033	100.0%	$3,910,000	1.5%	$7,500,000	1.5%
Crossroads Annex	Lafayette, LA	2012 / NAP	40,578	100.0%	$3,710,000	1.4%	$7,100,000	1.4%
Tellico Village	Loudon, TN	2008 / NAP	40,928	100.0%	$3,440,000	1.3%	$6,600,000	1.3%
Walmart Neighborhood Market	Summerville, SC	2015 / NAP	51,441	100.0%	$3,240,000	1.2%	$6,200,000	1.2%
PetSmart & Old Navy	Reynoldsburg, OH	2012 / NAP	28,970	100.0%	$2,970,000	1.1%	$5,700,000	1.1%
Sutters Creek	Rocky Mount, NC	1996 / NAP	80,004	100.0%	$2,690,000	1.0%	$5,150,000	1.0%
Mattress Firm & Panera Bread	Elyria, OH	2016 / NAP	8,800	100.0%	$2,270,000	0.9%	$4,350,000	0.9%
Total			3,117,102	95.3%	$260,000,000	100.0%	$508,200,000(2)	100.0%
(1)	Information is based on the underwritten rent roll dated September 1, 2023.
(2)	The total Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $498,190,000.
(3)	Occupancy excludes 11 non-collateral tenants at The Centrum mortgaged property, including Home Depot and Best Buy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 1 – RTL Retail Portfolio

Major Tenants.

Hobby Lobby Stores, Inc. (277,512 square feet; 8.9% of portfolio NRA; 5.4% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1972 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.7 billion in 2022, which was an approximately 20.3% year-over-year increase from 2021. Hobby Lobby occupies 55,126 square feet at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028 and three, five-year renewal options remaining. Hobby Lobby occupies 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031 and two, five-year renewal options remaining. Hobby Lobby occupies 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031 and two, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and four, five-year renewal options remaining. Hobby Lobby occupies 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030 and three, five-year renewal options remaining. Hobby Lobby does not have any termination options at any of the mortgaged properties.

Academy Sports and Outdoors (182,928 square feet; 5.9% of portfolio NRA; 5.2% of portfolio underwritten base rent). Academy Sports and Outdoors (“Academy Sports”) is a full-line sporting goods and outdoor recreation retailer throughout the U.S. Academy Sports was founded in 1938 and now operates 271 stores across 18 different states. Academy Sports has plans to expand by opening 13 to 15 stores in 2023 and 120 to 140 stores by the end of 2027. Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039 and three, five-year renewal options remaining. Academy Sports occupies 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035, and four, five-year renewal options remaining. Academy Sports occupies 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033, and three, five-year renewal options remaining. Academy Sports does not have any termination options at any of the mortgaged properties.

Ross Dress For Less (167,328 square feet; 5.4% of portfolio NRA; 4.8% of portfolio underwritten base rent). Ross Dress For Less (“Ross”) is an American chain of discount department stores headquartered in Dublin, California. Ross is the largest off-price retailer in the U.S., operating 1,704 stores in 40 different states, the District of Columbia and Guam. Ross reported 2022 revenues of $18.7 billion and was named a Fortune 500 company. Ross Stores Inc., the parent company of Ross, has approximately 100,000 employees. Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026 and three, five-year renewal options remaining. Ross occupies 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026 and two, five-year renewal options remaining. Ross occupies 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025 and four, five-year renewal options remaining. Ross occupies 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029 and four, five-year renewal options remaining. Ross occupies 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and two, five-year renewal options remaining. Ross occupies 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027 and has four, five-year renewal options remaining. Ross does not have any termination options at any of the mortgaged properties.

Environmental. According to the Phase I environmental reports (each, an “ESA”) each dated August 1, 2023, a recognized environmental condition (a “REC”) was found at the Terrell Mill Village mortgaged property (3.5% ALA, 2.4% of portfolio NRA) in connection with dry cleaning operations at the mortgaged property that included the use of Perchloroethylene, which impacted the soil and groundwater, from 1973 until approximately 2005. A subsurface investigation was recommended at the Terrell Mill Village mortgaged property in connection with the REC. Environmental insurance was obtained at origination of the RTL Retail Portfolio Whole Loan, with an expiration date of February 11, 2032, that will cover such contamination. At origination, the borrowers reserved $977,500 to cover the cost of further testing to determine certain vapor intrusion conditions exist and to mitigate any such intrusion, as described in the RTL Retail Portfolio Whole Loan documents. Additionally, a controlled recognized environmental condition (a “CREC”) was identified at the Evergreen Marketplace mortgaged property (2.3% ALA, 1.6% of portfolio NRA) in connection with the former use as a golf course, which contained an underground storage tank (“UST”) that caused a release into the soil. The UST case was issued a no further action determination with a use restriction, which states that the mortgaged property may only be used for industrial and commercial purposes. Based on report remediation activities, locations of the affected areas relative to the mortgaged property, and confirmation soil analytical results from a 2012 report, historical uses of the Evergreen Marketplace mortgaged

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio

property are considered a CREC and the ESA recommends continued compliance with the use restriction. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2020(2)(3)	2021(2)	2022	Current(4)
76.5%	90.7%	94.1%	95.3%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Based on occupancy statistics at the Liberty Crossing, Southway Shopping Center, Northwoods Marketplace, The Centrum, and Quail Springs mortgaged properties, which were acquired by the borrower sponsor in 2017. The other 24 mortgaged properties had not yet been acquired by the borrower sponsor, and such information was not available. These five mortgaged properties were 93.6% occupied as of the end of 2022 and 92.5% occupied as of September 1, 2023.
(3)	The 2020 historical occupancy of 76.5% is driven by The Centrum mortgaged property which was 39.0% occupied. The Centrum mortgaged property’s occupancy increased to 78.0% in 2021 driven by a new 20-year lease for 108,714 square feet to Super G Market, a family-owned grocery store.
(4)	Current Occupancy is as of September 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio
Top Ten Tenant Summary(1)
Tenant	Property / Property Count	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Sales PSF(4)	Occupancy Cost(4)
Hobby Lobby	5(5)	NR / NR / NR	277,512	8.9%	$7.74	$2,149,125	5.4%	Various(5)	NAV	NAV
Academy Sports	3(6)	NR / BB / NR	182,928	5.9	$11.27	$2,060,914	5.2%	Various(6)	NAV	NAV
Ross	6(7)	A2 / BBB+ / NR	167,328	5.4	$11.48	$1,921,113	4.8%	Various(7)	$552.59(8)	3.2%(8)
PetSmart	9(9)	B3 / B+ / NR	158,353	5.1	$15.38	$2,434,699	6.1%	Various(9)	NAV	NAV
Best Buy	4(10)	A3 / BBB+ / NR	150,981	4.8	$9.77	$1,475,221	3.7%	Various(10)	NAV	NAV
Kohls Corporation	2(11)	Ba3 / BB / BBB-	137,062	4.4	$6.89	$943,882	2.4%	1/31/2029	NAV	NAV
TJ Maxx	5(12)	A2 / A / NR	123,913	4.0	$10.11	$1,252,852	3.1%	Various(12)	$447.52(13)	3.8%(13)
Super G Mart	The Centrum	NR / NR / NR	108,714	3.5	$6.00	$652,284	1.6%	5/31/2042	NAV	NAV
Michaels	4(14)	Caa2 / B- / NR	88,275	2.8	$12.11	$1,069,053	2.7%	Various(14)	$151.34(15)	10.5%(15)
Five Below	9(16)	NR / NR / NR	79,239	2.5	$16.75	$1,326,940	3.3%	Various(16)	NAV	NAV
Top Ten Tenants			1,474,305	47.3%	$10.37	$15,286,082	38.4%

Non Top Ten Tenants			1,496,417	48.0%	$16.39	$24,519,919	61.6%

Occupied Collateral Total / Wtd. Avg.			2,970,722	95.3%	$13.40	$39,806,001	100.0%

Vacant Space			146,380	4.7%

Collateral Total			3,117,102	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2023 with rent steps through August 2024.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.
(4)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending March 31, 2023.
(5)	Hobby Lobby occupies 55,126 square feet at the Quail Springs mortgaged property with a lease expiration date of September 30, 2028, 55,710 square feet at the Sutters Creek mortgaged property with a lease expiration date of August 31, 2031, 56,676 square feet at the Houma Crossing mortgaged property with a lease expiration date of August 31, 2031, 55,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of September 30, 2030 and 55,000 square feet at the North Lake Square mortgaged property with a lease expiration date of October 31, 2030.
(6)	Academy Sports occupies 45,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of February 28, 2039, 75,760 square feet at The Ridge at Turtle Creek mortgaged property with a lease expiration date of January 31, 2035 and 62,168 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2033.
(7)	Ross occupies 27,657 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2026, 31,815 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2026, 27,623 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2025, 25,046 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of January 31, 2029, 30,187 square feet at the Lord Salisbury Center mortgaged property with a lease expiration date of January 31, 2026 and 25,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of January 31, 2027.
(8)	Based on sales for Ross at the Southway Shopping Center mortgaged property.
(9)	PetSmart occupies 20,087 square feet at the Liberty Crossing mortgaged property with a lease expiration date of January 31, 2024, 17,445 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 30, 2028, 13,858 square feet at the PetSmart & Old Navy mortgaged property with a lease expiration date of September 30, 2032, 20,087 square feet at the Waterford Park South mortgaged property with a lease expiration date of January 31, 2032, 12,157 square feet at the Stoneridge Village mortgaged property with a lease expiration date of January 31, 2027, 20,087 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of June 30, 2026, 23,197 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of August 31, 2033, 19,107 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2025 and 12,328 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2024.
(10)	Best Buy occupies 30,000 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2028, 43,278 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of November 25, 2028, 45,278 square feet at the Quail Springs mortgaged property with a lease expiration date of March 31, 2025 and 32,425 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of March 31, 2026.
(11)	Kohls Corporation occupies 68,423 square feet at the Harbor Town Center mortgaged property and 68,639 square feet at the Wallace Commons mortgaged property. Each lease expires on January 31, 2029.
(12)	TJ Maxx occupies 22,504 square feet at the Harbor Town Center mortgaged property with a lease expiration date of May 31, 2028, 29,409 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of January 31, 2027, 28,000 square feet at the Parkway Centre South mortgaged property with a lease expiration date of November 30, 2026, 24,000 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of August 31, 2028 and 20,000 square feet at the Derby Marketplace mortgaged property with a lease expiration date of March 31, 2026.
(13)	Based on sales at the Parkway Centre South mortgaged property.
(14)	Michaels occupies 23,327 square feet at the Northwoods Marketplace mortgaged property with a lease expiration date of February 28, 2026, 21,727 square feet at the Waterford Park South mortgaged property with a lease expiration date of February 28, 2026, 21,574 square feet at the Evergreen Marketplace mortgaged property with a lease expiration date of February 28, 2026 and 21,647 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of May 31, 2026.
(15)	Based on sales at the Carlisle Crossing and Northwoods Marketplace mortgaged properties.
(16)	Five Below occupies 8,474 square feet at the Liberty Crossing mortgaged property with a lease expiration date of February 29, 2032, 8,933 square feet at the Southway Shopping Center mortgaged property with a lease expiration date of January 31, 2027, 8,000 square feet at the Stoneridge Village mortgaged property with a lease expiration date of January 31, 2026, 9,450 square feet at the Carlisle Crossing mortgaged property with a lease expiration date of January 31, 2032, 9,000 square feet at the Owensboro Town Center mortgaged property with a lease expiration date of June 30, 2026, 9,330 square feet at the Parkway Centre South mortgaged property with a lease expiration date of January 31, 2032, 10,000 square feet at the Houma Crossing mortgaged property with a lease expiration date of January 31, 2029, 7,941 square feet at the Lawton Marketplace mortgaged property with a lease expiration date of January 31, 2030 and 8,111 square feet at the North Lake Square mortgaged property with a lease expiration date of July 31, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	146,380	4.7%	NAP	NA	P	146,380	0.0%	NAP	NAP
2023 & MTM	7	33,108	1.1	$653,123	1.6%		179,488	1.1%	$653,123	1.6%
2024	34	175,134	5.6	3,008,031	7.6		354,622	6.7%	$3,661,154	9.2%
2025	29	181,893	5.8	2,744,328	6.9		536,515	12.5%	$6,405,482	16.1%
2026	48	477,019	15.3	6,521,264	16.4		1,013,534	27.8%	$12,926,746	32.5%
2027	36	235,924	7.6	3,980,423	10.0		1,249,458	35.4%	$16,907,168	42.5%
2028	38	454,788	14.6	5,930,282	14.9		1,704,246	50.0%	$22,837,450	57.4%
2029	17	284,055	9.1	3,430,732	8.6		1,988,301	59.1%	$26,268,182	66.0%
2030	15	256,766	8.2	3,666,652	9.2		2,245,067	67.3%	$29,934,834	75.2%
2031	9	147,450	4.7	1,424,004	3.6		2,392,517	72.1%	$31,358,838	78.8%
2032	16	200,157	6.4	2,600,853	6.5		2,592,674	78.5%	$33,959,692	85.3%
2033	14	182,187	5.8	2,484,082	6.2		2,774,861	84.3%	$36,443,774	91.6%
2034 & Beyond	10	342,241	11.0	3,362,227	8.4		3,117,102	95.3%	$39,806,001	100.0%
Total	273	3,117,102	100.0%	$39,806,001	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2023 with rent steps through August 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio

The Market. The RTL Retail Portfolio Properties consist of 29 properties located across 19 different states. The RTL Retail Portfolio Properties are located in submarkets with average vacancy rates ranging from 0.6% to 7.5%. Market rent rate per square foot ranges from $5.48 to $34.98.

The following table presents certain market information relating to the RTL Retail Portfolio Properties:

Market Summary(1)
Northwood Marketplace	Location	Market	Submarket	UW Rental Rate PSF(2)(3)	Market Rent Rate PSF	Average Submarket Vacancy
Northwoods Marketplace	North Charleston, SC	Charleston	North Charleston	$14.01	$13.87	4.60%
The Centrum	Pineville, NC	Charlotte	Outer Southeast	$10.27	$11.57	3.00%
Southway Shopping Center	Houston, TX	Houston	Southwest	$14.20	$14.08	3.80%
Parkway Centre South	Grove City, OH	Columbus	Southwest	$16.67	$15.71	5.10%
Lawton Marketplace	Lawton, OK	Lawton MSA	Lawton	$14.07	$14.50	7.50%
Owensboro Town Center	Owensboro, KY	Owensboro MSA	Daviess County	$12.77	$12.68	4.10%
Carlisle Crossing	Carlisle, PA	Harrisburg	Harrisburg West	$16.34	$16.87	4.40%
North Lake Square	Gainesville, GA	Atlanta	Gainesville/Hall County	$13.11	$13.97	3.50%
Liberty Crossing	Rowlett, TX	Dallas-Fort Worth	Sachse/Rowlett	$17.69	$18.65	3.40%
Lord Salisbury Center	Salisbury, MD	Salisbury MSA	Wicomico County	$14.20	$13.34	5.50%
Ventura Place	Albuquerque, NM	Albuquerque	Far Northeast Heights	$16.59	$16.06	2.90%
Houma Crossing	Houma, LA	Houma-Thibodaux MSA	Houma	$11.52	$12.77	2.10%
Terrell Mill Village	Marietta, GA	Atlanta	Cumberland/Galleria	$19.19	$18.15	4.20%
Harbor Town Center	Manitowoc, WI	Green Bay MSA	Manitowoc County	$10.30	$10.24	2.50%
The Ridge at Turtle Creek	Hattiesburg, MS	Hattiesburg	Hattiesburg/South Area	$13.12	$13.33	2.30%
Waterford Park South	Clarksville, IN	Louisville MSA	South Clark County	$12.95	$15.60	3.70%
Nordstrom Rack	Tampa, FL	Hillsborough County	Central Tampa Submarket	$23.24	$23.23	1.80%
Wallace Commons	Salisbury, NC	Charlotte	Rowan County	$10.20	$10.46	2.00%
Quail Springs	Oklahoma City, OK	Oklahoma County	North Oklahoma City	$9.76	$11.00	5.10%
Evergreen Marketplace	Evergreen Park, IL	Chicago	Near South Cook	$16.85	$16.03	6.20%
Derby Marketplace	Derby, KS	Wichita	Derby-Haysville-Mulvane	$8.28	$10.79	2.30%
FreshThyme & DSW	Fort Wayne, IN	Fort Wayne MSA	North Fort Wayne	$13.31	$12.56	5.30%
Tellico Village	Loudon, TN	Knoxville	Loudon County	$12.64	$12.72	0.60%
Sutters Creek	Rocky Mount, NC	Nash, Wake, Franklin, Warren, Halifax, Edgecombe, Wilson, Johnston counties	Nash County	$6.13	$5.48	6.90%
PetSmart & Old Navy	Reynoldsburg, OH	Columbus	Fairfield County	$16.47	$16.50	4.40%
Stoneridge Village	Jefferson City, MO	Jefferson City	NAV	$15.52	$13.00	NAV
Walmart Neighborhood Market	Summerville, SC	Charleston	Dorchester County	$8.98	$9.55	6.40%
Mattress Firm & Panera Bread	Elyria, OH	Cleveland	Lorain County	$36.35	$34.98	3.00%
Crossroads Annex	Lafayette, LA	Lafayette MSA	Greater Lafayette	$16.39	$16.00	1.40%
Weighted Average				$13.40	$13.63	3.9%
(1)	Source: Appraisals dated between July 7, 2023 and July 25, 2023.
(2)	Based on the underwritten rent roll dated September 1, 2023.
(3)	Includes $326,233 of contractual rent steps through August 2024 and $101,189 of percentage rent across the portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio
Operating History and Underwritten Net Cash Flow(1)
	2022	TTM(2)	Underwritten	Per SF	%(3)
Rents in Place(4)	$30,907,670	$37,311,334	$39,378,579	$12.63	69.4%
Rent Steps(5)	0	0	326,233	$0.10	0.6
Straight Line Rent	0	0	7,000	$0.00	0.0
Percentage Rent	0	155,969	101,189	$0.03	0.2
Vacancy Gross Up	0	0	2,763,888	$0.89	4.9
Gross Potential Rent	$30,907,670	$37,467,303	$42,576,889	$13.66	75.1%
Total Reimbursements	10,208,401	11,658,704	14,147,963	$4.54	24.9
Net Rental Income	$41,116,072	$49,126,007	$56,724,852	$18.20	100.0%
Other Income	0	68,582	0	$0.00	0.0
(Vacancy/Credit Loss)	0	0	(2,836,243)	($0.91)	(5.0)
Effective Gross Income	$41,116,072	$49,194,589	$53,888,610	$17.29	95.0%

Taxes	5,916,899	6,767,608	6,913,585	$2.22	12.8
Insurance	1,195,587	1,243,194	2,053,265	$0.66	3.8
Maintenance	4,012,845	3,848,515	4,836,221	$1.55	9.0
Management Fee	1,550,658	1,956,924	1,886,101	$0.61	3.5
Other Expenses	1,388,155	1,683,149	2,227,621	$0.71	4.1
Total Expenses	$14,064,144	$15,499,390	$17,916,793	$5.75	33.2%

Net Operating Income	$27,051,928	$33,695,199	$35,971,817	$11.54	66.8%

TI/LC	0	0	2,040,576	$0.65	3.8
Cap Ex	0	0	521,495	$0.17	1.0

Net Cash Flow	$27,051,928	$33,695,199	$33,409,746	$10.72	62.0%
(1)	Based on the underwritten rent roll dated September 1, 2023.
(2)	TTM reflects the trailing 12 months ending June 30, 2023.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(4)	Since July 1, 2022, there has been 539,910 square feet (17.3% of NRA) of new leases or renewals representing approximately $8.1 million (20.5% of underwritten rents in place).
(5)	Includes contractual rent steps through August 2024.

The Borrowers. The borrowers are 29 Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the RTL Retail Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and guarantor was The Necessity Retail REIT Operating Partnership, L.P. (NASDAQ: RTL) prior to the completion of the Global Net Lease Merger (as defined below). At completion of the Global Net Lease Merger, Global Net Lease, Inc. became, and is currently, the borrower sponsor and guarantor. The Necessity Retail REIT Operating Partnership, L.P. (“RTL”) is a publicly traded real estate investment with a focus on acquiring and managing a diversified portfolio of primarily service-oriented and traditional retail and distribution related commercial real estate properties in the U.S. RTL has a portfolio consisting of 991 net leased properties in 46 different states and the District of Columbia totaling approximately 27.4 million square feet as of June 30, 2023. RTL’s portfolio was 92.7% leased with a 6.9 weighted average lease term remaining as of June 30, 2023. 66% and 37% of annualized straight-line rent in RTL’s single-tenant portfolio and from multi-tenant anchor tenants, respectively, was attributed to investment grade, or implied investment grade, tenants as of June 30, 2023. RTL reported revenue of approximately $106.7 million in the second quarter of 2023.

The Necessity Retail REIT, Inc. (“RTL Parent”) and Global Net Lease, Inc. completed a merger on September 12, 2023 (such merger of RTL Parent with Global Net Lease, Inc., the “Global Net Lease Merger”). RTL had been externally managed by AR Global Investments, LLC. However, the combined entity is now internally managed. Global Net Lease, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio

is a publicly traded real estate investment trust that specializes in sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets. Prior to the Global Net Lease Merger, as of June 30, 2023, Global Net Lease, Inc. had a portfolio consisting of 1,308 properties totaling approximately 66.9 million square feet. As of June 30, 2023, Global Net Lease, Inc.’s portfolio was 96% leased with a weighted average remaining lease term of 6.9 years.

Property Management. The RTL Retail Portfolio Properties are currently managed by Necessity Retail Properties, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $4,174,654 for real estate taxes, (ii) $5,240 for insurance premiums, (iii) $1,027,622 for deferred maintenance, (iv) $9,576,923 for outstanding TI/LCs, (v) $977,500 for the environmental reserve fund, (vi) $311,601 for outstanding free rent and (vii) $241,832 for gap rent.

Tax & Insurance Escrows – On a monthly basis, the borrowers are required to escrow approximately $596,379 for real estate taxes and $1,310 for insurance premiums. The borrowers are not required to make monthly tax deposits for an individual mortgaged property if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any taxes directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period (as defined below) is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease. The borrowers are not required to pay monthly insurance premiums if they obtain a blanket policy satisfactory to the lender or, in regard to an individual mortgaged property, if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any insurance premiums directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

Replacement Reserves – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.25 by the aggregate square footage of the RTL Retail Portfolio Properties (initially approximately $64,940 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $0.25 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the RTL Retail Portfolio Properties (initially approximately $389,638 per month). In the event of a partial release, the monthly deposit will be reduced by an amount equal to 1/12th of the product obtained by multiplying $1.50 by the total number of rentable square feet of the individual mortgaged property that is the subject of such partial release.

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below) and will terminate upon the cure of such Cash Sweep Event.

Lockbox / Cash Management. The RTL Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants (excluding any tenants who use VersaPay to pay their rent) at the RTL Retail Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the RTL Retail Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the RTL Retail Portfolio Whole Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a Debt Yield Trigger Event (as defined below), or (iii) a Hobby Lobby Trigger Event (as defined below). A Cash Sweep Event will end, with respect to clause (i), a cure of such event of default, with respect to clause (ii), (a) achieving a net cash flow debt yield of at least 9.95% for two consecutive calendar quarters, (b) the delivery by the borrowers to the lender of the Debt Yield Cure – Letter of Credit (as defined below), or (c) the borrowers’ completion of a Debt Yield Cure – Partial Prepayment (as defined below), with respect to clause (iii) the occurrence of a Hobby Lobby Trigger Event Cure (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio

A “Debt Yield Trigger Event” will commence upon (i) the net operating income debt yield being less than 9.95% for two consecutive calendar quarters or (ii) if the borrowers previously cured or prevented a Debt Yield Trigger Event by depositing a Debt Yield Cure – Letter of Credit with the lender, the expiration of the three month period that commenced on the date the borrowers delivered such Debt Yield Cure – Letter of Credit to the lender; provided, however, that a Debt Yield Trigger Event will not be deemed to have occurred if, within five business days of the date described in clause (i) or (ii) of this definition, the borrowers deposits with the lender the applicable Debt Yield Cure – Letter of Credit or completes the applicable Debt Yield Cure – Partial Prepayment.

A “Debt Yield Cure – Letter of Credit” means a letter of credit in an amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable date of determination if a Cash Sweep Period had been in effect during such time, as reasonably determined by the lender. Each Debt Yield Cure – Letter of Credit will be effective for a period of three months and the borrowers may continue to prevent subsequent Debt Yield Trigger Events after each three-month period by depositing with the lender additional Debt Yield Cure – Letters of Credit on, or prior to, the expiration of each such three-month period.

A “Debt Yield Cure – Partial Prepayment” means a partial prepayment of the loan in accordance with the RTL Retail Portfolio Whole Loan documents in an amount (including any required yield maintenance premium) that results in a reduction of the then-outstanding balance of the RTL Retail Portfolio Whole Loan to achieve a net cash flow debt yield equal to or greater than 9.95% for the trailing 12-month period.

A “Hobby Lobby Trigger Event” will occur if Hobby Lobby or its parent company, or the guarantor of any Hobby Lobby lease, becomes a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court; provided, however, a Cash Sweep Event will not be deemed to have occurred, and a Cash Sweep Period will not commence, solely as a result of a Hobby Lobby Trigger Event if a Hobby Lobby Reserve Funds Cap Cure (as defined below) occurs within five business days of such Hobby Lobby Trigger Event.

“Hobby Lobby Trigger Event Cure” means that (i) the borrowers provide the lender with (a) reasonably satisfactory evidence that the assets of Hobby Lobby or its parent company or lease guarantor are no longer subject to the jurisdiction of the bankruptcy court, and (b) satisfactory evidence that each Hobby Lobby lease or its guaranty (as applicable) has been affirmed and is in full force and effect, including an updated tenant estoppel certificate from Hobby Lobby that is reasonably acceptable to the lender confirming that each Hobby Lobby lease is in full effect, Hobby Lobby is paying full contractual rent, without offset or free rent credit and that there is no default by either party under any Hobby Lobby lease; (ii) the satisfaction of the Hobby Lobby Replacement Lease Criteria (as defined below); or (iii) occurrence of a Hobby Lobby Reserve Funds Cap Cure.

“Hobby Lobby Reserve Funds Cap Cure” means that (i) the borrowers have deposited with the lender an amount in cash equal to the Hobby Lobby Reserve Funds Cap (as defined below), (ii) during the applicable Cash Sweep Period, the amount on deposit in the excess cash flow reserve account at any time exceeds the Hobby Lobby Reserve Funds Cap, or (iii) the borrowers have deposited with the lender a Hobby Lobby letter of credit, which is an amount equal to the Hobby Lobby Reserve Funds Cap.

“Hobby Lobby Reserve Funds Cap” means an amount equal to (i) $4,295,952.13, less (ii) if applicable, the Hobby Lobby Replacement Rent Amount (as defined below).

“Hobby Lobby Replacement Rent Amount” means, following the occurrence of a Hobby Lobby Trigger Event and the execution of one or more Hobby Lobby replacement leases that demise a portion (but not all) of the Hobby Lobby premises, an amount equal to base rent required to be paid by each replacement tenant to the borrowers under the applicable replacement lease for the two year period immediately subsequent to the effective date of such replacement lease.

“Hobby Lobby Replacement Lease Criteria” means (i) the borrowers have entered into one or more Hobby Lobby replacement leases; (ii) each Hobby Lobby replacement tenant is in physical occupancy of the space covered by the applicable replacement lease; and (iii) the borrowers provide the lender with (a) a copy of each executed Hobby Lobby replacement lease, (b) a tenant estoppel certificate in form and substance reasonably satisfactory to the lender executed by each Hobby Lobby replacement tenant which confirms that such replacement lease is in full effect and such replacement tenant is in physical occupancy of the space and paying full contractual rent, (c) upon request of the lender, unless the Hobby Lobby replacement lease is fully subordinate to the loan by its terms, a subordination, non-disturbance and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 1 – RTL Retail Portfolio

attornment agreement in form and substance satisfactory to the lender executed by each Hobby Lobby replacement tenant and the lender, (d) satisfactory evidence that the borrowers have performed and paid for all tenant improvements relating to such Hobby Lobby replacement tenant and that there are no unpaid leasing commissions associated with such Hobby Lobby replacement tenant, and (e) an updated rent roll.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following the payment date in (a) September 2024 (with payment of a yield maintenance premium) or (b) on any payment date following the earlier of two years following the last note to be securitized or August 30, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may obtain the release any of the RTL Retail Portfolio Properties with 15 days’ notice if the following conditions (among others) are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the RTL Retail Portfolio Whole Loan documents; (iii) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 2.01x and (B) the net cash flow debt service coverage ratio immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, then the net cash flow debt service coverage ratio with respect to the remaining individual mortgaged properties will be no less than the net cash flow debt service coverage ratio immediately prior to the partial release; (iv) as of the date of consummation of the partial release, (a) if 70% or more of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt yield with respect to the remaining individual mortgaged properties will be no less than the greater of (A) 13.11% and (B) the net cash flow debt yield immediately prior to the partial release or (b) if less than 70% of the aggregate rentable square footage of such released property is occupied by tenants as of the partial release date, the net cash flow debt yield with respect to the remaining individual mortgaged property will be no less than the net cash flow debt yield immediately prior to the partial release; and (v) payment of the release amount equal to 115% of the allocated loan amount for such individual property (including any applicable yield maintenance premium).

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 2 – The Muse & Eden Pointe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 2 – The Muse & Eden Pointe

DFW Intl. Airport 16 miles
Fort Worth 22 miles
Commerce St
Downtown
Tom Landry Frwy
Malcolm X Blvd
DART
Methodist Dallas Medical Ctr.
Grand Prairie
Fort Worth Ave
DALLAS
Davis St
Hampton Rd
Jefferson Blvd
Cockrell Hill
Oak Cliff
Dallas Naval Air Station
Mountain Valley North Park
Dallas Zoo
Cedar Crest
Kiest Blvd
Mountain Creek Lake
Mountain View College
Cockrell Hill Rd
Westmoreland Rd
RED LINE
Wynnewood Village
Cedar Crest GC
Illinois Ave
Mountain View Plaza
Wynnewood North
Dallas Baptist University
DALLAS COUNTY
Oak Cliff Nature Preserve
Kiest Park
Kiest Blvd
Kiestwood Village
Polk St
Sunnyvale St
PEPSI Technology Process Center
Standard Meat Co.
Westcliff Plaza
BLUE LINE
VA North Texas Health Care System
Mountain Valley Park
Duncanville Rd
Ledbetter Dr
Marsalis Ave
College Park
Redbird
S. Westmoreland Rd
Dallas Executive Airport
Wolf Creek
Red Bird Ln
Houston School Rd
Simpson Stuart Rd
LBJ Frwy
Camp Wisdom Rd
The Shops at RedBird
Camp Wisdom Rd
Duncanville

The Muse & Eden Pointe

1 The Muse	Dallas, TX
2 Eden Pointe	Houston, TX

Park Ten Place
ENERGY CORRIDOR
Shell Oil Company
George Bush Intctl. Airport 28 miles
Houston Comm. Coll. - Spring Branch
Memorial City
Downtown Houston 11 miles
Katy Frwy
BP Energy
ConocoPhillips World HQ
Darrell Tully Stadium
CITYCENTRE
Memorial City Medical Center
Memorial City Mall
Hedwig Village
Marubeni Oil & Gas
Town & Country Village
Memorial Dr
HOUSTON
George Bush Park
Lakeside CC
Bunker Hill Village
Piney Point Village
Westlake
Gessner Rd
Addicks-Howell Rd
Eldridge Pkwy
Dairy Ashford Rd
Briar Forest Dr
Sam Houston Tollway
HARRIS COUNTY
BMC
Phillips 66 Corp. Office
Village at West Oaks
Westheimer Rd
Westheimer Commons
Woodlake Square
Westheimer Rd
West Oaks Mall
Market Square at Eldridge
Houston Comm. College - Alief Hayes Campus
Cameron LNG Headquarters
HCA Houston Healthcare West
Richmond Ave
Richmond Ave
Fondren Rd
Westpark Dr
Wilcrest Dr
Royal Oaks CC
Westpark Dr
Gessner Rd
Westpark Tollway
Westpark Tollway
CGG

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 2 – The Muse & Eden Pointe
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2, Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$66,000,000	Title(5):	Leasehold
Cut-off Date Principal Balance(1):	$66,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	9.5%	Net Rentable Area (Units):	1,001
Loan Purpose:	Refinance	Location:	Various, TX
Borrowers:	Eden Pointe, LLC and The Muse 3035, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Swapnil Agarwal	Occupancy:	86.4%
Interest Rate:	7.36400%	Occupancy Date:	8/15/2023
Note Date:	10/4/2023	4th Most Recent NOI (As of)(6):	$4,866,735 (Various)
Maturity Date:	10/6/2033	3rd Most Recent NOI (As of):	$3,825,690 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,641,462 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(7):	$5,225,858 (TTM 7/31/2023)
Original Amortization:	None	UW Economic Occupancy:	82.4%
Amortization Type:	Interest Only	UW Revenues:	$13,749,554
Call Protection(2):	L(25),D(91),O(4)	UW Expenses:	$5,866,508
Lockbox / Cash Management(3):	Soft / In Place	UW NOI(7):	$7,883,046
Additional Debt(1):	Yes	UW NCF:	$7,632,796
Additional Debt Balance(1):	$15,610,000	Appraised Value / Per Unit(8):	$127,400,000 / $127,273
Additional Debt Type(1):	Pari Passu	Appraisal Date(8):	10/1/2023

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$81,528
Taxes:	$395,182	Springing	N/A	Maturity Date Loan / Unit:	$81,528
Insurance:	$251,319	$50,264	N/A	Cut-off Date LTV:	64.1%
Replacement Reserves:	$876,000	$20,854	N/A	Maturity Date LTV:	64.1%
Immediate Repairs:	$1,613,726	$0	N/A	UW NCF DSCR:	1.25x
PFC Payments Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$81,610,000	100.0%	Loan Payoff	$60,414,114	74.0%
			Closing Costs(9)	10,067,053	12.3
			Return of Equity	7,992,607	9.8
			Upfront Reserves	3,136,227	3.8
Total Sources	$81,610,000	100.0%	Total Uses	$81,610,000	100.0%
(1)	The Muse & Eden Pointe Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $81.61 million (“The Muse & Eden Pointe Whole Loan”). The Financial Information in the chart above reflects The Muse & Eden Pointe Whole Loan.
(2)	Defeasance of The Muse & Eden Pointe Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 4, 2026. The assumed defeasance lockout period of 25 payments beginning with the first payment due on November 6, 2023, is based on the anticipated closing date of the BBCMS 2023-C22 securitization in November 2023. The actual defeasance lockout period may be longer.
(3)	The Muse & Eden Pointe Whole Loan is structured with in-place cash management and provides full recourse to the guarantor until the Tax Exemption (as defined below) under the Public Facility Corporation Program (“PFC Program”) is granted for The Muse & Eden Pointe Properties (as defined below). See “Lockbox / Cash Management” below for further information.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The Muse & Eden Pointe Properties are each encumbered by a 99-year ground lease as part of the PFC Program. See “The Properties” below for further information.
(6)	The 4th Most Recent NOI is as of the trailing 12 months dated December 31, 2020 for the Eden Pointe Property (as defined below) and as of the trailing 12 months dated September 30, 2020 for The Muse Property (as defined below).
(7)	The difference between UW NOI and the Most Recent NOI is primarily due to the anticipated real estate taxes savings related to the admissions of The Muse & Eden Pointe Properties into the PFC Program ($2.0 million), increases in rent per unit (approximately $316,000) and a decrease in insurance expenses (approximately $351,000).
(8)	The Appraised Value shown represents the combined “Prospective As Encumbered” values of the leasehold interests for The Muse & Eden Pointe Properties, which assume The Muse & Eden Pointe Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment (as defined below) is subordinate to The Muse & Eden Pointe Whole Loan. The market-based “As Is” appraised values, which assume no Tax Exemptions for The Muse Property and the Eden Pointe Property, are $71,400,000 and $23,800,000, respectively. See “The Properties” below for further information.
(9)	Closing Costs include approximately $4.3 million in origination fees and approximately $3.0 million in upfront fees and related legal fee reimbursements paid to the TEHPFC (as defined below) as a condition for admission into the PFC Program.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 2 – The Muse & Eden Pointe

The Loan. The Muse & Eden Pointe mortgage loan (“The Muse & Eden Pointe Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ leasehold interests in two garden-style multifamily properties located in Dallas, Texas and Houston, Texas (“The Muse Property” and the “Eden Pointe Property”, and collectively, “The Muse & Eden Pointe Properties”). The Muse & Eden Pointe Whole Loan was co-originated by Argentic Real Estate Finance 2 LLC (“AREF2”) and Barclays Capital Real Estate Inc. The Muse & Eden Pointe Whole Loan consists of five pari passu notes and accrues interest at a rate of 7.36400% per annum. The Muse & Eden Pointe Whole Loan has a 10-year term, is interest only for the entire term, and accrues interest on an Actual/360 basis. The controlling Note A-1-1 and non-controlling Notes A-1-2, A-2-1, and A-2-2, with an aggregate original principal balance of $66,000,000, will be included in the BBCMS 2023-C22 securitization trust. The remaining non-controlling Note A-1-3 is currently held by AREF2 and is expected to be contributed to one or more future securitization trust(s). The Muse & Eden Pointe Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C22 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BBCMS 2023-C22	Yes
A-1-2	3,390,000	3,390,000	BBCMS 2023-C22	No
A-1-3(1)	15,610,000	15,610,000	AREF2	No
A-2-1	16,305,000	16,305,000	BBCMS 2023-C22	No
A-2-2	16,305,000	16,305,000	BBCMS 2023-C22	No
Whole Loan	$81,610,000	$81,610,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Muse & Eden Pointe Properties consist of two garden-style multifamily properties located in Dallas, Texas and Houston, Texas. The following table presents certain information relating to The Muse & Eden Pointe Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	Number of Units	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	% of Appraised Value
The Muse	Dallas, TX	1969 / 2018	804	86.7%	$63,450,000	77.7%	$97,600,000	76.6%
Eden Pointe	Houston, TX	1972 / 2019-2020	197	85.3%	18,160,000	22.3	29,800,000	23.4
Total/Wtd. Avg.			1,001	86.4%	$81,610,000	100.0%	$127,400,000	100.0%
(1)	Occ. % is as of the underwritten rent rolls dated August 15, 2023.
(2)	The Appraised Values shown represent the “Prospective As Encumbered” values of the leasehold interests for The Muse & Eden Pointe Properties, which assume The Muse & Eden Pointe Properties are encumbered by a ground lease as part of the PFC Program and that the Tax Savings Payment is subordinate to The Muse & Eden Pointe Whole Loan.

The Muse. The Muse Property is an 804-unit garden-style multifamily property in Dallas, Texas, located approximately nine miles southwest of the Dallas central business district. Constructed in 1969 and most recently renovated in 2018, The Muse Property consists of 102 two- and three- story buildings situated on an approximately 43.9-acre site. Since The Muse Property was acquired in October 2020, the borrower sponsor has invested approximately $1.5 million in various renovation projects. The Muse Property offers amenities such as a fitness center, laundry facility, courtesy patrol, and business center. The unit mix includes 22 studio, 233 one-bedroom, 369 two-bedroom, and 180 three-bedroom floorplans, with an average unit size of 926 square feet. Unit amenities include balcony/patio, ceiling fans, dishwasher, walk-in closets, and fireplaces in select units. The Muse Property features 1,376 parking spaces, resulting in a parking ratio of approximately 1.7 spaces per unit. As of August 15, 2023, The Muse Property was 86.7% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 2 – The Muse & Eden Pointe
The Muse Property – Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	22	2.7%	19	86.4%	421	$812	$1.94
One Bedroom	233	29.0%	198	85.0%	644	$964	$1.50
Two Bedroom	369	45.9%	308	83.5%	971	$1,214	$1.24
Three Bedroom	180	22.4%	172	95.6%	1,259	$1,466	$1.16
Total/Wtd. Avg.	804	100.0%	697	86.7%	926	$1,194	$1.27
(1)	Based on the underwritten rent roll dated August 15, 2023.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Eden Pointe. The Eden Pointe Property is a 197-unit garden-style multifamily property in Houston, Texas, located approximately 15 miles west of Downtown Houston. Constructed in 1972 and most recently renovated from 2019-2020, the Eden Pointe Property consists of 21 two-story buildings situated on an approximately 9.0-acre site. Since the Eden Pointe Property was acquired in December 2017, the borrower sponsor has invested approximately $1.4 million on various renovation projects. The Eden Pointe Property offers amenities such as a fitness center, gated access, playground, laundry facility, and swimming pool. The unit mix includes 61 one-bedroom, 80 two-bedroom, 40 three-bedroom, and 16 four-bedroom floorplans, with an average unit size of 1,028 square feet. Unit amenities include granite countertops, dishwashers, ceiling fans, stainless steel or white/black appliances, and balcony/patio in select units. The Eden Pointe Property features 338 parking spaces, resulting in a parking ratio of approximately 1.7 spaces per unit. As of August 15, 2023, the Eden Pointe Property was 85.3% occupied.

The lender escrowed an upfront replacement reserve of $876,000 for future approved capital expenses at The Muse & Eden Pointe Properties, which the sponsor intends to invest $2,500 per unit for unrenovated units and $1,000 per unit for partially renovated units.

Eden Pointe Property - Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
One Bedroom	61	31.0%	53	86.9%	658	$931	$1.41
Two Bedroom	80	40.6%	64	80.0%	1,029	$1,240	$1.21
Three Bedroom	40	20.3%	36	90.0%	1,288	$1,697	$1.32
Four Bedroom	16	8.1%	15	93.8%	1,778	$1,867	$1.05
Total/Wtd. Avg.	197	100.0%	168	85.3%	1,028	$1,296	$1.25
(1)	Based on the underwritten rent roll dated August 15, 2023.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Pursuant to the PFC Program, in the State of Texas, a property will be exempt from all property taxes (the “Tax Exemption”) if it meets certain conditions including, among other things, (i) a portion of the property is utilized for the purpose of affordable housing; and (ii) the fee interest to the property is owned by the governing body overseeing the PFC Program. In order to receive the Tax Exemption, The Muse & Eden Pointe Properties are required to set aside or rent at least 50% of the units to tenants earning less than 80% of the area median income (“AMI”) established by the Department of Housing and Urban Development for the applicable metropolitan area (the "Affordable Units"), with at least 3% of the Affordable Units reserved for individuals and families earning no more than 30% of the applicable AMI (the “30% Units”) and at least 10% of the Affordable Units reserved for individuals and families earning no more than 60% of the applicable AMI, inclusive of the 30% Units. Furthermore, the monthly rents for the Affordable Units cannot exceed 35% of the stated percentage multiplied by the AMI, divided by 12. The income and rent limits are not required to be adjusted for family size and the Affordable Units can be allocated among the various unit types within an individual property and as selected by the borrowers. With the exception of a small percentage of units, the in-place rents at The Muse & Eden Pointe Properties currently generally comply with the rent limits under the PFC documents. The appraiser concluded the rental rates are currently below maximum allowable rental rates for most units. At the origination of The Muse & Eden Pointe Whole Loan, the borrowers entered into a 99-year ground lease between the Texas Essential Housing Public Facility Corporation (“TEHPFC”), as ground lessor, and the applicable borrower, as ground lessee (see “Ground Lease” below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 2 – The Muse & Eden Pointe

The following table presents the rent restrictions under the PFC Program for The Muse & Eden Pointe Properties:

Rent Restrictions Summary(1)
Property	30% of AMI	60% of AMI	80% of AMI	Average In-Place Monthly Rental Rate(2)
The Muse	$924	$1,848	$2,464	$1,194
Eden Pointe	$816	$1,631	$2,175	$1,296
(1)	Information obtained from the appraisals.
(2)	Based on the underwritten rent rolls dated August 15, 2023.

Concurrent with the origination of The Muse & Eden Pointe Whole Loan, all necessary documentation for admissions into the PFC Program was effectuated and as such, The Muse & Eden Pointe Properties are part of the PFC Program; however, the Tax Exemption has not yet been granted by the central appraisal districts. The review and processing time frame for the applicable central appraisal districts to issue tax exemptions have historically ranged from three to six months on average. The Muse & Eden Pointe Whole Loan is structured with in-place cash management and provides full recourse to the guarantor until such time as the Tax Exemption is approved and made effective with the applicable central appraisal districts. Once issued, the Tax Exemption is expected to be retroactive to the date fee ownership in The Muse & Eden Pointe Properties was transferred by the borrowers to the TEHPFC (on or about October 4, 2023) and continues for the term of the related ground lease or until its earlier termination. No real estate taxes were underwritten due to entry into the PFC Program.

The Muse & Eden Pointe Whole Loan documents require the borrowers to partially prepay (in conjunction with the applicable payment of yield maintenance premium) The Muse & Eden Pointe Whole Loan within 30 days in the amount necessary for The Muse & Eden Pointe Properties to satisfy both a debt service coverage ratio of 1.25x and a debt yield of 9.35% (“PFC Termination Prepayment”), if in relation to either of The Muse & Eden Pointe Properties, either (i) the Tax Exemption is not granted by October 4, 2024 or (ii) the PFC Program documents applicable to such property are terminated, the Tax Exemption is lost and/or the applicable borrower otherwise surrenders the leasehold estate created by its ground lease with the TEHPFC and such borrower acquires the fee interest in the applicable property. The Muse & Eden Pointe Whole Loan documents provide recourse to the guarantor for the PFC Termination Prepayment.

The counsel for the TEHPFC issued a legal opinion for the benefit of the borrowers and lender opining that The Muse & Eden Pointe Properties (including both the fee and leasehold interest therein) should be held by the Chief Appraiser for Dallas and Harris Counties to be exempt from ad valorem taxation under the Texas Property Tax Code. We cannot assure you that the Tax Exemption will be obtained as expected or at all. As of loan origination, the unabated real estate taxes for the 2023 tax year for The Muse Property have been paid in full and the unabated real estate taxes for the 2023 tax year for the Eden Pointe Property were deposited into a real estate tax reserve.

Environmental. According to the Phase I environmental assessments dated July 26, 2023, there was no evidence of any recognized environmental conditions at The Muse & Eden Pointe Properties.

Historical and Current Occupancy
	2020(1)	2021(1)	2022(1)	Current(2)
The Muse	90.8%	94.8%	89.6%	86.7%
Eden Pointe	93.9%	96.5%	84.3%	85.3%
Weighted Average	91.4%	95.1%	88.5%	86.4%
(1)	Historical occupancies represent the occupancy as of December of each respective year. The decrease in occupancy was primarily due to evictions of delinquent tenants and down units as a result of renovations.
(2)	Current occupancy is as of August 15, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 2 – The Muse & Eden Pointe
Operating History and Underwritten Net Cash Flow
	Various(1)	2021	2022	TTM(2)	Underwritten	Per Unit	%(3)
Rents In-Place	$10,559,689	$10,912,275	$11,939,269	$12,287,735	$12,603,294	$12,591	105.3%
Vacant Rent	0	0	0	0	1,922,160	1,920	16.1
Gross Potential Rent	$10,559,689	$10,912,275	$11,939,269	$12,287,735	$14,525,454	$14,511	121.3%
(Vacancy/Concessions/Credit Loss)	(354,350)	(755,674)	(618,323)	(631,426)	(2,553,586)	(2,551)	(21.3)
Net Rental Income	$10,205,339	$10,156,600	$11,320,946	$11,656,309	$11,971,867	$11,960	100.0%
Total Reimbursements	317,866	399,719	779,822	886,315	886,315	885	7.4
Other Income(4)	475,676	592,019	790,099	891,372	891,372	890	7.4
Effective Gross Income	$10,998,881	$11,148,338	$12,890,868	$13,433,996	$13,749,554	$13,736	114.8%

Total Expenses	$6,132,146	$7,322,649	$8,249,406	$8,208,138	$5,866,508	$5,861	42.7%

Net Operating Income(5)	$4,866,735	$3,825,690	$4,641,462	$5,225,858	$7,883,046	$7,875	57.3%

Total TI/LC, Capex/RR	0	0	0	0	250,250	250	1.8

Net Cash Flow	$4,866,735	$3,825,690	$4,641,462	$5,225,858	$7,632,796	$7,625	55.5%
(1)	As of the trailing 12 months dated December 31, 2020 for the Eden Pointe Property and as of the trailing 12 months dated September 30, 2020 for The Muse Property.
(2)	TTM column represents the trailing 12 months ending July 2023.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.
(4)	Other Income is comprised of late fees, termination fees, cleaning charges, and other miscellaneous fees.
(5)	The difference between Underwritten Net Operating Income and the TTM Net Operating Income is primarily due to the elimination of real estate taxes ($2.0 million), increase in rental revenue (approximately $316,000) and decrease in insurance expense (approximately $351,000).

The Markets. The Muse Property is located in Dallas, Texas, approximately nine miles southwest of the Dallas central business district. Primary access is provided by Interstate 35, which provides access to the greater Dallas-Fort Worth metropolitan area. Demand drivers within close proximity to The Muse Property include the Dallas Zoo (4.0 miles), the Bishop Arts District (3.8 miles), and The Shops at Redbird (3.1 miles). The estimated 2023 population within a one-, three-, and five-mile radius is 11,958, 128,672, and 295,812, respectively. Additionally, for the same period, the median household income within a one-, three-, and five-mile radius was $53,095, $50,801, and $47,767. According to the appraisal, The Muse Property is located within the Oak Cliff multifamily submarket. As of the first quarter of 2023, the Oak Cliff multifamily submarket had an inventory of 18,703 units, a vacancy rate of 10.3%, and average rental rates of $1,313 per unit. The appraisal concluded to market rents of $675-$870 for studio units, $790-$1,100 for one-bedroom units, $1,070-$1,375 for two-bedroom units, and $1,300-$1,475 for three-bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 2 – The Muse & Eden Pointe

The following table presents multifamily rental data at comparable properties with respect to The Muse Property:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occupancy	Number of Units	Average Unit Size (SF)	Average Asking Rent ($/month)	Average Asking Rent ($/SF)
The Muse	1969 / 2018	86.7%	804	926	$1,194(2)	$1.27
Dallas, TX
Hampton Terrace	1969 / 2015	95.0%	244	882	$1,041	$1.18
Dallas, TX
Walton Walker Place	1987 / N/A	100.0%	67	576	$1,167	$2.03
Dallas, TX
Westridge Apartments	1964 / N/A	100.0%	124	884	$1,026	$1.16
Dallas, TX
Park Creek Manor	1968 / 1997	100.0%	322	798	$1,260	$1.58
Dallas, TX
Westwood	1969 / 2010	100.0%	187	924	$1,062	$1.15
Dallas, TX
Windsor Forest	1974 / N/A	100.0%	160	889	$1,137	$1.28
Dallas, TX
(1)	Source: Appraisal, except for The Muse Property, which information is based on the underwritten rent roll dated August 15, 2023.
(2)	Represents the average in-place rents of occupied units.

The Eden Pointe Property is located in Houston, Texas, approximately 15 miles west of Downtown Houston. Primary access is provided by the Sam Houston Tollway, which provides access to the greater Houston area. Demand drivers within close proximity to the Eden Pointe Property include Westchase Business District (1.0 mile), Memorial City Mall (2.6 miles), and Houston’s Energy Corridor (4.0 miles). The estimated 2023 population within a one-, three-, and five-mile radius is 24,949, 185,328, and 469,685, respectively. Additionally, for the same period, the median household income within a one-, three-, and five-mile radius was $61,902, $59,977, and $55,811. According to the appraisal, the Eden Pointe Property is located within the Westchase/Woodlake multifamily submarket. As of the first quarter of 2023, the Westchase/Woodlake multifamily submarket had an inventory of 41,075 units, a vacancy rate of 11.6%, and average rental rates of $1,223 per unit. The appraisal concluded to market rents of $670-$1,255 for one-bedroom units, $1,040-$1,450 for two-bedroom units, $1,665-$1,675 for three-bedroom units, and $1,895-$1,950 for four-bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 2 – The Muse & Eden Pointe

The following table presents multifamily rental data at comparable properties with respect to the Eden Pointe Property:

Comparable Multifamily Rental Summary(1)
Property Name/Location	Year Built / Renovated	Occupancy	Number of Units	Average Unit Size (SF)	Average Asking Rent ($/month)	Average Asking Rent ($/SF)
Eden Pointe	1972 / 2019-2020	85.3%	197	1,028	$1,296(2)	$1.25
Houston, TX
Gracie Square	1978 / N/A	100.0%	223	1,200	$1,390	$1.16
Houston, TX
Estates at Avenstar	1974 / N/A	94.0%	592	1,047	$1,085	$1.04
Houston, TX
Arden Terrace	1975 / N/A	92.0%	122	1,204	$1,272	$1.06
Houston, TX
Ashford Cove at Briar Forest	1978 / N/A	93.0%	296	791	$1,197	$1.51
Houston, TX
The Quinn at Westchase	1979 / N/A	97.0%	369	804	$957	$1.19
Houston, TX
The Corridor at Westchase	1979 / 2018	94.0%	369	804	$1,006	$1.25
Houston, TX
(1)	Source: Appraisal, except for the Eden Pointe Property, which information is based on the underwritten rent roll dated August 15, 2023.
(2)	Represents the average in-place rents of occupied units.

The Borrowers. The borrowers are The Muse 3035, LLC and Eden Pointe, LLC, each a Delaware limited liability company and special purpose entity with two independent directors. A non-consolidation opinion was provided in connection with the origination of The Muse & Eden Pointe Whole Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Swapnil Agarwal. Swapnil Agarwal is the founder and managing principal of Nitya Capital. Nitya Capital, based in Houston, Texas, is a real estate investment firm that owns and manages approximately $2 billion in real estate assets across the United States. Since inception in 2013, Nitya Capital has acquired over 20,000 multifamily units, 627 student housing units, 1.0 million square feet of office, and approximately 300,000 square feet of retail/mixed-use space. Nitya Capital currently owns 78 properties, totaling approximately 18 million square feet.

Property Management. The Muse & Eden Pointe Properties are managed by KPM Multifamily, LLC and KPM Property Management, LLC, respectively, both of whom are affiliates of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited $395,182 for property taxes, approximately $251,319 for insurance premiums, $1,613,726 for deferred maintenance, and $876,000 for future approved capital expenses.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the property taxes (taking into account any Tax Exemption in effect with respect to The Muse & Eden Pointe Properties) that the lender estimates will be payable during the next 12 months, provided the borrowers will not be required to make the monthly escrow for either of The Muse & Eden Pointe Properties as described herein until the earlier to occur of the following in relation to such property: (A) the Tax Exemption is not formally granted by the applicable central appraisal district or (B) there is a PFC Termination Prepayment as a result of the failure to timely obtain the Tax Exemption.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premium, which currently equates to approximately $50,264.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $20,854 for replacement reserves (approximately $250 per unit annually).

PFC Payments Reserves – The lender is required to maintain a subaccount (the “PFC Payments Subaccount”) as a reserve for the PFC Payments (as defined below). The borrowers are not required to make monthly deposits in the PFC Payments Subaccount in respect of PFC Payments so long as (i) no event of default has occurred and is continuing and (ii) the borrowers deliver evidence reasonably acceptable to the lender that the PFC Payments due under the PFC documents are paid on or prior to the applicable due date in accordance with the PFC documents. To the extent deposits are required,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 2 – The Muse & Eden Pointe

the borrowers are required to pay to the lender an amount that is estimated by the lender to be sufficient to pay the next monthly or annual installment of PFC Payments due under the PFC documents, and the lender will transfer such amounts to the PFC Payments Subaccount. Provided that no event of default has occurred and is continuing, the lender will apply the funds in the PFC Payments Subaccount to payments of PFC Payments required to be made by the borrowers under the PFC documents.

Lockbox / Cash Management. The Muse & Eden Pointe Whole Loan is structured with a soft lockbox and in-place cash management until the Tax Exemption under the PFC Program has been granted for both The Muse & Eden Pointe Properties. The Muse & Eden Pointe Whole Loan documents require the borrowers to deposit, or cause the manager to deposit, all rents into the lockbox within two business days of receipt. If a Cash Management Period (as defined below) is not in effect, all funds in the lockbox will be swept daily into the borrowers’ operating account(s). During a Cash Management Period, all funds in the lockbox will be swept daily into a cash management account controlled by the lender and applied in accordance with The Muse & Eden Pointe Whole Loan documents.

A “Cash Management Period” commenced at origination and will continue until the Tax Exemption under the PFC Program has been granted for both The Muse & Eden Pointe Properties. Any future Cash Management Periods will occur upon the earliest of the following: (i) the occurrence of an event of default under The Muse & Eden Pointe Whole Loan documents; or (ii) if, as of the last day of any calendar quarter, the net cash flow debt service coverage ratio is less than 1.15x based on the trailing 12 months. The calculation of the net cash flow income is required to use operating expenses of no less than $5,978 per unit and annual capital expenditure of $250 per unit at either The Muse Property or Eden Pointe Property. A Cash Management Period will end with regards to clause (i) above, if the related event of default is no longer continuing and no other event of default has occurred and is continuing, and with regard to clause (ii) above, upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. At any time after the Release Date (as defined below), the borrowers may request the release of either individual property in connection with a bona fide third-party sale of such property subject to, among other conditions: (i) a partial defeasance of the principal amount of The Muse & Eden Pointe Whole Loan equal to the greater of: (a) 100% of the net sales proceeds from the sale, (b) 110% of the allocated loan amount of the applicable property; or (c) if after taking into account the partial defeasance, the loan-to-value ratio of the remaining property is greater than 125%, an amount such that the loan-to-value ratio is no more than 125%; (ii) satisfaction of all REMIC requirements; and (iii) after giving effect to such release, the debt yield is not less than the greater of (a) the debt yield of the properties immediately prior to such release and (b) 9.35%; provided, however, if the foregoing debt yield test is not satisfied, the borrowers may, at their option, increase the defeased amount of the principal of The Muse & Eden Pointe Whole Loan (and the amount in clause (i) above will be increased) by such amount as may be necessary to satisfy such debt yield test.

The “Release Date” means the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) October 4, 2026.

Ground Lease. At the origination of The Muse & Eden Pointe Whole Loan, the borrowers entered into a ground lease between the TEHPFC, as ground lessor, and the applicable borrower, as ground lessee. Pursuant to each ground lease which each is scheduled to terminate in October 2122 with no extensions, the applicable borrower is required to pay TEHPFC, among other fees, as applicable, (i) an annual oversight and compliance fee equal to the sum of $100 per unit (the “Compliance Fee”) and (ii) an annual payment in the amount of 15% of the annual property tax savings received by the applicable borrower pursuant to the Tax Exemption (“Tax Savings Payment” and, together with the Compliance Fee, the “PFC Payments”). The TEHPFC entered into a fee agreement agreeing that all fees required under the PFC documents, including the PFC Payments, be paid from excess distributable cash, if any, after the payment of debt service payments in connection with The Muse & Eden Pointe Whole Loan and operating expenses due and owing. The lender has established a reserve for the PFC Payments, provided, absent a continuing event of default under The Muse & Eden Pointe Whole Loan, there is no obligation to make deposits into the PFC Payments reserve unless the borrowers fail to provide evidence of timely payment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 3 – Healthcare Trust MOB Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 3 – Healthcare Trust MOB Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 3 – Healthcare Trust MOB Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	SGFC, KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$53,500,000	Title:	Various
Cut-off Date Principal Balance(1):	$53,500,000	Property Type – Subtype:	Office – Medical
% of IPB:	7.7%	Net Rentable Area (SF):	1,247,943
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor(3):	Healthcare Trust Operating	Occupancy:	96.5%
	Partnership, L.P.	Occupancy Date:	5/24/2023
Interest Rate:	6.45300%	4th Most Recent NOI (As of)(5):	$15,108,391 (12/31/2020)
Note Date:	5/24/2023	3rd Most Recent NOI (As of)(5):	$18,702,482 (12/31/2021)
Maturity Date:	6/6/2033	2nd Most Recent NOI (As of)(5):	$26,544,839 (12/31/2022)
Interest-only Period:	120 months	Most Recent NOI (As of):	$26,932,240 (TTM 3/31/2023)
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	None	UW Revenues:	$39,365,086
Amortization Type:	Interest Only	UW Expenses:	$10,218,760
Call Protection:	L(12),YM1(17),DorYM1(84),O(7)	UW NOI:	$29,146,326
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$27,420,277
Additional Debt(1):	Yes	Appraised Value / Per SF(6):	$455,000,000 / $365
Additional Debt Balance(1):	$186,500,000	Appraisal Date(6):	3/24/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$192
Taxes:	$643,802	$321,901	N/A	Maturity Date Loan / SF:	$192
Insurance:	$6,283	$1,257	N/A	Cut-off Date LTV(6):	52.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(6):	52.7%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.75x
Other:	$5,319,348	Springing	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	100.0%	Loan Payoff	$196,076,830	81.7%
			Return of Equity	29,390,626	12.2
			Closing Costs(7)	8,563,111	3.6
			Upfront Reserves	5,969,433	2.5
Total Sources	$240,000,000	100.0%	Total Uses	$240,000,000	100.0%
(1)	The Healthcare Trust MOB Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 14 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $240.0 million (the “Healthcare Trust MOB Portfolio Whole Loan”). The Financial Information in the chart above reflects the metrics of the Healthcare Trust MOB Portfolio Whole Loan.
(2)	The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P. See the footnotes to Annex A-1 in the Preliminary Prospectus for the names of each entity.
(3)	The borrower sponsor is affiliated with the borrower sponsor of the RTL Retail Portfolio Whole Loan through common leadership.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The borrower sponsor progressively acquired the Healthcare Trust MOB Portfolio Properties (as defined below) between 2013 and 2023, which resulted in an increase in historical NOI due to limited operating history for certain properties. For additional information on how many Healthcare Trust MOB Portfolio Properties were owned by the borrower sponsor for any year, see “Historical and Current Occupancy” below.
(6)	The Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $444,475,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 54.0% and 54.0%, respectively. Appraisal Dates for the Healthcare Trust MOB Portfolio Properties range from March 20, 2023 to April 5, 2023.
(7)	Closing Costs include an interest rate buydown of $3,240,000.

The Loan. The Healthcare Trust MOB Portfolio mortgage loan (the “Healthcare Trust MOB Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee and/or leasehold interests in a 1,247,943 square foot medical

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 3 – Healthcare Trust MOB Portfolio

office portfolio comprised of 62 properties located in 19 states (the “Healthcare Trust MOB Portfolio Properties”). The Healthcare Trust MOB Portfolio Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), Societe Generale Financial Corporation (“SGFC”) and KeyBank National Association (“KeyBank”), consists of 14 pari passu notes and accrues interest at a rate of 6.45300% per annum. The Healthcare Trust MOB Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Notes A-7, A-9, A-10, A-11 and A-14, with an aggregate original principal balance and Cut-off Date Balance of $53,500,000, will be included in the BBCMS 2023-C22 securitization trust. The Healthcare Trust MOB Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2023-C20	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2023-C21	No
A-3	$20,000,000	$20,000,000	BBCMS 2023-C21	No
A-4	$10,000,000	$10,000,000	BBCMS 2023-C21	No
A-5	$5,000,000	$5,000,000	BBCMS 2023-C21	No
A-6	$3,000,000	$3,000,000	BBCMS 2023-C20	No
A-7	$20,600,000	$20,600,000	BBCMS 2023-C22	No
A-8	$18,500,000	$18,500,000	BBCMS 2023-C20	No
A-9	$9,100,000	$9,100,000	BBCMS 2023-C22	No
A-10	$6,400,000	$6,400,000	BBCMS 2023-C22	No
A-11	$5,400,000	$5,400,000	BBCMS 2023-C22	No
A-12	$40,000,000	$40,000,000	BMO 2023-C6	No
A-13	$20,000,000	$20,000,000	BMO 2023-C6	No
A-14	$12,000,000	$12,000,000	BBCMS 2023-C22	No
Whole Loan	$240,000,000	$240,000,000

The Properties. The Healthcare Trust MOB Portfolio Properties are comprised of 62 medical office buildings located across 19 different states and totaling 1,247,943 square feet. The Healthcare Trust MOB Portfolio Properties are currently 96.5% leased to approximately 107 tenants, with approximately 24.0% of the tenancy being investment grade rated. Fifty-seven (57) of the Healthcare Trust MOB Portfolio Properties are located on-campus or near a hospital and/or are affiliated with a hospital campus or health system and all provide outpatient care. The borrower sponsor acquired the Healthcare Trust MOB Portfolio Properties between 2013 and 2023 for a reported cost of $403.7 million. The five largest individual properties based on allocated loan amount are the Belpre V Cancer Center – Belpre, OH property (6.2% of square feet, 17.6% of underwritten base rent), the Glendale MOB - Farmington Hills, MI property (3.6% of square feet, 3.7% of underwritten base rent), the 1600 State Street property (2.5% of square feet, 2.6% of underwritten base rent), the Palm Valley Medical Plaza – Goodyear, AZ property (3.1% of square feet, 2.9% of underwritten base rent) and the Eastside Cancer Institute – Greenville, SC property (2.5% of square feet, 2.1% of underwritten base rent), with no other individual property representing more than 3.6% of square feet or 3.0% of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 3 – Healthcare Trust MOB Portfolio

The following table presents detailed information with respect to each of the Healthcare Trust MOB Portfolio Properties

Portfolio Summary
Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Belpre V Cancer Center - Belpre, OH	2020/NAP	77,367	100.0%	$47,060,000	19.6%	$87,150,000	$5,465,509
Glendale MOB - Farmington Hills, MI	1988/NAP	44,639	93.9%	$7,990,000	3.3%	$14,800,000	$1,047,768
1600 State Street	1977/2006	30,642	100.0%	$6,860,000	2.9%	$12,700,000	$814,292
Palm Valley Medical Plaza - Goodyear, AZ	1995/NAP	38,637	96.8%	$5,720,000	2.4%	$10,600,000	$722,580
Eastside Cancer Institute - Greenville, SC	1999/NAP	30,924	100.0%	$5,560,000	2.3%	$10,300,000	$686,452
Aurora Healthcare Center - Waterford, WI	1999/NAP	23,662	100.0%	$5,130,000	2.1%	$9,500,000	$612,774
Beaumont Medical Center - Warren, MI	2005/NAP	35,219	54.5%	$5,080,000	2.1%	$9,400,000	$467,769
Millennium Eye Care - Freehold, NJ	1985/2009	25,164	100.0%	$4,990,000	2.1%	$9,250,000	$698,290
757 Franciscan Medical - Munster, IN	2008/2012	37,040	100.0%	$4,970,000	2.1%	$9,200,000	$760,957
Vascular Surgery Associates - Tallahassee, FL	2008/2018	20,000	100.0%	$4,700,000	2.0%	$8,700,000	$553,992
Decatur Medical Office Building - Decatur, GA	1993/2022	20,800	100.0%	$4,590,000	1.9%	$8,500,000	$535,783
Aurora Healthcare Center - Wautoma, WI	2004/NAP	21,048	100.0%	$4,540,000	1.9%	$8,400,000	$545,079
Greenfield Medical Plaza - Gilbert, AZ	2001/NAP	28,488	90.5%	$4,270,000	1.8%	$7,900,000	$594,151
Swedish American MOB - Roscoe, IL	2014/NAP	25,200	93.7%	$4,270,000	1.8%	$7,900,000	$523,490
West Michigan Surgery Center - Big Rapids, MI	1982, 2015 /NAP	20,404	100.0%	$4,180,000	1.7%	$7,750,000	$552,983
UPMC - Sir Thomas Court - Harrisburg, PA	1994/NAP	24,000	100.0%	$4,170,000	1.7%	$7,725,000	$462,232
Eastern Carolina ENT - Greenville, NC	2001/NAP	22,528	100.0%	$4,160,000	1.7%	$7,700,000	$509,976
Lancaster Medical Arts MOB - Lancaster	1988/NAP	30,623	100.0%	$4,140,000	1.7%	$7,675,000	$477,483
UPMC - Fisher Road - Mechanicsburg, PA	1990/NAP	15,000	100.0%	$3,980,000	1.7%	$7,375,000	$434,519
Pensacola Nephrology MOB - Pensacola, FL	2011/2021	18,435	100.0%	$3,830,000	1.6%	$7,100,000	$451,276
Kingwood Executive Center - Kingwood, TX	2005/NAP	29,120	88.0%	$3,830,000	1.6%	$7,100,000	$462,467
Lee Memorial Health System - Fort Myers, FL	1998/2021	24,174	100.0%	$3,560,000	1.5%	$6,600,000	$448,229
Greenville Health System - Greenville, SC	1997/NAP	21,603	100.0%	$3,560,000	1.5%	$6,600,000	$461,316
UPMC - Chambers Hill - Harrisburg, PA	1955/2018	11,000	100.0%	$3,510,000	1.5%	$6,500,000	$384,791
Rockwall Medical Plaza - Rockwall, TX	2008/NAP	18,176	100.0%	$3,420,000	1.4%	$6,330,000	$456,104
Pioneer Spine Sports - West Springfield	2008/NAP	15,000	100.0%	$3,350,000	1.4%	$6,200,000	$423,804
Women's Healthcare Group MOB - York, PA	1993/NAP	21,316	100.0%	$3,330,000	1.4%	$6,175,000	$356,226
OrthoOne Hilliard - Hilliard, OH	2006/NAP	24,836	100.0%	$3,210,000	1.3%	$5,950,000	$452,536
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	1985/NAP	17,594	100.0%	$3,130,000	1.3%	$5,800,000	$370,923
St Peter’s - Albany, NY - 5 Palisades	1999/NAP	44,323	100.0%	$3,130,000	1.3%	$5,800,000	$541,122
Crittenton MOB - Washington Township, MI	2002/2021, 2022	19,561	92.7%	$3,100,000	1.3%	$5,750,000	$398,182
Surgery Center of Temple - Temple, TX	2008/NAP	10,400	100.0%	$3,020,000	1.3%	$5,600,000	$330,966
RAI Care Center-Clearwater, FL	1973/2009	14,936	100.0%	$2,970,000	1.2%	$5,500,000	$384,937
Medical Center V - Peoria, AZ	2002/NAP	33,615	100.0%	$2,920,000	1.2%	$5,400,000	$459,358
MetroHealth Buckeye Health - Cleveland, OH	2004/NAP	25,070	100.0%	$2,920,000	1.2%	$5,400,000	$350,365
South Douglas MOB - Midwest City, OK	2004/NAP	20,756	100.0%	$2,890,000	1.2%	$5,350,000	$371,363
Crittenton MOB – Sterling Heights, MI	1997/2019, 2021-2022	16,936	72.0%	$2,860,000	1.2%	$5,300,000	$203,889
SPHP MOB, Albany, NY	1994/NAP	20,780	100.0%	$2,810,000	1.2%	$5,200,000	$354,946
Atlanta Gastroenterology Associates – Lawrenceville, GA	2007/NAP	10,500	100.0%	$2,780,000	1.2%	$5,150,000	$333,945
Bone and Joint Specialists - Merrillville, IN	1985/2008	15,504	100.0%	$2,590,000	1.1%	$4,800,000	$339,002
St. Peter’s - Albany, NY - 2 Palisades	1989/NAP	27,840	100.0%	$2,540,000	1.1%	$4,700,000	$340,876
1550 State Street	1977/NAP	13,968	100.0%	$2,540,000	1.1%	$4,700,000	$302,452
St Lukes Heart Vascular Center - East Stroudsburg	2008/NAP	13,410	100.0%	$2,440,000	1.0%	$4,525,000	$254,237
Naidu Clinic - Odessa, TX	1984/NAP	12,901	100.0%	$2,120,000	0.9%	$3,920,000	$259,087
Aurora Healthcare Center - Kiel, WI	2004/NAP	9,842	100.0%	$2,110,000	0.9%	$3,900,000	$254,878
Florida Medical Heartcare - Tampa, FL	1988/NAP	10,472	100.0%	$2,050,000	0.9%	$3,800,000	$240,885

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 3 – Healthcare Trust MOB Portfolio
Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Florida Medical Wesley Chapel - Tampa, FL	1990/NAP	10,368	100.0%	$2,000,000	0.8%	$3,700,000	$238,588
Aurora Healthcare Center - Green Bay, WI	2007/NAP	9,318	100.0%	$2,000,000	0.8%	$3,700,000	$240,858
Center for Advanced Dermatology - Lakewood, CO	2005/NAP	7,650	100.0%	$1,890,000	0.8%	$3,500,000	$222,720
Pioneer Spine Sports - Springfield	1981/2005	11,000	80.7%	$1,890,000	0.8%	$3,500,000	$180,773
Pioneer Spine Sports - Northampton	2008/NAP	10,563	83.2%	$1,840,000	0.8%	$3,400,000	$88,180
DaVita Dialysis - Hudson, FL	1982/2009	8,984	100.0%	$1,730,000	0.7%	$3,200,000	$225,326
Florida Medical Clinic - Tampa, FL	1985/NAP	9,724	100.0%	$1,730,000	0.7%	$3,200,000	$204,772
St Peter’s - Albany, NY - 4 Palisades	1992/NAP	28,597	88.5%	$1,620,000	0.7%	$3,000,000	$198,759
5825 Shoreview Lane North	1999/NAP	6,510	100.0%	$1,300,000	0.5%	$2,400,000	$153,777
Fresenius Medical Care - Winfield, AL	2008/NAP	5,564	100.0%	$1,240,000	0.5%	$2,300,000	$178,762
Florida Medical Tampa Palms - Tampa, FL	2006/NAP	6,522	100.0%	$1,240,000	0.5%	$2,300,000	$151,324
Florida Medical Somerset - Tampa, FL	2002/NAP	6,027	100.0%	$1,190,000	0.5%	$2,200,000	$139,984
DaVita Bay Breeze Dialysis Center - Largo, FL	1995/2012	7,247	100.0%	$1,080,000	0.5%	$2,000,000	$130,422
St. Peter’s - Troy, NY - 2 New Hampshire	2000/NAP	18,842	83.4%	$1,080,000	0.5%	$2,000,000	$180,509
Aurora Healthcare Center - Greenville, WI	2005/NAP	4,088	100.0%	$860,000	0.4%	$1,600,000	$105,867
1586 State Street	1956/NAP	3,486	100.0%	$430,000	0.2%	$800,000	$51,466
Total/Wtd. Avg.		1,247,943	96.5%	$240,000,000	100.0%	$455,000,000	$29,146,326

(1)	Information is based on the underwritten rent roll as of May 24, 2023.
(2)	The Total Appraised Value is the result of the “as portfolio” value, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis would result in a total Appraised Value of $444,475,000.

Major Tenants.

St. Peter’s Health Partners (98,078 square feet; 7.9% of the portfolio NRA; 6.7% of underwritten base rent): St. Peter’s Health Partners includes St. Peter’s Health Partners Medical Associates, P.C., St. Peter’s Hospital of Albany, St. Peter’s Health Partners and SPHPMA (collectively, “St. Peter’s”). St. Peter’s is a healthcare system that runs hospitals in the Albany, New York area. St. Peter’s is the largest not-for-profit health care network in northeastern New York with more than 185 locations. St. Peter’s is a tenant at five of the Healthcare Trust MOB Portfolio Properties totaling 98,078 square feet, including the SPHP MOB, Albany, NY property, the St. Peter’s - Troy, NY - 2 New Hampshire property, the St. Peter’s - Albany, NY - 2 Palisades property, the St Peter’s - Albany, NY - 4 Palisades property and the St Peter’s - Albany, NY - 5 Palisades property. St. Peter’s provides a variety of services at these properties including cardiology, pulmonology, critical care and internal medicine. St. Peter’s has lease expiration dates spanning from December 2024 to October 2028 at the Healthcare Trust MOB Portfolio Properties.

Pinnacle Health Hospitals (80,623 square feet; 6.5% of the portfolio NRA; 5.3% of underwritten base rent): Pinnacle Health Hospitals includes UPMC Pinnacle Lancaster and Pinnace Health Hospitals (collectively, “Pinnacle”). Pinnacle is a health care group based primarily in the Northeast Philadelphia, Pennsylvania and Bucks County, Pennsylvania areas. Pinnacle has seven hospitals and over 160 outpatient clinics and ancillary facilities. Pinnacle is located at four of the Healthcare Trust MOB Portfolio Properties totaling 80,623 square feet, including the UPMC - Chambers Hill - Harrisburg, PA property, the UPMC - Fisher Road - Mechanicsburg, PA property, the UPMC - Sir Thomas Court - Harrisburg, PA property and the Lancaster Medical Arts MOB – Lancaster property. Pinnacle provides a variety of services at these properties, including chronic care, pediatric care, gynecology, skin care and mental health services. Pinnacle has lease expiration dates spanning from October 2027 through January 2032.

Belpre V Cancer Center (77,367 square feet; 6.2% of the portfolio NRA; 17.6% of underwritten base rent): Belpre V Cancer Center (“Belpre V”) is part of the Memorial Health System, which is a not-for-profit integrated health care provider in the Mid-Ohio Valley. Belpre V is the sole tenant at the Belpre V Cancer Center - Belpre, OH property. The Belpre V Cancer Center - Belpre, OH property is used as a cancer center, providing gastroenterology services, heart and vascular services, neuroscience services, pulmonary and respiratory services, a spine center and diagnostic services. Belpre V has a lease expiration date in February 2038.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Environmental. According to Phase I environmental assessments dated between January 3, 2023 and April 14, 2023, there was no evidence of any recognized environmental conditions at the Healthcare Trust MOB Portfolio Properties, with the exception of the South Douglas MOB - Midwest City, OK property, at which the potential for petroleum contamination was identified based on the property’s historical use as an automobile sales facility from the early 1960s until the early 2000s. A limited subsurface investigation in the area previously identified with potential petroleum contamination was recommended for the South Douglas MOB – Midwest City, OK property. The related Phase I environmental assessment also identified a controlled recognized environmental condition at the Belpre V Cancer Center – Belpre, OH property in connection with residual concentrations of petroleum-impacted soil associated with former underground storage tanks and fuel dispensers, for which a no further action letter was issued subject to certain restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2020(2)	2021(3)	2022(4)	Current(5)
96.2%	97.0%	96.9%	96.5%
(1)	Historical occupancies represent the average portfolio occupancy of each year.
(2)	2020 historical occupancy is based on 39 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(3)	2021 historical occupancy is based on 53 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(4)	2022 historical occupancy is based on 57 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(5)	Current occupancy is as of May 24, 2023.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total Base Rent	Lease Expiration Date
St. Peter’s	NR/NR/NR	5	98,078	7.9%	$21.98	$2,155,979	6.7%	Various(4)
Pinnacle	A2/NR/NR	4	80,623	6.5	21.17	1,707,123	5.3	Various(5)
Belpre V	NR/NR/NR	1	77,367	6.2	73.21	5,664,109	17.6	2/28/2038
Aurora Health Center	Aa3/NR/NR	5	67,958	5.4	24.48	1,663,612	5.2	12/31/2032
Willamette Orthopedic Group LLC	NR/NR/NR	4	54,606	4.4	25.09	1,370,023	4.3	2/28/2035
Prisma Health-Upstate	A3/NR/A-	2	52,527	4.2	21.25	1,116,247	3.5	Various(6)
Top Tenants		21	431,159	34.5%	$31.72	$13,677,093	42.5%
Remaining Tenants		114	772,541	61.9	23.97	18,521,404	57.5
Occupied Collateral Total / Wtd. Avg.		135	1,203,700	96.5%	$26.75	$32,198,497	100.0%
Vacant Space		NAP	44,243	3.5%
Collateral Total		135	1,247,943	100.0%
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent and UW Base Rent PSF is inclusive of $414,557 of underwritten rent steps.
(4)	St. Peter’s leases 98,078 square feet across five properties: (i) 18,433 square feet with a lease expiration date of December 31, 2027 and 2,347 square feet with a lease expiration date of April 30, 2027 at the SPHP MOB, Albany, NY property; (ii) 27,840 square feet with a lease expiration date of July 31, 2028 at the St. Peter’s – Albany, NY – 2 Palisades property; (iii) 857 square feet with a lease expiration date of December 31, 2024, 880 square feet with a lease expiration date of March 31, 2025 and 9,229 square feet with a lease expiration date of April 30, 2025 at the St. Peter’s – Albany, NY – 4 Palisades property; (iv) 17,222 square feet with a lease expiration date of July 31, 2027 and 5,555 square feet with a lease expiration date of December 31, 2027 at the St. Peter’s – Albany, NY – 5 Palisades property; and (v) 15,715 square feet with a lease expiration date of October 31, 2028 at the St. Peter’s – Troy, NY – 2 New Hampshire property.
(5)	Pinnacle leases 80,623 square feet across four properties: (i) 30,623 square feet with a lease expiration date of August 31, 2031 at the Lancaster Medical Arts MOB – Lancaster property; (ii) 15,000 square feet with a lease expiration date of January 31, 2032 at the UPMC – Fisher Road – Mechanicsburg, PA property; (iii) 24,000 square feet with a lease expiration date of October 31, 2027 at the UPMC – Sir Thomas Court – Harrisburg, PA property; and (iv) 11,000 square feet with a lease expiration date of December 31, 2028 at the UPMC – Chambers Hill – Harrisburg, PA property.
(6)	Prisma Health - Upstate leases 52,527 square feet across two properties: (i) 21,603 square feet with a lease expiration date of September 30, 2033 at the Greenville Health System – Greenville, SC property and (ii) 30,924 square feet with a lease expiration date of June 30, 2028 at the Eastside Cancer Institute – Greenville, SC property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	44,243	3.5%	NAP	NA	P	44,243	3.5%	NAP	NAP
2023 & MTM(3)	13	38,463	3.1	$951,938	3.0%		82,706	6.6%	$951,938	3.0%
2024	15	54,800	4.4	1,353,113	4.2		137,506	11.0%	$2,305,051	7.2%
2025	15	64,335	5.2	1,401,695	4.4		201,841	16.2%	$3,706,745	11.5%
2026	13	64,198	5.1	1,372,107	4.3		266,039	21.3%	$5,078,852	15.8%
2027	21	228,532	18.3	4,701,311	14.6		494,571	39.6%	$9,780,163	30.4%
2028(3)	13	158,533	12.7	4,417,143	13.7		653,104	52.3%	$14,197,306	44.1%
2029	8	105,843	8.5	2,338,027	7.3		758,947	60.8%	$16,535,333	51.4%
2030	11	100,763	8.1	2,664,598	8.3		859,710	68.9%	$19,199,931	59.6%
2031	4	45,030	3.6	802,638	2.5		904,740	72.5%	$20,002,569	62.1%
2032	9	110,245	8.8	2,874,624	8.9		1,014,985	81.3%	$22,877,193	71.1%
2033	6	60,863	4.9	1,374,264	4.3		1,075,848	86.2%	$24,251,457	75.3%
2034 & Beyond	7	172,095	13.8	7,947,040	24.7		1,247,943	100.0%	$32,198,497	100.0%
Total	135	1,247,943	100.0%	$32,198,497	100.0%
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring is inclusive of $414,557 of underwritten rent steps.
(3)	The lease for St. Peter’s – Troy, NY – 2 New Hampshire Property was renewed on September 29, 2023, and extended the term of the St. Peter’s Health Partners Medical Associates, P.C. lease expiration to October 31, 2028. The original lease expiration date was in 2023 and is reflected in 2023 rather than in 2028.

Operating History and Underwritten Net Cash Flow(1)(2)
	2020	2021	2022	T12 3/31/2023(3)	UW(3)	UW Per Square Foot
Base Rent	$16,229,547	$20,379,355	$29,092,788	$29,515,569	$31,783,940	$25.47
Rent Steps(4)	0	0	0	0	414,557	0.33
Straight-Line Rent	0	0	0	0	441,050	0.35
Expense Reimbursements	3,867,555	4,328,265	5,371,645	5,464,468	7,655,965	6.13
Vacant Income	0	0	0	0	1,073,403	0.86
Gross Potential Rent	$20,097,102	$24,707,619	$34,464,433	$34,980,037	$41,368,915	$33.15
Miscellaneous Income	5,003	55,850	80,943	80,008	64,617	0.05
In-Place Vacancy	0	0	0	0	(2,068,446)	(1.66)
Effective Gross Income	$20,102,104	$24,763,470	$34,545,376	$35,060,045	$39,365,086	31.54
Total Expenses	$4,993,714	$6,060,988	$8,000,537	$8,127,805	$10,218,760	$8.19
Net Operating Income	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$29,146,326	$23.36
Capital Expenditures	0	0	0	0	478,107	0.38
TI / LC	0	0	0	0	1,247,943	1.00
Net Cash Flow	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$27,420,277	$21.97
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	The increases in historical Net Operating Income are due to the borrowers acquiring the Healthcare Trust MOB Portfolio Properties on a rolling basis throughout these years.
(3)	The increase between T12 3/31/2023 Net Operating Income and UW Net Operating Income is due to the borrowers acquiring five of the Healthcare Trust MOB Portfolio Properties in 2023 prior to loan origination.
(4)	Contractual rent steps through May 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Market. The Healthcare Trust MOB Portfolio Properties are geographically diverse with properties located in 19 different states. According to the appraisal, demand for medical office buildings (“MOB”) across the United States has experienced continued growth due to healthcare job growth, the aging population and medical office demand.

Healthcare Trust MOB Portfolio Properties Market Summary(1)
Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
Belpre V Cancer Center - Belpre, OH	Marietta	NAV	$73.21	$51.00
Glendale MOB - Farmington Hills, MI	Detroit-Warren-Dearborn	90.6%	$28.33	$26.00
1600 State Street	Salem	96.2%	$27.54	$27.00
Palm Valley Medical Plaza - Goodyear, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.81	$23.50
Eastside Cancer Institute - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$22.02	$21.50
Aurora Healthcare Center - Waterford, WI	Racine County	88.9%	$24.48	$22.50
Beaumont Medical Center - Warren, MI	Detroit-Warren-Dearborn	90.6%	$35.87	$26.00
Millennium Eye Care - Freehold, NJ	Monmouth County	93.6%	$29.27	$25.00
757 Franciscan Medical - Munster, IN	Chicago-Naperville-Elgin	92.8%	$20.47	$18.50
Vascular Surgery Associates - Tallahassee, FL	Tallahassee	97.0%	$28.71	$28.00
Decatur Medical Office Building - Decatur, GA	Atlanta-Sandy Springs-Roswell	90.7%	$28.19	$27.50
Aurora Healthcare Center - Wautoma, WI	Waushara County	96.0%	$24.48	$23.00
Greenfield Medical Plaza - Gilbert, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.45	$25.00
Swedish American MOB - Roscoe, IL	Rockford	92.8%	$26.00	$25.08
West Michigan Surgery Center - Big Rapids, MI	Big Rapids	94.5%	$28.09	$27.00
UPMC - Sir Thomas Court - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$19.28	$19.00
Eastern Carolina ENT - Greenville, NC	Greenville	94.6%	$23.46	$23.00
Lancaster Medical Arts MOB - Lancaster	Lancaster	96.7%	$14.44	$14.00
UPMC - Fisher Road - Mechanicsburg, PA	Harrisburg-Carlisle	92.9%	$28.01	$27.50
Pensacola Nephrology MOB - Pensacola, FL	Pensacola-Ferry Pass-Brent	95.0%	$25.96	$26.00
Kingwood Executive Center - Kingwood, TX	Houston-The Woodlands-Sugar Land	87.9%	$20.14	$22.00
Lee Memorial Health System - Fort Myers, FL	Cape Coral-Fort Myers	95.1%	$18.04	$18.00
Greenville Health System - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$20.15	$20.00
UPMC - Chambers Hill - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$34.72	$31.50
Rockwall Medical Plaza - Rockwall, TX	Dallas-Fort Worth-Arlington	90.1%	$26.55	$26.00
Pioneer Spine Sports - West Springfield	Springfield	95.0%	$29.28	$28.00
Women's Healthcare Group MOB - York, PA	York-Hanover	95.8%	$17.32	$17.00
OrthoOne Hilliard - Hilliard, OH	Columbus	92.3%	$19.30	$16.56
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	Detroit-Warren-Dearborn	90.6%	$21.85	$24.00
St Peter’s - Albany, NY - 5 Palisades	Albany County	93.9%	$21.68	$23.50
Crittenton MOB - Washington Township, MI	Detroit-Warren-Dearborn	90.6%	$23.03	$24.00
Surgery Center of Temple - Temple, TX	Killeen-Temple	97.0%	$33.00	$33.00
RAI Care Center-Clearwater, FL	Tampa-St. Petersburg-Clearwater	93.8%	$26.74	$28.71
Medical Center V - Peoria, AZ	Arrowhead	88.8%	$25.69	$25.00
MetroHealth Buckeye Health - Cleveland, OH	Cleveland-Elyria	93.9%	$13.00	$15.00
South Douglas MOB - Midwest City, OK	Oklahoma City	NAV	$18.54	$20.00
Crittenton MOB - Sterling Heights, MI	Detroit-Warren-Dearborn	90.6%	$26.60	$24.00
SPHP MOB, Albany, NY	Albany	93.9%	$17.70	$21.00
Atlanta Gastroenterology Associates – Lawrenceville, GA	Atlanta-Sandy Springs-Roswell	90.7%	$32.96	$32.00
Bone and Joint Specialists - Merrillville, IN	Chicago-Naperville-Elgin	92.8%	$22.66	$24.00
St. Peter’s - Albany, NY - 2 Palisades	Albany County	93.9%	$24.39	$23.50
1550 State Street	Salem	96.2%	$22.44	$22.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
St Lukes Heart Vascular Center - East Stroudsburg	East Stroudsburg	93.7%	$19.69	$20.00
Naidu Clinic - Odessa, TX	Midland-Odessa	94.5%	$20.21	$19.50
Aurora Healthcare Center - Kiel, WI	Manitowoc County	88.7%	$24.48	$22.50
Florida Medical Heartcare - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Wesley Chapel - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Aurora Healthcare Center - Green Bay, WI	Brown County	92.8%	$24.48	$23.00
Center for Advanced Dermatology - Lakewood, CO	Denver-Aurora-Lakewood	91.3%	$30.17	$30.00
Pioneer Spine Sports - Springfield	Springfield	95.0%	$24.42	$24.00
Pioneer Spine Sports - Northampton	Springfield	95.0%	$17.77	$25.00
DaVita Dialysis - Hudson, FL	Tampa-St. Petersburg-Clearwater	93.8%	$25.86	$26.00
Florida Medical Clinic - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$21.82	$21.40
St Peter’s - Albany, NY - 4 Palisades	Albany	93.9%	$18.08	$23.50
5825 Shoreview Lane North	Salem	96.2%	$24.48	$24.00
Fresenius Medical Care - Winfield, AL	Birmingham	91.0%	$31.42	$26.75
Florida Medical Tampa Palms - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Somerset - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
DaVita Bay Breeze Dialysis Center - Largo, FL	Tampa-St. Petersburg-Clearwater	93.8%	$18.65	$18.00
St. Peter’s - Troy, NY - 2 New Hampshire	Albany	93.9%	$26.26	$23.84
Aurora Healthcare Center - Greenville, WI	Outagamie County	91.6%	$24.48	$22.75
1586 State Street	Salem	96.2%	$15.30	$15.00
(1)	Source: Appraisals.
(2)	Appraiser data was based on the medical office market for each property if available. If unavailable, the appraiser data was based on the surrounding area. Some medical office market or area data was unavailable.
(3)	UW Rental Rate PSF is based on the underwritten rent roll dated May 24, 2023.

The Borrowers. The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P. See the footnotes to Annex A-1 for the names of each entity. Each borrowing entity has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Healthcare Trust MOB Portfolio Whole Loan. The non-recourse carve-out guarantor of the Healthcare Trust MOB Portfolio Whole Loan is Healthcare Trust Operating Partnership, L.P.

The Borrower Sponsor. The borrower sponsor is Healthcare Trust Operating Partnership, L.P. Healthcare Trust Operating Partnership, L.P. is a subsidiary of Healthcare Trust, Inc., a publicly registered real estate investment trust that is externally managed by AR Global Investments, LLC. Healthcare Trust, Inc. is focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on senior housing real estate and medical office buildings located in the United States. As of year-end 2022, Healthcare Trust, Inc. owned 202 properties, totaling approximately 9.1 million square feet across 34 states.

Escrows and Reserves. At origination, the borrowers deposited into escrow $289,100 for deferred maintenance,

$4,760,872 for outstanding tenant improvements and leasing commissions, $269,376 for unfunded obligations for free rent, approximately $643,802 for real estate taxes and approximately $6,283 for insurance premiums.

Tax & Insurance Escrows – On a monthly basis, the borrowers are required to escrow approximately $321,901 for real estate taxes and approximately $1,257 for insurance premiums. The borrowers are not required to make monthly tax deposits for an individual property if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any taxes directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period (as defined below) is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease. The borrowers are not required to pay monthly insurance premiums if they obtain a blanket policy satisfactory to the lender or, in regard to an individual property, if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any insurance premiums directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Replacement Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.20 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially approximately $20,799 per month).

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially approximately $155,993 per month).

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below).

Lockbox / Cash Management. The Healthcare Trust MOB Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants at the Healthcare Trust MOB Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Healthcare Trust MOB Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the Healthcare Trust MOB Portfolio Whole Loan.

A “Cash Sweep Event” will commence upon any of the following: (i) an event of default under the Healthcare Trust MOB Portfolio Whole Loan documents has occurred and is continuing; (ii) the debt yield being less than 9.5% for two consecutive calendar quarters; or (iii) a Belpre V Trigger Event (as defined below). A Cash Sweep Event will end, with respect to clause (i), the end of such event of default, with respect to clause (ii) above, an occurrence of a Debt Yield Cure (as defined below), or with respect to clause (iii) above, a Belpre V Trigger Event Cure (as defined below).

A “Debt Yield Cure” will occur upon the debt yield being greater than or equal to 9.5% for two consecutive calendar quarters based on the trailing 12-month period preceding the date of determination. The borrowers have the option to cure the debt yield event by (i) making a partial prepayment in the amount that results in a reduction of the then-outstanding principal balance of the Healthcare Trust MOB Portfolio Whole Loan sufficient to achieve a debt yield of at least 9.5% or (ii) obtaining a letter of credit in the amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable determination date as acceptable to the lender. Each letter of credit will be effective for a three-month period upon which the borrowers can submit subsequent letter(s) of credit.

A “Belpre V Trigger Event” will commence upon any of the following: (i) Belpre V giving notice of its intent to terminate its lease; (ii) Belpre V going dark; (iii) Belpre V or its parent company filing for bankruptcy or insolvency; or (iv) Belpre V defaulting under the terms of its lease. A Cash Sweep Event due to a Belpre V Trigger Event will not commence if a Belpre V Reserve Funds Cap Cure (as defined below) occurs within five business days of such Belpre V Trigger Event.

A “Belpre V Trigger Event Cure” will occur, with respect to clause (i), (a) Belpre V rescinding its termination notice or (b) satisfaction of the Belpre V Replacement Lease Criteria (as defined below); with respect to clause (ii), (a) Belpre V resuming occupancy of the premises and delivery of an estoppel that the lease is in full force and effect or (b) the satisfaction of the Belpre V Replacement Lease Criteria; with respect to clause (iii), (a) Belpre V or its parent no longer being in bankruptcy or insolvency proceedings and the Belpre V lease or its guaranty (as applicable) has been affirmed, is unmodified and is in full force and effect or (b) satisfaction of the Belpre V Replacement Lease Criteria; and with respect to clause (iv), (a) the borrowers providing evidence satisfactory to the lender that the event of default is cured or (b) satisfaction of the Belpre V Replacement Lease Criteria.

The “Belpre V Replacement Lease Criteria” will occur upon the following: (i) the borrowers have entered into one or more Belpre V replacement leases; (ii) each Belpre V Replacement Tenant (as defined below) being in occupancy of the space covered by the applicable replacement lease; (iii) the borrowers providing (a) a copy of each executed Belpre V applicable replacement lease and updated tenant estoppels, (b) a subordination, non-disturbance and attornment agreement if requested by the lender, (c) satisfactory evidence that the borrowers have paid for and performed all tenant improvements related to such Belpre V Replacement Tenant, and (d) an updated rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 3 – Healthcare Trust MOB Portfolio

A “Belpre V Replacement Tenant” means a new tenant or tenants reasonably approved by the lender and leasing all or part of the Belpre V premises.

A “Belpre V Reserve Funds Cap Cure” means that (i) the borrowers have deposited $10,750,000 in cash, less, if applicable, the Belpre V replacement rent amount or in a letter of credit with the lender or (ii) during the applicable Cash Sweep Event, the amount on deposit in the excess cash flow reserve account exceeds $10,750,000.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following the payment date in (a) June 2024 (with the payment of a yield maintenance premium) or (b) on any payment date following the earlier of two years following the last note to be securitized or May 24, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may release any of the Healthcare Trust MOB Portfolio Properties with 15 days’ notice if the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the Healthcare Trust MOB Portfolio Whole Loan documents; (iii) after such release and defeasance, the debt service coverage ratio for the remaining properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 1.69x; (iv) after such release or defeasance the net operating income debt yield for all remaining properties being no less than the greater of (1) the net operating income debt yield immediately preceding such release and (2) 11.94%; (v) satisfaction of customary REMIC requirements; (vi) payment of the release amount of 115.0% of the allocated loan amount for the release property; and (vii) other conditions as set forth in the Healthcare Trust MOB Portfolio Whole Loan documents.

Ground Leases. The Healthcare Trust MOB Portfolio Whole Loan is secured by the borrowers’ fee interests in the Healthcare Trust MOB Portfolio Properties, except that it is secured in part by the borrowers’ leasehold interest in certain parcels at each of the Greenville Health System - Greenville, SC property and the Decatur Medical Office Building - Decatur, GA property pursuant to ground leases for additional parking. The ground lease at the Greenville Health System - Greenville, SC property expires in September 2024 and automatically extends to September 2026 and will be subsequently extended automatically by additional two-year terms so long as neither party to the lease provides written notice of its intent not to renew at least 180 days prior to the expiration of the then-current term. The current ground rent is $5,069 per month with 3.0% annual increases. The parking at the Greenville Health System - Greenville, SC property is considered legal non-conforming without the ground lease spaces. The ground lease at the Decatur Medical Office Building - Decatur, GA property expires in November 2032 and is subject to one, 10-year extension. The current ground rent is $3,272 per month with 3.0% annual increases. The parking at the Decatur Medical Office Building - Decatur, GA property is considered legal conforming without the ground lease spaces, and the borrower is not required to provide the tenant with the additional parking spaces granted through the ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 4 – CX - 250 Water Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 4 – CX - 250 Water Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 4 – CX - 250 Water Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Mixed Use – Lab/Office
% of IPB:	7.2%	Net Rentable Area (SF):	479,004
Loan Purpose:	Refinance	Location:	Cambridge, MA
Borrower:	DW Propco EF, LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsors:	DivcoWest Real Estate Services,	Occupancy:	98.7%
	LLC, California State Teachers’	Occupancy Date:	11/10/2023
	Retirement System and Teacher	4th Most Recent NOI (As of)(6):	NAV
	Retirement System of Texas	3rd Most Recent NOI (As of)(6):	NAV
Interest Rate(2):	5.50950%	2nd Most Recent NOI (As of)(6):	NAV
Note Date:	1/27/2023	Most Recent NOI (As of)(6):	NAV
Anticipated Repayment Date(2):	2/10/2033	UW Economic Occupancy:	99.0%
Interest-only Period(2):	120 months	UW Revenues:	$62,561,733
Original Term(2):	120 months	UW Expenses:	$13,277,931
Original Amortization Term:	None	UW NOI:	$49,283,802
Amortization Type(2):	Interest Only - ARD	UW NCF:	$49,164,051
Call Protection(3):	L(24),YM1(8),DorYM1(81),O(7)	Appraised Value / Per SF(7):	$1,090,000,000 / $2,276
Lockbox / Cash Management:	Hard / Springing	Appraisal Date:	1/1/2023
Additional Debt(1):	Yes
Additional Debt Balance(1):	$481,500,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,110
RE Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,110
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	48.8%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV(2)(7):	48.8%
Other Reserves(5):	$17,593,844	$0	N/A	UW NCF DSCR:	1.66x
				UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$531,500,000	98.6%	Loan Payoff	$473,876,626	87.9%
Cash Equity Contribution	7,497,903	1.4	Outstanding TI Payment(8)	44,192,678	8.2
			Upfront Reserves	17,593,844	3.3
			Closing Costs	3,334,755	0.6
Total Sources	$538,997,903	100.0%	Total Uses	$538,997,903	100.0%
(1)	The CX - 250 Water Street Mortgage Loan (as defined below) is part of a whole loan evidenced by 21 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $531.5 million (the “CX - 250 Water Street Whole Loan”). The Financial Information in the chart above reflects the CX - 250 Water Street Whole Loan.
(2)	The CX - 250 Water Street Whole Loan is structured with an anticipated repayment date (the “ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.50950% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950% and (ii) the sum of the swap rate in effect on the ARD plus 4.28000%. The metrics presented above are calculated based on the ARD.
(3)	The CX - 250 Water Street Whole Loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2032. In addition, the CX – 250 Water Street Whole Loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period is based on the expected BBCMS 2023-C22 closing date in November 2023. The actual defeasance lockout period may be longer.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The Other Reserves represents a Base Building Work Reserve ($5,932,952), an Outstanding TI/LC Reserve ($7,160,274) and an Outstanding Linkage Fees Reserve ($4,500,617).
(6)	Historical financial information is not applicable because the CX - 250 Water Street Property (as defined below) was built in 2022.
(7)	Appraised Value represents the “Prospective Market Value Upon Completion & Stabilization”, which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 4 – CX - 250 Water Street

an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 57.8% for the CX - 250 Water Street Whole Loan.

(8)	Outstanding tenant improvements were paid directly to E.R. Squibb & Sons LLC by the borrower sponsors at origination.

The Loan. The CX - 250 Water Street mortgage loan (the “CX - 250 Water Street Mortgage Loan”) is part of a fixed rate whole loan that is evidenced by 21 pari passu promissory notes in the aggregate original principal amount of $531,500,000 and secured by the borrower’s fee interest in a 479,004 square foot mixed-use, life sciences laboratory and office property located in Cambridge, Massachusetts (the “CX - 250 Water Street Square Property”). The CX - 250 Water Street Whole Loan was co-originated by Bank of America, N.A. (“BANA”), Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank USA (“GS”) and 3650 Real Estate Investment Trust 2 LLC (“3650”). The non-controlling Note A-3 with an original principal balance of $50,000,000, will be included in the BBCMS 2023-C22 securitization trust. The remaining notes are summarized in the table below. Notes A-1 and A-7 are expected to be contributed to one or more future securitization trust(s). The CX – 250 Water Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 trust until the securitization of the controlling Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The CX - 250 Water Street Whole Loan accrues interest on an Actual/360 basis, has a 10-year interest-only term through the ARD of February 10, 2033, and has a final maturity date of February 10, 2038. The CX – 250 Water Street Whole Loan accrues interest at a rate of 5.50950% per annum until the ARD. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950% and (ii) the sum of the swap rate in effect on the ARD plus 4.28000% (“Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox / Cash Management.”

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$56,250,000	$56,250,000	BANA	Yes
A-3	50,000,000	50,000,000	BBCMS 2023-C22	No
A-2, A-6, A-8	75,125,000	75,125,000	BBCMS 2023-C20	No
A-7(1)	5,000,000	5,000,000	BANA	No
A-5, A-9-1	72,000,000	72,000,000	BANK 2023-BNK46	No
A-4, A-12	55,000,000	55,000,000	BANK 2023-BNK45	No
A-10, A-11, A-14	65,625,000	65,625,000	MSWF 2023-1	No
A-9-2, A-13, A-15, A-16	46,200,000	46,200,000	BMO 2023-C6	No
A-17, A-18	53,150,000	53,150,000	Benchmark 2023-B38	No
A-19, A-20	53,150,000	53,150,000	BBCMS 2023-C21	No
Whole Loan	$531,500,000	$531,500,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The CX – 250 Water Street Property consists of a Class A, LEED Gold (targeted), mixed-use, life sciences laboratory and office building located in Cambridge, Massachusetts that was recently developed by the borrower sponsors. The CX – 250 Water Street Property is a part of Cambridge Crossing, a 43-acre, mixed-use, master-planned area located in East Cambridge, which is being developed by Divco (as defined herein), who owns all but four parcels. Cambridge Crossing broke ground in May 2017 and upon completion is expected to include over 16 buildings, 2.1 million square feet of science and technology space, 2.4 million square feet of residential space, 100,000 square feet of dining and retail space and 11 acres of green and open space. Over 2.1 million square feet of space has already started construction or been completed and major tenants include Philips, Sanofi and Bristol Myers Squibb. Cambridge Crossing is at the intersection of Cambridge, Somerville and Boston, and is accessible to all parts of the greater Boston area via two MBTA stations (Green and Orange lines), nearby commuter and Amtrak trains, an on-site shuttle, and dedicated bike lanes throughout. Cambridge Crossing is approximately 3.5 miles from Boston Logan International Airport.

The CX – 250 Water Street Property was designed by Jacobs and Ennead and construction was completed in 2022. The CX – 250 Water Street Property is a nine-story building with post-COVID design features and includes laboratory space (approximately 60.0% NRA), office space (approximately 40.0% NRA), ground floor retail (6,424 square feet), two penthouse mechanical levels, three below-grade parking levels with 355 parking spaces (0.74 spaces per 1,000 SF), bike

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 4 – CX - 250 Water Street

storage, a fitness center and an indoor solarium. The CX – 250 Water Street Property has 15’ – 20’ ceiling heights and six passenger elevators. Adjacent to the building is open green space with a playing field and a plaza to host food trucks. The CX – 250 Water Street Property is 98.7% leased to E.R. Squibb & Sons LLC (wholly owned by Bristol Myers Squibb (“BMY”)).

Major Tenant.

E.R. Squibb & Sons LLC (472,580 square feet, 98.7% of NRA, 100.0% of underwritten base rent): E.R. Squibb & Sons LLC is a wholly owned subsidiary of BMY (rated A+/A2 by S&P/Moody’s), which is the guarantor under the E.R. Squibb & Sons LLC leases. Founded in 1887, BMY is a global biopharmaceutical company headquartered in New York, New York. BMY focuses on making critical advances in oncology, hematology, immunology, and cardiovascular disease among other fields. BMY has had several high-profile drugs successfully receive approval, with notable recent releases and current pipeline drugs including Abecma (approved: multiple myeloma), Zeposia (approved: multiple sclerosis) and Breyanzi (approved: lymphoma). BMY (NYSE: BMY) is publicly traded and had revenues of $46.2 billion in 2022. As of May 2023, BMY had a market capitalization of approximately $138.7 billion.

The CX - 250 Water Street Property is expected to serve as BMY’s research and early development center, where it is expected to consolidate approximately 550 employees from multiple locations in the Boston area. BMY is entitled to receive an approximate $106.3 million ($225 PSF) tenant improvement allowance, of which approximately $7.2 million remained outstanding as of the origination date and was fully reserved by the lender. In addition to such tenant improvement allowance, BMY reportedly is investing an additional $169.0 million ($358 PSF) toward the buildout of its space. The tenant is currently completing its work and, as of the origination date, was anticipated to take occupancy in the third quarter of 2023.

E.R. Squibb & Sons LLC has two, 10-year renewal options and no termination option. E.R. Squibb & Sons LLC’s original lease was for 415,900 square feet (floors 1-8) before expanding to lease the remaining 56,680 square feet on floor 9. The rent commencement dates of the BMY leases at the CX - 250 Water Street Property were July 1, 2022, and November 1, 2022. The blended starting base rent for the E.R. Squibb & Sons LLC leases is $90.48 PSF (NNN). Base rent for floors 1-8 is $88.50 PSF and base rent for floor 9 is $105.00 PSF, with both leases including approximately 2.5% and 2.75% annual rent steps, respectively. E.R. Squibb & Sons LLC did not receive any free rent as part of its lease. The blended in-place rent at the CX - 250 Water Street Property is approximately 27.1% below the appraisal’s concluded market rent of $115.00 PSF (NNN).

E.R. Squibb & Sons LLC has a contraction option for its lease with respect to the floor 9 lease premises, which, if exercised, would be effective October 31, 2032, upon 18-30 months’ notice and payment of a contraction fee equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet, 9.6% of E.R. Squibb & Sons LLC’s leased NRA or 9.5% of the total building NRA) to Eterna Therapeutics Inc. (NASDAQ: ERNA) at a sublease rent of $120 PSF with 3.0% annual increases, which sublease is coterminous with the effective date of E.R. Squibb & Sons LLC’s contraction option. Eterna Therapeutics Inc. received a tenant improvement allowance of $190 PSF from E.R. Squibb & Sons LLC to build out its space. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one, five-year extension option.

Environmental. The Phase I environmental assessment (“ESA”) dated May 24, 2022, identified a controlled recognized environmental condition at the CX - 250 Water Street Property resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston. Remedial actions are anticipated to be completed in connection with the completion of construction at the CX - 250 Water Street Property, and when completed, are expected to result in regulatory closure for the CX - 250 Water Street Property, according to the ESA. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 4 – CX - 250 Water Street
Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
N/A	N/A	N/A	98.7%
(1)	Historical occupancies are not applicable because the CX - 250 Water Street Property was built in 2022.
(2)	Represents occupancy as of November 10, 2023.

Top Tenant Summary(1)
Tenant	Suite	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
E.R. Squibb & Sons LLC	100 – 800	A2/A+/NR	415,900	86.8%	$88.50	$36,807,150	86.1%	10/31/2037
E.R. Squibb & Sons LLC(3)	900	A2/A+/NR	56,680	11.8	$105.00	5,951,400	13.9	10/31/2037
Occupied Collateral Total / Wtd. Avg.			472,580	98.7%	$90.48	$42,758,550	100.0%

Vacant Space			6,424	1.3%

Collateral Total			479,004	100.0%

(1)	Based on underwritten rent roll dated November 10, 2023.
(2)	The credit ratings are those of the direct parent company, BMY, which is the guarantor under the leases.
(3)	E.R. Squibb & Sons LLC has a contraction option for its lease with respect to the floor on floor 9 on the last day of the 10th lease year (October 31, 2032) with 18-30 months’ notice and a contraction payment equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet) to Eterna Therapeutics Inc. through October 31, 2032. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one five-year extension option.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,424	1.3%	NAP	NA	P	6,424	1.3%	NAP	NAP
MTM	0	0	0.0	$0	0.0%		6,424	1.3%	$0	0.0%
2023	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2024	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2025	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2026	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2027	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2028	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2029	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2030	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2031	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2032	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2033	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2034 & Thereafter	2	472,580	98.7	42,758,550	100.0		479,004	100.0%	$42,758,550	100.0%
Total	2	479,004	100.0%	$42,758,550	100.0%
(1)	Based on the underwritten rent roll dated November 10, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 4 – CX - 250 Water Street
Underwritten Net Cash Flow(1)
	Underwritten	Per SF	%(2)
Base Rent(3)	$43,079,750	$89.94	68.2%
Straight Line Rent(4)	5,689,409	11.88	9.0%
Total Reimbursements	12,827,911	26.78	20.3%
Parking Income	1,596,600	3.33	2.5%
Net Rental Income	$63,193,670	$131.93	100.0%
Vacancy/Credit Loss	(631,937)	(1.32)	(1.0%)
Effective Gross Income	$62,561,733	$130.61	99.0%
Total Expenses	13,277,931	27.72	21.2%
Net Operating Income	$49,283,802	$102.89	78.8%
Capital Expenditures	119,751	0.25	0.2%
TI/LC	0	0.00	0.0%
Net Cash Flow	$49,164,051	$102.64	78.6%
(1)	Historical financial information is not available because the CX - 250 Water Street Property was built in 2022.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Based on the in-place rent roll dated November 10, 2023, for contractual leases. The rent commencement dates for the CX - 250 Water Street Property was in July 2022 and November 2022.
(4)	Straight-line average rent credit was taken for the E.R. Squibb & Sons LLC leases (BMY is the investment grade rated parent company) through the loan term.

The Market. The CX - 250 Water Street Property is located in Cambridge, Massachusetts, within the Boston core-based statistical area, directly north of the City of Boston and separated from Boston’s central business district (“CBD”) by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. Cambridge is acclaimed for its mix of venture capital, National Institutes of Health (“NIH”) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub not only for the Northeast, but for the entire United States. 18 of the top 20 life sciences companies are in East Cambridge. Cambridge is home to over 5,000 private business establishments, including Watson Health, Amgen, Facebook and Apple, among others.

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of college educated people in the world, with three major NIH hospitals and 42 colleges, universities and community colleges in the Boston/Cambridge area, including Harvard University and Massachusetts Institute of Technology. There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

Submarket Statistics for Lab Space
Submarket	Inventory (SF)	Overall Vacancy Rate	YTD Overall Absorptions (SF)	Under Construction (SF)	Direct Avg. Rent	Direct Avg. Rent (Class A)
East Cambridge	8,159,000	3.5%	0	2,169,000	$102.78	$110.00
Mid Cambridge	2,951,620	1.0%	(29,562)	0	$115.00	$115.00
West Cambridge	1,406,102	0.0%	1,589	326,616	$96.18	$100.00
Total/Wtd. Avg.	12,516,722	2.5%	(27,973)	2,495,616	$104.92	$110.06

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Summary of Comparable Leases
Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
CX - 250 Water Street(1)(2) Cambridge, MA	2022	E.R. Squibb & Sons LLC	Jul/Nov-22	15.0	NNN	472,580	$90.48	2.53%	$225.00
325 Binney Cambridge, MA	2024	Moderna Therapeutics	Jan-24	15.0	NNN	462,000	$117.00	3.00%	$225.00
Lab Building Somerville, MA	2021	Generate Biomedicines, Inc.	Apr-22	10.1	NNN	71,330	$82.30	2.75%	$250.00
One Rogers/Charles Park Cambridge, MA	1984	Flagship Entities	Nov-23	10.0	NNN	388,000	$115.00	3.00%	$200.00
The Richards Building Cambridge, MA	1989	Vericel Corporation	Mar-22	10.0	NNN	57,159	$102.00	3.00%	$75.00
University Park Cambridge, MA	2000	Brigham and Women's	Feb-21	5.0	NNN	112,410	$100.00	3.00%	$0.00
Average(3)				10.0		218,180	$103.26		$150.00

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated November 10, 2023.
(2)	The information is based on the weighted average of the E.R. Squibb & Sons LLC leases and includes both office and lab spaces. The lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022, for 415,900 square feet at a base rent PSF of $88.50 with 2.5% annual increases. The lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022, for 56,680 square feet at a base rent PSF of $105.00 with 2.75% annual increases.
(3)	Average excludes the CX - 250 Water Street Property.

The Borrower. The borrower is DW Propco EF, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CX - 250 Water Street Whole Loan.

The Borrower Sponsors. There is no non-recourse carveout guarantor or environmental indemnitor for the CX - 250 Water Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between DivcoWest Real Estate Services, LLC (“Divco”), California State Teachers’ Retirement System (“CalSTRS”) and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California, with over 190 employees across seven investment offices. Divco is a developer, owner and operator of real estate throughout the United States, with expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of September 30, 2022, Divco had over $17.7 billion in assets under management. Since inception, Divco has acquired approximately 59.7 million square feet.

CalSTRS is reported to be the nation’s second largest public pension fund, with assets totaling approximately $311.1 billion as of April 30, 2023. CalSTRS’ investment portfolio is diversified into nine asset categories, including nearly 16.31% (approximately $50.7 billion as of April 30, 2023) allocated to real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have a 20-year history working together, with over $1.5 billion co-invested into various Divco-sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas. As of August 31, 2022, the agency was serving approximately 1.9 million participants and had assets under management of nearly $184 billion. TRS is the largest public retirement system in Texas in both membership and assets.

Property Management. The CX - 250 Water Street Property is managed by Divco West Real Estate Services, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $7,160,274 for a reserve with respect to outstanding tenant improvement allowances and leasing commissions, (ii) $5,932,952 for a base building reserve with respect to construction of the CX - 250 Water Street Property, and (iii) $4,500,617 for a reserve with respect to outstanding linkage fees. The borrower is required to pay the Somerville Affordable Housing Trust Fund linkage fees in the amount of $2,250,309 on August 18, 2023, and August 18, 2024, pursuant to the Project Mitigation Agreement, between the City of Somerville and the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Tax Escrows – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes.

Insurance Escrows – During a Trigger Period, or if the borrower fails to maintain a blanket insurance policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated annual insurance premiums.

Rollover Reserves – During a Lease Sweep Period (as defined below), all excess cash will be swept into the rollover reserve.

A “Trigger Period” will occur:

(i)	commencing upon the ARD (with no cure or end date);
(ii)	commencing upon the occurrence of an event of default under the CX - 250 Water Street Whole Loan until waived or cured;
(iii)	on any date from and after June 30, 2023, commencing when the debt service coverage ratio is less than 1.45x based on the CX - 250 Water Street Whole Loan for two consecutive calendar quarters, and ending upon the earlier to occur of (x) the debt service coverage ratio based on the CX - 250 Water Street Whole Loan being equal to or greater than 1.45x for two consecutive calendar quarters and (y) funds on deposit in the cash collateral account (without regard to prior disbursements from such account) equaling or exceeding $23,950,200;
(iv)	or during a Lease Sweep Period.

A “Lease Sweep Period” will commence (prior to the ARD) upon:

(i) the earliest to occur of:

(a) the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below);

(b) the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option; or

(c) with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD or the date that the lender reasonably determines that a Lease Sweep Period should commence in order for the aggregate amount of projected deposits into the rollover account for the period commencing on such date through the ARD to equal the Lease Sweep Deposit Amount (as defined below);

(ii) the date of the early termination, early cancellation or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the receipt by the borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then current expiration date;

(iii) solely with respect to any Lease Sweep Lease under which neither the applicable tenant, nor any lease guarantor is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the property and the same has not been subleased in accordance with the terms of the loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease;

(iv) a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or

(v) the occurrence of an insolvency proceeding with respect to the tenant under a Lease Sweep Lease, its parent company or any lease guarantor.

A Lease Sweep Period will end upon:

(a)	if triggered in the case of clause (i), (ii), (iii) and (iv) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
(b)	if triggered in the case of clause (i) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the loan documents with respect to all of its Lease Sweep Lease space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
(c)	if triggered in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option;
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(d)	if triggered in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist;
(e)	if triggered in the case of clause (iv) above, the date on which the subject default has been cured;
(f)	if triggered in the case of clause (v) above, either (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (2) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender;
(g)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the CX - 250 Water Street Property has achieved a debt yield of not less than 7.5% and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account; or
(h)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Lease space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (i) the BMY leases at the CX - 250 Water Street Property and (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any “qualified lease” that has an initial term which does not extend at least two years beyond the ARD.

Lockbox / Cash Management. The CX - 250 Water Street Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 250 Water Street Whole Loan, subject to certain permitted uses by the borrower described in the loan documents, and except as described with respect to a Lease Sweep Period. If the CX - 250 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX - 250 Water Street Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

On and after the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX - 250 Water Street Whole Loan until the outstanding principal balance has been reduced to zero and then to any excess interest until the excess interest has been reduced to zero.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Outlet Shoppes at Atlanta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Outlet Shoppes at Atlanta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – Outlet Shoppes at Atlanta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type–Subtype:	Retail – Outlet Center
% of IPB:	7.2%	Net Rentable Area (SF):	405,146
Loan Purpose:	Refinance	Location:	Woodstock, GA
Borrower:	Atlanta Outlet Shoppes CMBS, LLC	Year Built / Renovated:	2012 / NAP
Borrower Sponsors:	CBL & Associates Limited Partnership and Horizon Group	Occupancy(4):	95.9%
	Properties, Inc.	Occupancy Date:	8/1/2023
Interest Rate:	7.85000%	4th Most Recent NOI (As of):	$8,890,833 (12/31/2020)
Note Date:	10/3/2023	3rd Most Recent NOI (As of):	$9,067,590 (12/31/2021)
Maturity Date:	10/6/2033	2nd Most Recent NOI (As of):	$10,552,943 (12/31/2022)
Interest-only Period:	120 months	Most Recent NOI (As of)(5):	$10,938,902 (TTM 7/31/2023)
Original Term:	120 months	UW Economic Occupancy:	96.0%
Original Amortization Term:	None	UW Revenues:	$16,520,639
Amortization Type:	Interest Only	UW Expenses:	$4,733,026
Call Protection(2):	L(25),D(88),O(7)	UW NOI(5):	$11,787,613
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$11,098,864
Additional Debt(1):	Yes	Appraised Value / Per SF:	$158,000,000 / $390
Additional Debt Balance(1):	$29,330,000	Appraisal Date:	8/27/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$196
Taxes:	$123,910	$61,955	N/A	Maturity Date Loan / SF:	$196
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.2%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	50.2%
TI/LC:	$867,000	Springing	N/A	UW NCF DSCR:	1.76x
Other:	$897,915	$0	N/A	UW NOI Debt Yield:	14.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$79,330,000	100.0%	Loan Payoff	$69,888,896	88.1%
			Principal Equity Distribution	6,021,748	7.6
			Reserves	1,888,825	2.4
			Closing Costs	1,530,531	1.9
Total Sources	$79,330,000	100.0%	Total Uses	$79,330,000	100.0%
(1)	The Outlet Shoppes at Atlanta Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes totaling $79.33 million (the “Outlet Shoppes at Atlanta Whole Loan”). The Financial Information in the chart above reflects of the Outlet Shoppes at Atlanta Whole Loan.
(2)	Defeasance of the Outlet Shoppes at Atlanta Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) October 3, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2023-C22 securitization trust in November 2023. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Occupancy includes temporary tenants. Occupancy excluding temporary tenants is 95.2%.
(5)	The increase in Most Recent NOI to UW NOI is due to (i) six non-temporary tenants having leases that commenced or will commence in 2023 totaling underwritten base rent of $598,252 and (ii) rent steps and credit rent steps totaling $266,357.

The Loan. The Outlet Shoppes at Atlanta mortgage loan (the “Outlet Shoppes at Atlanta Mortgage Loan”) is part of the Outlet Shoppes at Atlanta Whole Loan with an original principal balance of $79,330,000. The Outlet Shoppes at Atlanta Whole Loan is secured by the borrower’s fee interest in a retail outlet center located in Woodstock, Georgia totaling 405,146 square feet (the “Outlet Shoppes at Atlanta Property”). The Outlet Shoppes at Atlanta Whole Loan consists of three pari passu notes and accrues interest at a rate of 7.85000% per annum. The Outlet Shoppes at Atlanta Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The Outlet Shoppes at Atlanta Whole Loan was co-originated by Barclays Capital Real Estate Inc. and Goldman Sachs Bank USA on October 3, 2023. The controlling Note A-1 will be included in the BBCMS 2023-C22 securitization trust and the other notes are expected

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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to be contributed to one or more future securitization trust(s). The Outlet Shoppes at Atlanta Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C22 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	BBCMS 2023-C22	Yes
Note A-2(1)	9,330,000	9,330,000	Barclays or an affiliate	No
Note A-3(1)	20,000,000	20,000,000	Goldman Sachs Bank USA	No
Whole Loan	$79,330,000	$79,330,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Property. The Outlet Shoppes at Atlanta Property consists of a 405,146 square foot retail outlet center situated on approximately 39.9 acres in Woodstock, Georgia, approximately 30 miles north of Atlanta, Georgia. The Outlet Shoppes at Atlanta Property was built in 2012 as an open-air shopping center. There are 1,796 parking spaces (resulting in a ratio of approximately 4.4 spaces per 1,000 square feet) at the Outlet Shoppes at Atlanta Property. As of August 1, 2023, the Outlet Shoppes at Atlanta Property was 95.9% leased including temporary tenants and 95.2% leased excluding temporary tenants. The largest tenants at the Outlet Shoppes at Atlanta Property are Saks Fifth Avenue Off Fifth (“Saks Off Fifth”), Nike Factory Store and Forever 21 with the remaining space leased to various national and local tenants, such as Adidas, Polo Ralph Lauren, Columbia Sportswear, Gap Factory, The North Face, Tommy Hilfiger and Brooks Brothers. The tenant roster is granular as demonstrated by the 100-lease total, with the largest tenant accounting for only 6.1% of total NRA. Based on the trailing 12 months ending in July 2023, the Outlet Shoppes at Atlanta Property had sales per square foot of $525 with an occupancy cost of 8.5% for comparable in-line sales for tenants less than 10,000 square feet.

Historical In-Line Sales and In-Line Occupancy Costs(1)
	2019	2020	2021	2022	Current(2)
Comparable In-Line Sales PSF	$464	$343	$522	$511	$525

Comparable In-Line Occupancy Cost (%)(3)	8.4%	11.8%	8.4%	8.2%	8.5%
(1)	Historical figures are as of December 31 of each respective year and include temporary tenants.
(2)	Current Occupancy is as of the trailing 12-month period ending in July 2023.
(3)	Comparable In-Line Occupancy Cost (%) is based on gross rent.

Major Tenants.

Saks Off Fifth (24,807 square feet; 6.1% of NRA; 2.6% of underwritten base rent). Saks Off Fifth’s parent company is Hudson’s Bay Company, a Canadian retail conglomerate that owns department stores in the United States and Canada. Hudson’s Bay Company operates in the United States under the Saks Fifth Avenue brand. The Saks Off Fifth location at the Outlet Shoppes at Atlanta Property had approximately $4.5 million in sales based on the trailing 12 months ending in July 2023, resulting in sales per square foot of approximately $180 and an occupancy cost of 6.6%. Saks Off Fifth has a lease expiration date in July 2028 with two, five-year renewal options.

Nike Factory Store (13,692 square feet; 3.4% of NRA; 3.4% of underwritten base rent). Nike Factory Store is an affiliate of Nike. Inc., an American multinational corporation that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. The Nike Factory Store at the Outlet Shoppes at Atlanta Property had approximately $14.5 million in sales based on the trailing 12-month period ending in July 2023, resulting in sales per square foot of approximately $1,062 and an occupancy cost of 2.7%. Nike Factory Store has a lease expiration date in January 2029 with one, five-year renewal option.

Forever 21 (10,644 square feet; 2.6% of NRA; 1.7% of underwritten base rent). Forever 21 is a low-price fashion retailer, selling accessories, beauty products, home goods, and clothing for women, men and children. The Forever 21 location at the Outlet Shoppes at Atlanta Property has a lease that commenced in November 2022. Forever 21’s partial year sales are $943,945, resulting in an annualized sales per square foot of $133. Forever 21 pays the greater of (i) percent-in-lieu of sales

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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totaling 13.0% of its annual gross sales or (ii) $200,000 for the first five years of the lease that commenced in November 2022 and $250,000 for years six through 10. The tenant has the right to terminate its lease if gross sales in the fifth year of its lease (2027) are less than $2,300,000 with 90 days’ notice or if gross sales in the seventh year of its lease (2029) are less than $2,400,000 with 90 days’ notice. In each case, the tenant is required to pay a termination fee equal to 50% of the unamortized construction allowance based on straight-line amortization over the initial term of the lease. Forever 21 has a lease expiration date in January 2033.

Environmental. According to the Phase I environmental assessment dated September 5, 2023, there was no evidence of any recognized environmental conditions at the Outlet Shoppes at Atlanta Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Historical and Current Occupancy(1)
2020	2021(2)	2022(2)	Current(3)
90.1%	92.8%	98.4%	95.9%
(1)	Historical Occupancies are as of December 31 of each respective year and include temporary tenants. Excluding temporary tenants, occupancy for 2020, 2021, 2022 and Current is 87.5%, 87.3%, 95.6% and 95.2%, respectively.
(2)	The increase in occupancy from 2021 to 2022 is primarily attributed to Forever 21 signing its lease for 10,644 square feet.
(3)	Current Occupancy is as of August 1, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)(4)	UW Base Rent(3)(4)	% of Total UW Base Rent(3)(4)	Lease Exp. Date	Sales PSF(5)	Occupancy Cost(5)
Saks Off Fifth(6)	NR/NR/NR	24,807	6.1%	$12.00	$297,684	2.6%	7/31/2028	$180	6.6%
Nike Factory Store(7)	A1/AA-/NR	13,692	3.4	$28.50	$390,222	3.4	1/31/2029	$1,062	2.7%
Forever 21(4)(8)	NR/NR/NR	10,644	2.6	$18.79	$200,000	1.7	1/31/2033	$133	14.1%
Adidas(9)	A3/A-/NR	9,054	2.2	$37.53	$339,797	3.0	1/31/2031	$518	10.2%
Polo Ralph Lauren(4)(10)	A3/A-/NR	8,049	2.0	$22.03	$177,349	1.5	11/30/2024	$734	3.0%
Columbia Sportswear	NR/NR/NR	7,995	2.0	$28.89	$230,976	2.0	1/31/2024	$653	7.2%
Gap Factory(11)	B1/BB/NR	7,983	2.0	$25.50	$203,567	1.8	11/30/2025	$510	5.4%
The North Face(12)	NR/NR/NR	7,750	1.9	$26.00	$201,500	1.8	12/31/2028	NAP	NAP
Tommy Hilfiger	NR/NR/NR	7,484	1.8	$30.90	$231,256	2.0	7/31/2028	$372	12.6%
Brooks Brothers(4)(13)	NR/NR/NR	7,484	1.8	$26.61	$199,115	1.7	1/31/2024	$266	10.0%
Major Tenants		104,942	25.9%	$23.55	$2,471,464	21.5%

Other Tenants(14)		283,482	70.0%	$31.80	$9,016,027	78.5%

Occupied Collateral Total		388,424	95.9%	$29.57	$11,487,492	100.0%

Vacant Space		16,722	4.1%

Collateral Total		405,146	100.0%

(1)	Based on the underwritten rent roll dated August 1, 2023.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include rent steps through September 2024 totaling $191,948.
(4)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include percent-in-lieu rent for six tenants totaling $957,135. Polo Ralph Lauren and Brooks Brothers percent-in-lieu rent is underwritten based on borrower sponsor provided sales data for the trailing 12 months ending in July 2023. Forever 21 rent is underwritten to $200,000, which is the greater of (i) $200,000 and (ii) 13.0% of its sales.
(5)	Sales PSF and Occupancy Cost are based on sales from the trailing 12 months ending in July 2023 besides Forever 21 which is showing annualized sales. Occupancy cost is based on gross rent.
(6)	Saks Fifth Avenue Off Fifth has two, five-year renewal options.
(7)	Nike Factory Store has one, five-year renewal option.
(8)	The Forever 21 lease commenced in the end of November 2022 and had sales of $943,945 through July 2023. Sales PSF and Occupancy Cost above reflect the annualized sales results. Forever 21 has the right to terminate its lease if gross sales in the fifth year of its lease are less than $2,300,000 with 90 days’ notice or if gross sales in the seventh year of its lease are less than $2,400,000 with 90 days’ notice. In each case, the tenant is required to pay a termination fee equal to 50% of the unamortized construction allowance based on straight-line amortization over the initial term of the lease.
(9)	Adidas has the right to terminate its lease that commenced in July 2020 if sales from the 49th month of its lease to the 60th month of its lease are less than $4,000,000 with 90 days’ notice and payment of a termination fee equal to the unamortized construction allowance based on straight-line amortization over the initial term of the lease.
(10)	Polo Ralph Lauren has two, five-year renewal options.
(11)	Gap Factory has one, five-year renewal option.
(12)	The North Face has one, five-year renewal option.
(13)	Brooks Brothers has the yearly right to terminate its lease if gross sales are less than or equal to $1,538,928 from September 1 through August 31 of the respective year with 60 days’ notice.
(14)	Other Tenants includes 2,866 square feet (0.7% of NRA) of temporary tenants. Excluding temporary tenants, the Outlet Shoppes at Atlanta Property was 95.2% occupied as of August 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 5 – Outlet Shoppes at Atlanta
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	16,722	4.1%	NAP	NA	P	16,722	4.1%	NAP	NAP
2023 & MTM(3)	6	15,718	3.9	$567,186	4.9%		32,440	8.0%	$567,186	4.9%
2024	21	75,212	18.6	2,077,591	18.1		107,652	26.6%	$2,644,777	23.0%
2025	8	29,252	7.2	848,521	7.4		136,904	33.8%	$3,493,298	30.4%
2026	15	43,188	10.7	1,502,769	13.1		180,092	44.5%	$4,996,067	43.5%
2027	10	34,320	8.5	1,079,501	9.4		214,412	52.9%	$6,075,568	52.9%
2028	25	120,317	29.7	3,262,126	28.4		334,729	82.6%	$9,337,694	81.3%
2029	4	25,320	6.2	722,599	6.3		360,049	88.9%	$10,060,293	87.6%
2030	4	5,295	1.3	279,987	2.4		365,344	90.2%	$10,340,280	90.0%
2031	2	15,110	3.7	527,533	4.6		380,454	93.9%	$10,867,813	94.6%
2032	1	4,506	1.1	110,397	1.0		384,960	95.0%	$10,978,210	95.6%
2033	4	20,186	5.0	509,282	4.4		405,146	100.0%	$11,487,492	100.0%
2034 & Beyond	0	0	0.0	0	0.0		405,146	100.0%	$11,487,492	100.0%
Total	100	405,146	100.0%	$11,487,492	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through September 2024 totaling $191,948 and percent-in-lieu rent for six tenants totaling $957,135.
(3)	2023 & MTM include temporary tenants. Excluding temporary tenants, the Outlet Shoppes at Atlanta Property was 95.2% occupied as of August 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 5 – Outlet Shoppes at Atlanta
Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$8,961,299	$8,752,734	$9,542,797	$9,804,994	$10,338,408	$25.52	60.2%
Contractual and Credit Tenant Rent Steps(5)	0	0	0	0	266,357	0.66	1.6
Percent in Lieu Rent(4)(6)	406,292	909,982	794,847	839,497	957,135	2.36	5.6
Overage Rent(7)	332,766	871,598	1,155,997	1,046,129	906,941	2.24	5.3
Temporary Tenant Rent	156,189	351,868	289,895	255,569	255,569	0.63	1.5
Vacant Income	0	0	0	0	684,603	1.69	4.0
Gross Potential Rent	$9,856,546	$10,886,182	$11,783,536	$11,946,189	$13,409,013	$33.10	78.1%
Total Reimbursements	3,162,990	2,826,567	3,197,752	3,404,080	3,759,401	9.28	21.9
Net Rental Income	$13,019,536	$13,712,749	$14,981,288	$15,350,269	$17,168,414	$42.38	100.0%
Other Income	93,192	28,877	46,201	47,537	36,828	0.09	0.2
(Vacancy/Credit Loss)	0	0	0	0	(684,603)	(1.69)	(4.0)
Effective Gross Income	$13,112,728	$13,741,626	$15,027,489	$15,397,806	$16,520,639	$40.78	96.2%

Total Expenses	$4,221,895	$4,674,036	$4,474,546	$4,458,904	$4,733,026	$11.68	28.6%

Net Operating Income	$8,890,833	$9,067,590	$10,552,943	$10,938,902	$11,787,613	$29.09	71.4%

Total TI/LC, Capex/RR	0	0	0	0	688,748	1.70	4.2

Net Cash Flow	$8,890,833	$9,067,590	$10,552,943	$10,938,902	$11,098,864	$27.39	67.2%
(1)	Based on the underwritten rent roll dated August 1, 2023.
(2)	TTM represents the trailing 12-month period ending July 31, 2023.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	The increase in Underwritten Rents In Place from TTM are due to general rental rate increases for recent renewals as well as new executed leases including The North Face (December 2023) and Athleta (July 2023).
(5)	Contractual and Credit Tenant Rent Steps include rent steps through September 2024.
(6)	Six tenants pay percent-in-lieu rent which was underwritten to the respective tenant’s sale information for the trailing 12 months ending in July 2023. Forever 21 is paying $200,000, which is the greater of (i) $200,000 for the first five years of the loan term and (ii) 13.0% of its sales.
(7)	Underwritten Overage Rent reflects 19 tenants who had overage rent clauses in their respective leases and that exceeded their respective sales breakpoints.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 5 – Outlet Shoppes at Atlanta

The Market. The Outlet Shoppes at Atlanta Property is located in Woodstock, Georgia, approximately 30 miles north of Atlanta. Woodstock is considered a suburban location within the Atlanta-Sandy Springs-Marietta core-based statistical area, which is the ninth largest core based statistical area in the United States. According to the appraisal, Atlanta’s urban core is one of the fastest growing metropolitan statistical areas in the county. The Outlet Shoppes at Atlanta Property is located at the southeast quadrant of Interstate 575, allowing access to shoppers from the surrounding area. The appraiser claims that the development of the Outlet Shoppes at Atlanta Property in 2012 spurred commercial development in the neighborhood. According to the appraisal, as of 2022, the population within a 10-, 20-, and 30-mile radius totaled 473,469, 1,651,176 and 3,441,015 people, respectively, and average household income for the same radii was $120,705, $131,407 and $118,736, respectively.

According to the appraisal, the Outlet Shoppes at Atlanta Property is situated within the Cherokee/Woodstock retail submarket. As of the third quarter of 2023, the total inventory for the Cherokee/Woodstock retail submarket was approximately 14.6 million square feet with a 1.8% vacancy rate and asking rents of $20.57 per square foot.

The appraiser identified one property that is primary competition and three properties that are secondary competition to the Outlet Shoppes at Atlanta Property:

Competitive Shopping Centers(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Major Tenants	Sales PSF	Distance to Subject
Outlet Shoppes at Atlanta 915 Ridgewalk Parkway Woodstock, GA	2012	95.9%(2)	405,146(2)	Saks Off Fifth Nike Factory Store Forever 21	$525(3)	--
Primary Competition
North Georgia Premium Outlets 800 Highway 400 South Dawsonville, GA	1996	92.0%	541,000	West Elm Nike Pottery Barn	NAV	32.0 miles
Secondary Competition
Town Center at Cobb 400 Ernest Barrett Parkway Kennesaw, GA	1985	80.0%	1,280,150	Macy’s Macy’s Furniture Belk JC Penney	NAV	7.3 miles
Avalon 2800 Old Milton Parkway Alpharetta, GA	2017	98.0%	570,000	Regal Cinemas Whole Foods	NAV	14.5 miles
The Avenue West Cobb 3625 Dallas Highway Marietta, GA	2003	75.0%	262,119	Barnes & Noble	NAV	10.6 miles
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 1, 2023, inclusive of temporary tenants.
(3)	Based on comparable in-line sales information provided by the borrower sponsors as of the trailing 12-month period ending in July 2023.

The following table presents certain information relating to comparable sales for the Outlet Shoppes at Atlanta Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Outlet Shoppes at Atlanta Woodstock, GA	NAP	405,146(2)	95.9%	(2)	NAP	NAP	NAP
The Shoppes at Webb Gin Snellville, GA	Jun-22	329,665	91.0%		$97,000,000	$294.24	$419.29
Gloucester Premium Outlets Gloucester Township, NJ	Jun-22	369,686	85.0%		$141,600,000	$383.03	$363.88
The Collection at Forsyth Cumming, GA	Dec-22	536,659	80.0%		$96,000,000	$178.88	$348.82
Camp Creek Marketplace East Point, GA	Jun-23	309,089	98.0%		$78,500,000	$253.97	$368.26
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 1, 2023, inclusive of temporary tenants.

The Borrower. The borrower is Atlanta Outlet Shoppes CMBS, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Outlet Shoppes at Atlanta Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 5 – Outlet Shoppes at Atlanta

The Borrower Sponsors. The borrower sponsors and non-recourse carve-out guarantors are Horizon Group Properties, Inc. and CBL & Associates Limited Partnership in a 50%/50% joint venture. Horizon Group Properties, Inc. is an owner and developer of factory outlet shopping centers with a portfolio of five outlet centers and 375 acres of potential land developments. CBL & Associates Limited Partnership (NYSE: CBL) is a publicly traded real estate investment trust that owns and manages a portfolio of 95 properties totaling 59.5 million square feet across 24 states. Of these properties, 57 are malls, outlets or lifestyle centers. Both Horizon Group Properties, Inc. and CBL & Associates Limited Partnership have experienced previous foreclosures, defaults, modifications, and other workouts on unrelated properties, primarily related to loans originated pre-2010. See “—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Outlet Shoppes at Atlanta Property is managed by Horizon Group Properties, L.P., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $123,910 for real estate taxes, $867,000 for upfront tenant improvements and leasing commissions and $897,915 for outstanding tenant improvements and leasing commissions.

Tax Escrows – On a monthly basis, the borrower will deposit 1/12th of the taxes estimated to be payable over the next 12 months, initially equal to approximately $61,955.

Insurance Escrows – The borrower is not required to make monthly payments of 1/12th of insurance premiums payable for the renewal of the coverage as long as the borrower obtains a blanket policy satisfactory to the lender.

Replacement Reserves – On a monthly basis after the occurrence of Trigger Period (as defined below), the borrower will be required to escrow approximately $8,441.

TI/LC Reserves – On a monthly basis after the occurrence of a Trigger Period, the borrower will be required to escrow $67,524.

Lockbox / Cash Management. The Outlet Shoppes at Atlanta Whole Loan requires a hard lockbox with springing cash management. The borrower has established a lockbox account for the exclusive benefit of the lender into which the tenants will be instructed to pay rents directly or in the event that the borrower or property manager receives such funds, they will be required to deposit all rents within two business days of receipt. Funds in the lockbox account, absent of a Trigger Period, are required to be transferred daily to a borrower operating account. Upon the occurrence of a Trigger Period, the lender will establish a cash management account, to which, during the continuance of such Trigger Period, all amounts in the lockbox account will be automatically transferred each business day for the payment of, among other things, the debt service, monthly escrows, default interest, late payment charges, and any amounts remaining to the excess cash flow reserve account.

A “Trigger Period” will commence upon the earliest of (i) an event of default and (ii) the debt yield being less than 11.5%. A Trigger Period will be cured upon, with respect to clause (i) above, the cure of such event of default and with respect to clause (ii) above, the debt yield being 11.5% or greater for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrower may obtain the release of an unimproved and non-income producing parcel with no underwritten value upon the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the debt yield of the remaining Outlet Shoppes at Atlanta Property is not less than the greater of (1) the net cash flow debt yield immediately prior to the release and (2) 13.84%; (iii) the net cash flow debt service coverage ratio for the remaining Outlet Shoppes at Atlanta Property is not less than the greater of (1) the debt service coverage ratio immediately prior to the release and (2) 1.59x; (iv) the loan-to-value ratio for the remaining Outlet Shoppes at Atlanta Property is not greater than the lesser of (1) the loan-to-value ratio immediately prior to the release or (2) 50.2%; and (v) satisfaction of any REMIC release conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 6 – Rhino Retail Portfolio 2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 6 – Rhino Retail Portfolio 2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 6 – Rhino Retail Portfolio 2

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, BANA	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$45,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$45,500,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	6.6%	Net Rentable Area (SF):	827,429
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Sanjiv Chopra	Occupancy:	95.5%
Interest Rate:	6.97500%	Occupancy Date:	7/20/2023
Note Date:	7/28/2023	4th Most Recent NOI (As of)(4):	$4,037,012 (12/31/2020)
Maturity Date:	8/6/2033	3rd Most Recent NOI (As of)(4)(5):	$4,135,747 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$3,867,109 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(4)(6):	$3,670,860 (TTM 5/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only	UW Revenues:	$19,233,452
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$5,271,185
Lockbox / Cash Management:	Soft / Springing	UW NOI(6):	$13,962,267
Additional Debt(1):	Yes	UW NCF:	$12,992,206
Additional Debt Balance(1):	$85,000,000	Appraised Value / Per SF:	$198,631,638 / $240
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$158
Taxes:	$785,206	$157,041	N/A	Maturity Date Loan / SF:	$158
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.7%
Replacement Reserve:	$0	$10,343	N/A	Maturity Date LTV:	65.7%
TI/LC:	$0	$51,714	$1,861,715	UW NCF DSCR:	1.41x
Deferred Maintenance:	$47,813	$0	N/A	UW NOI Debt Yield:	10.7%
Free Rent and Gap Rent Reserve:	$2,578,518	$0	N/A
Static Insurance Reserve:	$306,455	$0	N/A
Planet Fitness TI/LC:	$468,576	$100,000	$968,576
Outstanding TI/LC:	$8,513,460	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$130,500,000	99.9%	Loan Payoff	$112,026,380	85.7%
Borrower Sponsor Equity	194,081	0.1	Reserves	12,700,027	9.7
			Closing Costs(7)	5,967,674	4.6
Total Sources	$130,694,081	100.0%	Total Uses	$130,694,081	100.0%
(1)	The Rhino Retail Portfolio 2 Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $130.5 million (the “Rhino Retail Portfolio 2 Whole Loan”). The Financial Information in the chart reflects the metrics of the Rhino Retail Portfolio 2 Whole Loan.
(2)	The borrowers of the Rhino Retail Portfolio 2 Whole Loan are Rhino Holdings Turlock, LLC, Rhino Holdings Port Orchard, LLC, Rhino Holdings Madera Marketplace, LLC, Rhino Holdings Grafton, LLC, Rhino Holdings Fallon, LLC, Rhino Holdings SV, LLC and Rhino Holdings Sherwood, LLC.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Historical cash flows exclude the Monte Vista mortgaged property, as the data provided by the borrower sponsor included income from parcels that are not part of the collateral.
(5)	3rd Most Recent NOI excludes the Silverdale Village mortgaged property, as the mortgaged property was acquired in 2021 and such information is not available.
(6)	The increase from Most Recent NOI to UW NOI is primarily attributed to the inclusion of the Monte Vista mortgaged property cash flows. Another driver for this increase is recent leasing throughout the Rhino Retail Portfolio 2 Properties (as defined below). Recent leasing includes several major tenants, including Ross Dress for Less ($364,078 of underwritten base rent; lease commencement date of December 2023), Treetop Village Early Learning Center ($360,000 of underwritten base rent; lease commenced in August 2023), Big Lots ($250,000 of underwritten base rent; lease commencement date of December 2023), Smart & Final ($603,220 of underwritten base rent; lease commencement date of December 2023), Planet Fitness ($368,335 of underwritten base rent; lease commencement date of June 2024) and TJ Maxx ($236,922 of underwritten base rent; lease commenced in September 2023).
(7)	Closing Costs include certain tenant improvement draws and construction allowance draws, including $655,217 to TJ Maxx and $558,592 to Smart & Final. Additionally, $879,800 of previous loan exit fees on the Port Orchard mortgaged property as well as a $200,000 origination fee were included in Closing Costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 6 – Rhino Retail Portfolio 2

The Loan. The Rhino Retail Portfolio 2 mortgage loan (the “Rhino Retail Portfolio 2 Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in an 827,429 square foot, seven-property anchored retail portfolio located in California, Oregon, Washington, Wisconsin and Nevada (each, a “Rhino Retail Portfolio 2 Property”, and collectively, the “Rhino Retail Portfolio 2 Properties”). The Rhino Retail Portfolio 2 Whole Loan consists of six pari passu notes and accrues interest at a rate of 6.97500% per annum. The Rhino Retail Portfolio 2 Whole Loan has a 10-year term, is interest-only for the entire term of the loan and accrues interest on an Actual/360 basis. The Rhino Retail Portfolio 2 Whole Loan was co-originated on July 28, 2023 by Barclays Capital Real Estate Inc. (“Barclays”) and Bank of America, N.A. (“BANA”). The non-controlling Notes A-3 and A-4, contributed by Barclays, and non-controlling Note A-6, contributed by BANA, with an aggregate original principal balance and Cut-off Date Balance of $45,500,000, will be contributed to the BBCMS 2023-C22 securitization trust. The remaining note is currently held by BANA or their respective affiliates and is expected to be contributed to one or more future securitization trust(s). The Rhino Retail Portfolio 2 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C21 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2023-C21	Yes
A-2	25,000,000	25,000,000	BBCMS 2023-C21	No
A-3	20,000,000	20,000,000	BBCMS 2023-C22	No
A-4	15,500,000	15,500,000	BBCMS 2023-C22	No
A-5(1)	30,000,000	30,000,000	BANA	No
A-6	10,000,000	10,000,000	BBCMS 2023-C22	No
Whole Loan	$130,500,000	$130,500,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Rhino Retail Portfolio 2 Properties consist of seven anchored retail centers located in California (59.9% of whole allocated loan amount (“ALA”)), Oregon (18.8% of ALA), Washington (14.8% of ALA), Wisconsin (3.8% of ALA) and Nevada (2.8% of ALA). The Rhino Retail Portfolio 2 Properties were 95.5% occupied by 142 tenants as of July 20, 2023. The Rhino Retail Portfolio 2 Properties include 5,165 parking spaces (approximately 6.2 parking spaces per 1,000 square feet of net rentable area (“NRA”) based on a weighted average of each Rhino Retail Portfolio 2 Property’s NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 6 – Rhino Retail Portfolio 2

The following table presents certain information relating to the Rhino Retail Portfolio 2 Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %(1)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Monte Vista	Turlock, CA	2000 / 2015	275,087	98.7%	$58,000,000	44.4%	$94,943,627	47.8%
Sherwood	Sherwood, OR	1995 / NAP	125,515	99.3%	$24,500,000	18.8%	$35,558,011	17.9%
Madera Marketplace	Madera, CA	1992 / NAP	134,833	85.8%	$20,200,000	15.5%	$28,400,000	14.3%
Silverdale Village	Silverdale, WA	1965 / 2023	73,818	93.8%	$10,300,000	7.9%	$14,390,000	7.2%
Port Orchard	Port Orchard, WA	1995 / 2022	75,349	100.0%	$9,000,000	6.9%	$12,670,000	6.4%
Grafton	Grafton, WI	1989 / 2022	82,374	98.1%	$4,900,000	3.8%	$6,960,000	3.5%
Fallon	Fallon, NV	1990 / NAP	60,453	87.1%	$3,600,000	2.8%	$5,710,000	2.9%
Total			827,429	95.5%	$130,500,000	100.0%	$198,631,638	100.0%
(1)	Occ. % is as of July 20, 2023.

Major Tenants.

Harbor Freight Tools (52,829 square feet; 6.4% of portfolio NRA; 4.4% of portfolio underwritten base rent). Harbor Freight Tools was founded in 1977. Harbor Freight Tools (S&P: BB-) now operates over 1,400 stores and has had over 75 million customers in its over 40-year history. Harbor Freight Tools reported revenue of approximately $6.8 billion in 2022, which was approximately a 33.3% increase from 2021. Harbor Freight Tools is a tenant at three of the Rhino Retail Portfolio 2 Properties. Harbor Freight Tools leases 16,310 square feet and has been a tenant at the Fallon mortgaged property since 2020 under a lease that is scheduled to expire in December 2030. Harbor Freight Tools leases 17,500 square feet and has been a tenant at the Grafton mortgaged property since 2022 under a lease that is scheduled to expire in November 2032. Harbor Freight Tools leases 19,019 square feet and has been a tenant at the Silverdale Village mortgaged property since 2022 under a lease that is scheduled to expire in July 2032. Harbor Freight Tools has five, five-year renewal options for its space at the Fallon and Grafton mortgaged properties. Harbor Freight Tools has six, five-year renewal options at the Silverdale Village mortgaged property. Harbor Freight Tools has the right to terminate its lease at the Fallon mortgaged property at any time following the 90-day period from January 1, 2025 through December 31, 2025, with 60 days’ notice, if gross sales do not exceed $4,000,000 during such period. According to a third party provider, Harbor Freight Tools gross sales at the Fallon mortgaged property are currently estimated to be higher than the termination sales threshold. Upon timely delivery of the termination notice, Harbor Freight Tools will be required to pay a termination fee equal to the sum of (i) 50% of the brokerage commission to the extent the same was actually paid by the landlord to the broker and (ii) $50,000 representing 50% of the allowance to the extent the same was actually paid by the landlord to Harbor Freight Tools. Harbor Freight Tools has the right to terminate its space at the Grafton mortgaged property on November 30, 2029, subject to prior written notice provided at any time prior to December 1, 2028. Harbor Freight Tools does not have any termination options at the Silverdale Village mortgaged property.

Hobby Lobby Stores, Inc. (49,793 square feet; 6.0% of portfolio NRA; 2.7% of portfolio underwritten base rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) was founded in 1972 and has over 900 stores today as the largest privately-owned arts-and-crafts retailer in the world. Hobby Lobby has over 43,000 employees and operates in 48 different states. Hobby Lobby had revenue of approximately $7.7 billion in 2022, which was an approximately 20.3% year-over-year increase from 2021. Hobby Lobby has been at the Sherwood mortgaged property since 2020, has a current lease expiration date in February 2030 and has three, five-year lease renewal options remaining. Hobby Lobby has no termination options.

Dick’s Sporting Goods (45,000 square feet; 5.4% of portfolio NRA; 4.9% of portfolio underwritten base rent). Dick’s Sporting Goods (“Dick’s”) is a Fortune 500 company founded in 1948 and headquartered in Pittsburgh, Pennsylvania. Dick’s (Moody’s/S&P: Baa3/BBB) is an omnichannel retailer that serves athletes and outdoor enthusiasts by offering an assortment of sports equipment, apparel, footwear and accessories. Dick’s operates more than 850 Dick’s Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores, online, and through its mobile app. Dick’s reported net sales of $12.4 billion for the trailing 12-month period through January 28, 2023, which was a 0.6% increase from 2021 and 41% higher than 2019. Dick’s has been at the Monte Vista mortgaged property since 2014, has a current lease expiration in January 2025 and has three, five-year renewal options remaining. Dick’s has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 6 – Rhino Retail Portfolio 2

Environmental. According to the Phase I environmental reports dated June 19, 2023 and July 7, 2023, a recognized environmental condition (a “REC”) was identified at the Silverdale Village mortgaged property and controlled recognized environmental conditions (each, a “CREC”) were identified at the Port Orchard and Sherwood mortgaged properties.

A dry cleaning business formerly operating at the Silverdale Village mortgaged property used cleaning solvent components (chlorinated compounds including Perchloroethylene (“PCE”)) which have impacted soil and groundwater at the Silverdale Village mortgaged property that exceed their respective Model Toxics Control Act cleanup levels. The extent of the impacted soil and groundwater at the Silverdale Village mortgaged property has been fully delineated and an enhanced bioremediation remedial action, approved by the Washington Department of Ecology (“WDE”), is being implemented to address the impacted soil and groundwater. The cleanup is being conducted under a WDE Voluntary Cleanup Plan (“VCP”) agreement between the Mentor Company (the prior owner of the Silverdale Village mortgaged property and identified responsible party) and WDE. The chlorinated compound impacts to soil and groundwater at the Silverdale Village mortgaged property is identified as a REC; however, since the responsible party has been identified, and remediation is being conducted under the VCP, no further investigation is required at this time. A third-party consultant hired by Mentor Company estimated $86,000 expenses remaining prior to obtaining closure. Mentor Company has a remaining escrow of $118,116 for the remaining remediation work.

Based on the analytical soil and soil vapor data at the Port Orchard mortgaged property, the presence of PCE impacted soil beneath the South Park Cleaners tenant space is classified as a CREC. On March 26, 2020, a Vapor Intrusion Assessment Report was completed at the Port Orchard mortgaged property. Based on the results of the Vapor Intrusion Assessment Report, further assessment of vapor intrusion risk is not recommended.

CRECs were identified at the Sherwood mortgaged property in connection with a gas station and dry cleaning services. With regard to the gas station, benzene in groundwater was found to be above regulatory criteria, however, the contamination has been determined to be localized and not indicative of a significant contamination plume. With regard to the dry cleaning tenant, PCE was detected in excess of the Oregon Department of Environmental Quality Risk Based Concentrations for urban residential settings and occupational settings. No further action was required given that the vapor intrusion risks were acceptable for commercial occupants, however, the release of PCE represents a CREC.

Environmental insurance was obtained at origination of the Rhino Retail Portfolio 2 Whole Loan for the Port Orchard and Sherwood mortgaged properties with a coverage limit of $4,000,000 and a policy expiration date of July 27, 2026. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2020	2021(2)	2022(2)(3)	Current(3)(4)
NAV	84.5%	84.0%	95.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Includes certain parcels at the Monte Vista mortgaged property that are no longer included in the collateral.
(3)	The increase from 2022 occupancy to current occupancy is attributed to recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross Dress for Less (28,321 SF; lease commencement date of December 2023), Treetop Village Early Learning Center (30,000 SF; lease commenced in August 2023), Big Lots (39,042 SF; lease commencement date of December 2023), Smart & Final (30,161 SF; lease commencement date of December 2023), Planet Fitness (19,910 SF; lease commencement date of June 2024) and TJ Maxx (22,564 SF; lease commencement date of October 2023).
(4)	Current Occupancy is as of July 20, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 6 – Rhino Retail Portfolio 2
Top Ten Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Renewal Options
Harbor Freight Tools	Various(4)	NR / BB- / NR	52,829	6.4%	$12.30	$649,600	4.4%	Various(4)	Various(5)
Hobby Lobby	Sherwood	NR / NR / NR	49,793	6.0	$8.00	398,344	2.7	2/28/2030	3, 5-year
Dick's Sporting Goods	Monte Vista	Baa3 / BBB / NR	45,000	5.4	$16.00	720,000	4.9	1/31/2025	3, 5-year
Big Lots	Grafton	NR / NR / NR	39,042	4.7	$6.40	250,000	1.7	1/31/2034	3, 5-year
Boot Barn	Various(6)	NR / NR / NR	32,040	3.9	$7.69	246,546	1.7	Various(6)	3, 5-year
Smart & Final	Madera Marketplace	NR / NR / NR	30,161	3.6	$20.00	603,220	4.1	11/30/2038	3, 5-year
Treetop Village Early Learning Center	Port Orchard	NR / NR / NR	30,000	3.6	$12.00	360,000	2.4	8/31/2033	2, 5-year
Ross Dress for Less	Madera Marketplace	A2 / BBB+ / NR	28,321	3.4	$12.86	364,078	2.5	1/31/2034	4, 5-year
TJ Maxx	Fallon	A2 / A / NR	22,564	2.7	$10.50	236,922	1.6	9/30/2033	4, 5-year
Planet Fitness	Silverdale Village	NR / NR / NR	19,910	2.4	$18.50	368,335	2.5	5/31/2034	4, 5-year
Top Ten Tenants			349,660	42.3%	$12.00	$4,197,045	28.4%

Remaining Tenants			440,217	53.2%	$24.01	$10,568,722	71.6%

Occupied Collateral Total / Wtd. Avg.			789,877	95.5%	$18.69	$14,765,767	100.0%

Vacant Space			37,552	4.5%

Collateral Total			827,429	100.0%

(1)	Based on the underwritten rent roll dated July 20, 2023.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Includes $384,278 of percentage rent. Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.
(4)	Harbor Freight Tools occupies 16,310 square feet at the Fallon mortgaged property with a lease expiration date of December 31, 2030, 17,500 square feet at the Grafton mortgaged property with a lease expiration date of November 30, 2032 and 19,019 square feet at the Silverdale Village mortgaged property with a lease expiration date of July 31, 2032.
(5)	Harbor Freight Tools has six, five-year renewal options at the Silverdale Village mortgaged property and five, five-year renewal options at the Fallon and Grafton mortgaged properties.
(6)	Boot Barn occupies 13,776 square feet at the Fallon property with a lease expiration date of May 31, 2032, and 18,264 square feet at the Monte Vista property with a lease expiration date of November 30, 2031. Boot Barn has the option to terminate its space at the Monte Vista property in the event that sales from December 1, 2025 through November 30, 2026 (the “Measuring Period”) are less than $2,200,000. If sales are less than $2,200,000 in such period, and if Boot Barn exercises the termination option, Boot Barn must provide termination notice to the lender within 90 days after the Measuring Period. Boot Barn’s lease would then terminate 180 days after the lender’s receipt of the termination notice. Boot Barn reported sales of approximately $7.6 million ($418 per square foot) for the trailing 12-month period ending in June 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 6 – Rhino Retail Portfolio 2

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	37,552	4.5%	NAP	NA	P	37,552	4.5%	NAP	NA	P
2023 & MTM	0	0	0	$0	0.0%		37,552	4.5%	$0	0.0%
2024	14	31,885	3.9	992,540	6.7		69,437	8.4%	$992,540	6.7%
2025	18	103,164	12.5	2,103,466	14.2		172,601	20.9%	$3,096,006	21.0%
2026	19	74,037	8.9	1,489,074	10.1		246,638	29.8%	$4,585,080	31.1%
2027	22	83,373	10.1	1,933,683	13.1		330,011	39.9%	$6,518,763	44.1%
2028	17	64,277	7.8	1,623,342	11.0		394,288	47.7%	$8,142,105	55.1%
2029	7	17,366	2.1	477,654	3.2		411,654	49.8%	$8,619,759	58.4%
2030	12	92,732	11.2	1,225,317	8.3		504,386	61.0%	$9,845,076	66.7%
2031	6	29,437	3.6	379,825	2.6		533,823	64.5%	$10,224,901	69.2%
2032	11	74,113	9.0	1,176,023	8.0		607,936	73.5%	$11,400,923	77.2%
2033	10	71,027	8.6	1,216,079	8.2		678,963	82.1%	$12,617,002	85.4%
2034 & Beyond	12	148,466	17.9	2,148,765	14.6		827,429	100.0%	$14,765,767	100.0%
Total	148	827,429	100.0%	$14,765,767	100.0%
(1)	Based on the underwritten rent roll dated July 20, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include $384,278 of percentage rent. Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.

Operating History and Underwritten Net Cash Flow(1)
	2020(2)	2021(2)(3)	2022(2)	TTM(2)(4)(5)	Underwritten(5)	Per SF	%(6)
Base Rent	$4,765,307	$4,643,279	$4,867,367	$4,715,375	$14,381,488	$17.38	70.5%
Vacancy Gross Up	0	0	0	0	761,094	0.92	3.7
Percentage Rent(7)	12,993	6,671	0	0	384,278	0.46	1.9
Gross Potential Income	$4,778,300	$4,649,950	$4,867,367	$4,715,375	$15,526,860	$18.77	76.1%
Reimbursements	1,577,271	1,500,131	1,531,526	1,362,892	4,717,952	5.70	23.1
Other Income	31,823	65,058	32,347	39,084	146,357	0.18	0.7
Net Rental Income	$6,387,394	$6,215,139	$6,431,240	$6,117,352	$20,391,169	$24.64	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,157,716)	(1.40)	(5.7)
Effective Gross Income	$6,387,394	$6,215,139	$6,431,240	$6,117,352	$19,233,452	$23.24	94.3%
Total Expenses	$2,350,382	$2,079,392	$2,564,132	$2,446,492	$5,271,185	$6.37	27.4%
Net Operating Income	$4,037,012	$4,135,747	$3,867,109	$3,670,860	$13,962,267	$16.87	72.6%
TI/LC	0	0	0	0	845,946	1.02	4.4
Cap Ex	0	0	0	0	124,114	0.15	0.6
Net Cash Flow	$4,037,012	$4,135,747	$3,867,109	$3,670,860	$12,992,206	$15.70	67.6%
(1)	Based on the underwritten rent roll dated July 20, 2023.
(2)	Historical cash flows exclude the Monte Vista mortgaged property, as the data provided by the borrower sponsor included income from parcels that are not part of the collateral.
(3)	2021 cash flows exclude the Silverdale Village mortgaged property, as it was acquired in 2021 and such information is not available.
(4)	TTM reflects the trailing 12 months ending May 31, 2023.
(5)	The increase from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributed to the inclusion of the Monte Vista mortgaged property cash flows, which has an Underwritten Net Operating Income of $6,327,824 and an Underwritten Net Cash Flow of $5,901,878. Another driver for this increase is recent leasing throughout the Rhino Retail Portfolio 2 Properties. Recent leasing includes several major tenants, including Ross ($364,078 of underwritten base rent; lease commencement date of December 2023), Treetop Village Early Learning Center ($360,000 of underwritten base rent; lease commenced in August 2023), Big Lots ($250,000 of underwritten base rent; lease commencement date of December 2023), Smart & Final ($603,220 of underwritten base rent; lease commencement date of December 2023), Planet Fitness ($368,335 of underwritten base rent; lease commencement date of June 2024) and TJ Maxx ($236,922 of underwritten base rent; lease commencement date of October 2023).
(6)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(7)	Of the $384,278 of percentage rent, $294,862 is attributed to Forever 21 at the Monte Vista mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 6 – Rhino Retail Portfolio 2

The Market. The Rhino Retail Portfolio 2 Properties consist of seven properties located across five different states. The Rhino Retail Portfolio 2 Properties are located in submarkets with vacancy rates ranging from 1.10% to 6.40% and average market asking rents per square foot ranging from $14.74 to $21.32.

The following table presents certain market information relating to the Rhino Retail Portfolio 2 Properties:

Market Summary(1)
Property Name	Location	Market	Submarket	UW Rental Rate PSF(2)	Market Rent Rate PSF	Average Submarket Vacancy
Monte Vista	Turlock, CA	Stockton Modesto	Turlock SW Stanislaus	$24.43	$25.90	3.10%
Sherwood	Sherwood, OR	Portland MSA	I-5 Corridor	$20.84	$22.39	2.70%
Madera Marketplace	Madera, CA	Fresno	Suburban Madera	$18.20	$18.22	3.10%
Silverdale Village	Silverdale, WA	Kitsap County	3 Mile	$17.17	$17.20	2.30%
Port Orchard	Port Orchard, WA	Kitsap County	3 Mile	$14.32	$15.10	6.40%
Grafton	Grafton, WI	Milwaukee	North Ozaukee	$8.34	$9.01	1.10%
Fallon	Fallon, NV	Reno/Sparks	Fallon	$9.25	$11.89	1.10%
(1)	Source: Appraisals dated from June 7, 2023 through June 10, 2023.
(2)	Based on the underwritten rent roll dated July 20, 2023 and includes $384,278 of percentage rent.

The Borrowers. The borrowers are Rhino Holdings Turlock, LLC, Rhino Holdings Port Orchard, LLC, Rhino Holdings Madera Marketplace, LLC, Rhino Holdings Grafton, LLC, Rhino Holdings Fallon, LLC, Rhino Holdings SV, LLC and Rhino Holdings Sherwood, LLC, all Delaware limited liability companies and special purpose entities with two independent directors. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Rhino Retail Portfolio 2 Whole Loan.

The Borrower Sponsor. The non-recourse carve-out guarantor and borrower sponsor of the Rhino Retail Portfolio 2 Whole Loan is Sanjiv Chopra. Sanjiv Chopra is founder and chief executive officer of Rhino Investment Group, a real estate acquisition and development firm with a portfolio of over 5 million square feet located on over 60 sites throughout the United States. The borrower sponsor previously owned and controlled an entity that filed for Chapter 11 bankruptcy in 2019 (later converted to Chapter 7 proceedings) related to certain fitness centers operated by such entity, and the borrower sponsor filed for a personal bankruptcy in 2011 that was resolved in 2015. See “—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Rhino Retail Portfolio 2 Properties are managed by various third-party management companies that are not affiliated with the borrower sponsor, apart from the Fallon mortgaged property. The Fallon mortgaged property is self-managed.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $8,513,460 for upfront TI/LCs, (ii) approximately $2,578,518 for free rent and gap rent, (iii) $785,206 for taxes, (iv) $468,576 related to a Planet Fitness TI/LC reserve for upfront TI/LCs, (v) $306,455 as a static upfront insurance payment and (vi) $47,813 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $157,041.

Insurance Escrows – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $10,343 ($0.15 per square foot annually) for replacement reserves.

TI/LC – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to $51,714 ($0.75 per square foot annually) subject to a cap of $1,861,715 (3 years of collections).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 6 – Rhino Retail Portfolio 2

Planet Fitness Reserve – Planet Fitness is expected to open for business in February 2024 at the Silverdale Village mortgaged property and will be due a $968,576 tenant improvement reimbursement in accordance with its lease. The borrower deposited $468,576 at origination and on a monthly basis, the borrowers are required to escrow $100,000 until $968,576 is reserved.

Lockbox / Cash Management. The Rhino Retail Portfolio 2 Whole Loan documents require a soft, springing hard lockbox, with springing cash management. Prior to a Trigger Period (as defined below), all rents received by the borrower or property manager will be deposited into the lockbox account within one business day of receipt. Commencing at the first Trigger Period, the borrower is required to instruct all tenants to deposit rent directly to the lockbox account. So long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Rhino Retail Portfolio 2 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Rhino Retail Portfolio 2 Whole Loan documents. If the DSCR is less than 1.10x for two consecutive calendar quarters, all excess cash flow will be reserved with the lender.

A “Trigger Period” will commence upon the earliest of (i) an event of default or (ii) the DSCR being less than 1.10x, based on a 30 year amortization schedule, and will expire upon (x) with regard to clause (i), the cure of such event of default, and (y) with regard to clause (ii), the date that the DSCR is equal to or greater than 1.15x for two consecutive calendar quarters, based on a 30 year amortization schedule.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. From and after the date that is two years following the date on which a securitization has occurred, a mezzanine loan is permitted provided that each of the following conditions, among others as described in the Rhino Retail Portfolio 2 Whole Loan documents, are satisfied: (i) no event of default has occurred or is continuing; (ii) the combined loan to value ratio is less than or equal to 65.7%; (iii) the net cash flow debt yield as of the date of closing of the proposed permitted mezzanine loan (without giving effect to the permitted mezzanine loan) is equal to or greater than 9.96%; and (iv) the combined debt service coverage ratio is equal to or greater than 1.25x based on a 30 year amortization schedule.

Partial Release. Provided that no event of default exists, after September 5, 2025, the borrowers may obtain the release of the Fallon mortgaged property, the Grafton mortgaged property and/or the Port Orchard mortgaged property, upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 115% of the ALA of the property being released and (b) net proceeds received in connection with the sale of the individual mortgaged property; (ii) if such partial release occurs prior to the open date, which is the payment date occurring in February 2033, payment of the yield maintenance premium; (iii) the debt service coverage ratio is equal to or greater than (a) 1.25x based on a 30 year amortization schedule and (b) the debt service coverage ratio for the remaining mortgaged properties for the 12 months immediately preceding the release; (iv) the loan-to-value ratio for the remaining mortgaged properties is no greater than the lesser of (a) 65.7% and (b) the loan-to-value ratio for the remaining mortgaged properties immediately preceding the release; (v) the net cash flow debt yield is equal to the greater of (a) 9.96% and (b) the net cash flow debt yield for the remaining mortgaged properties for the 12 months immediately preceding the release; and (vi) satisfaction of all REMIC requirements.

Additionally, provided that no event of default exists, the borrowers may obtain a release of the designated outparcel consisting of unproved land located at the Sherwood mortgaged property upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to the greater of (a) 100% of the appraised value of the designated outparcel and (b) 100% of the net sales proceeds of the designated parcel, provided that in each case, if such release occurs prior to the open date, together with the payment of the applicable yield maintenance premium; and (ii) net cash flow debt yield and debt service coverage ratio is greater than or equal to, and the loan to value ratio is less than or equal to, 9.96%, 1.41x and 65.7%, respectively, and such ratios immediately prior to the release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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60 HUDSON

ROOF
Verizon 980 SF 12/2034
Verizon 2,190 SF 12/2034
Verizon 1,400 SF 12/2034
CDIL Data Center USA LLC 342 SF 9/2032
CDIL Data Center USA LLC 342 SF 9/2032
CDIL Data Center USA LLC 2,450 SF 9/2032
24
CDIL Data Center USA LLC 1,318 SF 9/2032
CDIL Data Center USA LLC 4,255 SF 9/2032
CDIL Data Center USA LLC 5,724 SF 9/2032
23
Telx - New York LLC 6,249 SF 10/2027
CDIL Data Center USA LLC 5,908 SF 9/2032
Epsilon US Inc 886 SF 1/2032
22
Verizon 4,427 SF 12/2034
Vacant 6,181 SF
Pawley & Gibson, P.C. 6,121 SF 12/2029
21
Verizon 25,027 SF 12/2034
20
Centurylink Communications 25,356 SF 9/2033
19
Technology Real Estate 4,982 SF 8/2034
zColo, LLC 17,143 SF 7/2032
CDIL Data Center USA LLC 820 SF 9/2032
CenturyLink 3,292 SF 9/2033
Vacant 4,726 SF
18
Level 3 Communications, LLC 2,009 SF 12/2027
The Reward Company 4,416 SF 5/2028
Vacant 31,458 SF
17
Vacant 39,714 SF
16
Vacant 29,325 SF
Technology Real Estate 10,486 SF 8/2034
15
Verizon 11,203 SF 12/2034
Crown Castle Fiber LLC 2,528 SF 12/2031
zColo, LLC 9,377 SF 7/2032
CSC Holdings LLC 3,340 SF 2/2028
Technology Real Estate 1,768 SF 8/2034
Technology Real Estate 2,698 SF 8/2034
Vacant 14,934 SF
14
Vacant
13
CSC Holdings LLC 10,822 SF 2/2028
Verizon 10,989 SF 5/2033
Vacant 42,701 SF
12
NYI-Sirius, LLC 3,164 SF 7/2028
Level 3 Communications, LLC 5,574 SF 12/2027
zColo, LLC 10,913 SF 7/2032
NYI-Sirius, LLC 8,309 SF 7/2028
NYI-Sirius, LLC 8,299 SF 7/2028
Vacant 19,910 SF
11
Telx - New York LLC 8,134 SF 10/2027
Verizon 10,996 SF 12/2034
Verizon 10,667 SF 12/2034
Telx - New York LLC 9,879 SF 10/2027
Vacant 20,208 SF
10
Epsilon US Inc 11,124 SF 1/2032
Transaction Network Services 5,610 SF 6/2027
Level 3 Communications, LLC 14,530 SF 12/2027
Interoute US LLC 8,360 SF 9/2027
Vacant 21,023 SF
9
Telx - New York LLC 30,000 SF 10/2027
Telx - New York LLC 30,000 SF 10/2027
8
Vacant 60,613 SF
7
Vacant 60,605 SF
6
CDIL Data Center USA LLC 60,000 SF 9/2032
5
CDIL Data Center USA LLC 60,000 SF 9/2032
4
Verizon 60,000 SF 12/2034
3
AT&T Services 4,375 SF 9/2031
CDIL Data Center USA LLC 10,869 SF 9/2032
BCE Nexxia 3,500 SF 7/2025
Telx - New York LLC 4,267 SF 10/2027
Telx - New York LLC 3,821 SF 10/2027
Crown Castle Fiber LLC 5,049 SF 12/2031
CDIL Data Center USA LLC 6,191 SF 9/2032
Vacant 20,738 SF
2
Switch Enterprises, LLC 7,320 SF 10/2024
Verizon 19,641 SF 12/2034
Switch Enterprises, LLC 3,556 SF 10/2024
Level 3 Communications, LLC 11,645 SF 4/2025
CDIL Data Center USA LLC 813 SF 9/2032
Verizon 1,065 SF 12/2034
MEZZ
Verizon 16,214 SF 12/2034
CDIL Data Center USA LLC 7,236 SF 9/2032
CDIL Data Center USA LLC 2,944 SF 9/2032
CDIL Data Center USA LLC 986 SF 9/2032
Centurylink Communications 8,195 SF 9/2033
Verizon 2,080 SF 12/2034
Vacant 829 SF
Paul Gerben Fine Art 5,488 SF MTM
zColo, LLC 705 SF 7/2032
1
Paul Gerben Fine Art 2,398 SF MTM
AT&T 1,024 SF 9/2031
Verizon 666 SF 12/2034
zColo, LLC 18,333 SF 7/2032
Verizon 1,008 SF 12/2034
Verizon 642 SF 12/2034
CDIL Data Center USA LLC 392 SF 9/2032
CDIL Data Center USA LLC 811 SF 9/2032
NYI-Sirius, LLC 796 SF 7/2028
Telx - New York LLC 1,745 SF 10/2027
Level 3 Communications, LLC 674 SF 4/2025
Vacant 4,941 SF
BSMT
Verizon 4,760 SF 12/2034
Interoute US LLC 544 SF 9/2027
zColo, LLC 1,369 SF 7/2032
Verizon 556 SF 12/2034
NYI-Sirius, LLC 1,140 SF 7/2028
BCE Nexxia 195 SF 7/2025
Centurylink Communications 629 SF 9/2033
Technology Real Estate 2,511 SF 8/2034
Telx - New York LLC 1,399 SF 10/2027
Level 3 Communications, LLC 957 SF 4/2025
CDIL Data Center USA LLC 1,374 SF 9/2032
CSC Holdings 433 SF 2/2028
Vacant 3,916 SF
Vacant
Building
MTM
2024 – 2025
2026 – 2027
2028 – 2029
2030+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Other – Data Center
% of IPB:	5.8%	Net Rentable Area (SF):	1,149,619
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	60 Hudson Owner, LLC	Year Built / Renovated:	1930 / 2013
Borrower Sponsor:	The Stahl Organization	Occupancy:	62.2%
Interest Rate:	5.88500%	Occupancy Date:	6/5/2023
Note Date:	9/6/2023	4th Most Recent NOI (As of):	$67,543,911 (12/31/2020)
Maturity Date:	10/1/2033	3rd Most Recent NOI (As of):	$77,460,400 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$65,561,820 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$73,525,984 (TTM 6/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	65.2%
Amortization Type:	Interest Only	UW Revenues:	$120,518,204
Call Protection(2):	L(25),D(90),O(5)	UW Expenses:	$52,684,531
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$67,833,673
Additional Debt(1):	Yes	UW NCF:	$65,493,494
Additional Debt Balance(1):	$240,000,000	Appraised Value / Per SF:	$1,596,000,000 / $1,388
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/8/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$244
Taxes:	$7,089,987	$1,772,497	N/A	Maturity Date Loan / SF:	$244
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	17.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	17.5%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	3.92x
				UW NOI Debt Yield:	24.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$280,000,000	98.7%	Loan Payoff	$274,771,150	96.9%
Borrower Sponsor Equity	3,678,608	1.3	Reserves	7,089,987	2.5
			Closing Costs	1,817,471	0.6
Total Sources	$283,678,608	100.0%	Total Uses	$283,678,608	100.0%
(1)	The 60 Hudson Mortgage Loan (as defined below) is part of the 60 Hudson Whole Loan (as defined below), which is comprised of 10 pari passu promissory notes with an aggregate original principal balance of $280,000,000. The Financial Information in the chart above reflects the 60 Hudson Whole Loan.
(2)	Defeasance of the 60 Hudson Whole Loan is permitted at any time after the earlier of (i) April 1, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note of the 60 Hudson Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the expected BBCMS 2023-C22 securitization closing date in November 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The 60 Hudson mortgage loan (the “60 Hudson Mortgage Loan”), with an original balance of $40,000,000, is part of the 60 Hudson whole loan (the “60 Hudson Whole Loan”) with an original principal balance of $280,000,000. The 60 Hudson Whole Loan is secured by the borrower’s fee interest in a data center located in New York, New York totaling 1,149,619 square feet (the “60 Hudson Property”). The 60 Hudson Whole Loan consists of 10 pari passu notes and accrues interest at a rate of 5.88500% per annum. The 60 Hudson Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The 60 Hudson Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”). Barclays Capital Real Estate Inc. purchased non-controlling Note A-5 in the original principal balance of $30,000,000 from Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), an affiliate of MSBNA, on September 21, 2023 and non-controlling Note A-8 in the original principal balance of $10,000,000 from MSMCH on October 10, 2023, and both notes will be contributed to the BBCMS 2023-C22 securitization trust. The 60 Hudson Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C22 securitization trust, until the controlling Note A-1 is securitized, whereupon the 60 Hudson Whole Loan will be serviced pursuant to the pooling and servicing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 60 Hudson

agreement for such future securitization. See “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” and “— The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Notes		Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	(1)	$60,000,000	$60,000,000	MSBNA	Yes
A-2	(1)	50,000,000	50,000,000	MSBNA	No
A-3	(1)	40,000,000	40,000,000	MSBNA	No
A-4	(1)	30,000,000	30,000,000	MSBNA	No
A-5		30,000,000	30,000,000	BBCMS 2023-C22	No
A-6	(1)	20,000,000	20,000,000	MSBNA	No
A-7	(1)	20,000,000	20,000,000	MSBNA	No
A-8		10,000,000	10,000,000	BBCMS 2023-C22	No
A-9	(1)	10,000,000	10,000,000	Bank of Montreal	No
A-10	(1)	10,000,000	10,000,000	Bank of Montreal	No
Whole Loan		$280,000,000	$280,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The 60 Hudson Property is a 24-story, plus basement, 1,149,619 square foot data center/carrier hotel building situated on an approximately 1.2-acre site located in New York, New York. The building spans an entire block between Hudson Street, West Broadway, Worth Street and Thomas Street. The 60 Hudson Property is one of the primary telecom and internet centers in New York City. Built in 1930 for the Western Union telegraph company, the building was initially known as the “Telegraph Capital of America”. After Western Union departed in 1973, the 60 Hudson Property was converted into a colocation center. Hundreds of telecommunication companies interconnect their respective internet networks, where telecommunications companies route internet traffic and exchange information in a “meet-me room” located at the 60 Hudson Property through fiber-optic lines. The 60 Hudson Property is widely considered a primary telecommunications hub of the Northeast region of the United States. The building provides an interconnection via under-sea cable to the United Kingdom, and to the cables from Manasquan, New Jersey, and Truckerton, New York, to the European Union.

The borrower sponsor most recently renovated the 60 Hudson Property in 2013. As of June 5, 2023, the 60 Hudson Property was 62.2% leased and anchored by major telecommunications and data center tenants, including Verizon, Hudson Interxchange (as defined below), Telx - New York LLC (Digital Realty), and zColo, LLC (DataBank). Approximately 9.5% of NRA consists of traditional office space. The 60 Hudson Property building was designated a historical landmark in 1992 by the New York City Landmarks Preservation Commission.

Major Tenants.

Verizon (184,420 square feet; 16.0% of NRA; 28.3% of underwritten base rent). Verizon (NYSE: VZ) is a leading provider of technology and communications services. Headquartered in New York City, and formed on June 30, 2000, the company offers voice, data and video services and solutions on its networks and platforms. Verizon has nearly 1,500 retail locations throughout over 150 countries and reported 2022 revenues of $136.8 billion. Verizon operates at the 60 Hudson Property under four separate affiliated entities; MCI Communication Services (157,952 square feet), Metropolitan Fibers Systems of NY (14,904 square feet), XO Communications Services (10,898 square feet) and Verizon New York Inc. (666 square feet). Verizon and its affiliated tenants have been a tenant at the 60 Hudson Property since July 1984, September 1990, December 1997, and December 1986, respectively. With the exception of the XO Communications Services lease (10,898 square feet), Verizon and its affiliated leases recently executed extension notices for their leases, which will extend for 10 years through December 2034, with one, 10-year renewal option remaining with the exception of Verizon New York Inc. The XO Communications Services lease has an expiration date of May 31, 2033, with no renewal options remaining. Verizon has no termination options at the 60 Hudson Property.

CDIL Data Centre USA LLC (“Hudson Interxchange”) (172,775 square feet; 15.0% of NRA; 22.1% of underwritten base rent). Hudson Interxchange (previously known as Datagryd) is a wholesale data center provider meeting the demands of high-power cloud computing and data storage clients by offering colocation space, power and cooling infrastructure for data network, telecommunications, cloud and large enterprises. Datagryd was acquired by Cordiant Digital Infrastructure in 2022 for $74.0 million and was rebranded to Hudson Interxchange. Hudson Interxchange has occupied the 60 Hudson Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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since September 2011, has a lease expiration date of September 30, 2032 and has three, five-year renewal options remaining. Hudson Interxchange has no termination options at the 60 Hudson Property.

Telx – New York LLC (Digital Realty) (“Telx”) (95,494 square feet; 8.3% of NRA; 12.9% of underwritten base rent). Telx is a provider of data center colocation, interconnection, and cloud enablement solutions. Telx was acquired by Digital Realty Trust, Inc. in 2015 for $1.9 billion. Digital Realty Trust, Inc. operates as a real estate investment trust and is a large global provider of cloud- and carrier-neutral data center, colocation, and interconnection solutions. As of December 31, 2022, Digital Realty Trust Inc.’s portfolio consisted of 316 specialty industrial properties located in North America, Europe, South America, Africa, Australia and Asia. Telx has been a tenant at the 60 Hudson Property since June 1997, has a lease expiration date of October 31, 2027 and has one, five-year renewal option remaining. Telx has no termination options at the 60 Hudson Property.

zColo, LLC (DataBank) (“DataBank”) (57,840 square feet; 5.0% of NRA; 10.6% of underwritten base rent). Databank acquired the data center assets of Zayo Group (zColo LLC) in December 2020 for approximately $1.4 billion, expanding Databank’s footprint to over 65 data centers in over 29 markets and creating one of the largest privately held data center operators in North America. DataBank’s data centers are located in markets across the United States, and include major carrier interconnects in markets such as New York, Los Angeles, Seattle, Denver, Chicago, Minneapolis, Boston, Philadelphia, and Miami. Databank has been a tenant at the 60 Hudson Property since April 1995, has a lease expiration date of July 31, 2032 and has one, 10-year renewal option remaining. Databank has no termination options at the 60 Hudson Property.

Environmental. According to the Phase I environmental report dated May 11, 2023, there are no recognized environmental conditions at the 60 Hudson Property.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
72.6%	64.1%	63.2%	62.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 5, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)(4)	UW Base Rent(3)(4)	% of Total UW Base Rent(3)(4)	Lease Exp. Date	Renewal Options
Verizon(3)	Baa1/BBB+/A-	184,420	16.0%	$125.96	$23,229,241	28.3%	Various(3)	Various(3)
Hudson Interxchange	NR/NR/NR	172,775	15.0%	$104.95	$18,132,737	22.1%	9/30/2032	3, 5-year
Telx	Baa2/BBB/BBB	95,494	8.3%	$111.26	$10,624,472	12.9%	10/31/2027	1, 5-year
DataBank	NR/NR/NR	57,840	5.0%	$150.18	$8,686,211	10.6%	7/31/2032	1, 10-year
Centurylink Communications	Caa3/CCC+/CCC+	37,472	3.3%	$101.29	$3,795,715	4.6%	9/30/2033	1, 10-year
Level 3 Communications, LLC	NR/NR/NR	35,389	3.1%	$119.59	$4,232,080	5.2%	Various(5)	1, 10-year
NYI-Sirius, LLC	NR/NR/NR	21,708	1.9%	$115.42	$2,505,625	3.0%	7/31/2028(6)	1, 10-year
Major Tenants		605,098	52.6%	$117.68	$71,206,081	86.7%

Other Tenants		109,536	9.5%	$99.99	$10,952,927	13.3%

Occupied Collateral Total		714,634	62.2%	$114.97	$82,159,008	100.0%

Vacant Space(7)		434,985	37.8%

Collateral Total		1,149,619	100.0%

(1)	Based on underwritten rent roll dated June 5, 2023.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Includes Verizon affiliated leases under MCI Communication Services (157,952 square feet), Metropolitan Fiber Systems of NY (14,904 square feet), XO Communications Services (10,898 square feet) and Verizon New York Inc. (666 square feet). With the exception of the XO Communications Services lease, Verizon and its affiliated leases recently executed extension notices for their leases, which extends the leases through December 31, 2034. The XO Communications Services lease has a lease expiration date of May 31, 2033. With the exception of the Verizon New York Inc. and XO Communications Services leases, Verizon’s affiliated leases have one, 10-year renewal option remaining.
(4)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes rent steps totaling $3,076,879 through September 2024.
(5)	Level 3 Communications, LLC has 22,113 square feet with an expiration date of December 31, 2027 and 13,276 square feet with an expiration date of April 30, 2025. Additionally, the landlord and tenant each have the right and option to terminate the lease with respect to the 12th floor premises as of December 31, 2024 upon delivery of written notice to the other no less than 12 months, and no more than 15 months, prior to December 31, 2024.
(6)	NYI-Sirius, LLC has the option to terminate its lease with respect to Suite 1213 premises (8,309 square feet) upon 12 months’ prior written notice to the landlord, together with the payment of $100,000.
(7)	Vacant Space includes one in-place tenant, Stadium Goods (13,828 square feet) which was underwritten as vacant due to its lease expiring in October 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant(4)	NAP	434,985	37.8%	NAP	NA	P	434,985	37.8%	NAP	NA	P
2023 & MTM	1	7,886	0.7	$0	0.0%		442,871	38.5%	$0	0.0%
2024	1	10,876	0.9%	1,090,229	1.3		453,747	39.5%	$1,090,229	1.3%
2025	2	16,971	1.5%	1,938,982	2.4		470,718	40.9%	$3,029,211	3.7%
2026	0	0	0.0%	0	0.0		470,718	40.9%	$3,029,211	3.7%
2027	4	132,121	11.5%	14,937,189	18.2		602,839	52.4%	$17,966,400	21.9%
2028	3	40,719	3.5%	4,776,223	5.8		643,558	56.0%	$22,742,623	27.7%
2029	1	6,121	0.5%	529,996	0.6		649,679	56.5%	$23,272,619	28.3%
2030	0	0	0.0%	0	0.0		649,679	56.5%	$23,272,619	28.3%
2031	2	12,976	1.1%	1,581,019	1.9		662,655	57.6%	$24,853,638	30.3%
2032	3	242,627	21.1%	28,097,299	34.2		905,282	78.7%	$52,950,938	64.4%
2033	2	48,370	4.2%	5,014,225	6.1		953,652	83.0%	$57,965,162	70.6%
2034 & Beyond	2	195,967	17.0%	24,193,846	29.4		1,149,619	100.0%	$82,159,008	100.0%
Total	21	1,149,619	100.0%	$82,159,008	100.0%
(1)	Based on the underwritten rent roll dated June 5, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes rent steps totaling $3,076,879 through September 2024.
(4)	Vacant Space includes one in-place tenant, Stadium Goods (13,828 square feet) which was underwritten as vacant due to its lease expiring in October 2023.

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$80,020,378	81,473,151	$79,777,070	$80,757,027	$122,965,524	$106.96	74.8%
Contractual Rent Steps(3)	0	0	0	0	3,076,879	2.68	1.9
Gross Potential Rent	$80,020,378	$81,473,151	$79,777,070	$80,757,027	$126,042,403	$109.64	76.7%
Other Income(4)	22,431,718	29,768,129	26,396,142	35,751,074	31,900,000	27.75	19.4
Total Reimbursements	8,899,659	7,503,651	6,767,304	7,800,073	6,459,196	5.62	3.9
Net Rental Income	$111,351,756	$118,744,930	$112,940,517	$124,308,174	$164,401,599	$143.01	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(43,883,395)	(38.17)	(26.7)
Effective Gross Income	$111,351,756	$118,744,930	$112,940,517	$124,308,174	$120,518,204	$104.83	73.3%

Taxes	20,888,707	16,556,736	20,495,261	20,777,690	21,269,961	18.50	17.6
Insurance	707,269	703,478	681,814	758,606	745,821	0.65	0.6
Utilities	12,286,565	14,381,855	16,217,542	19,529,586	20,454,246	17.79	17.0
Repairs & Maintenance	6,440,232	6,119,787	6,156,168	5,921,862	6,782,245	5.90	5.6
Other Expenses	3,485,072	3,522,673	3,827,913	3,794,446	3,432,258	2.99	2.8
Total Expenses	$43,807,845	$41,284,530	$47,378,697	$50,782,190	$52,684,531	$45.83	43.7%

Net Operating Income	$67,543,911	$77,460,400	$65,561,820	$73,525,984	$67,833,673	$59.01	56.3%

Capital Expenditures	0	0	0	0	229,924	0.20	0.2
TI/LC	0	0	0	0	2,110,256	1.84	1.8

Net Cash Flow	$67,543,911	$77,460,400	$65,561,820	$73,525,984	$65,493,494	$56.97	54.3%
(1)	TTM represents the trailing 12-month period ending June 30, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual Rent Steps include rent steps through September 2024.
(4)	Other Income includes metered electric charges, conduit income, point of entry income, condenser water income, emergency generator access charges, fuel riser income and other miscellaneous fees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 7 – 60 Hudson

The Market. The 60 Hudson Property is located in the Financial District neighborhood of Lower Manhattan, which borders the neighborhoods of Downtown West, Downtown East, Battery Park, Tribeca/City Hall, Chinatown, and the Lower East Side. The 60 Hudson Property is located five blocks north of the Wall Street subway station, which provides access to the 2 and 3 lines, while also being located a short walk from the PATH, 4, 5, A, C, E, J, M, Z, W, R, 1, 2, and 3 subway lines, with the new Fulton Street Transit Center providing access to New Jersey, Brooklyn, and the residential neighborhoods in Lower Manhattan.

The 60 Hudson Property is located within the New York metro data center market, which includes clusters of properties in Northern New Jersey, Southeastern New York, and Southwestern Connecticut. The New York metro represents the second-largest data center market in the United States, behind Northern Virginia, and accounts for the highest colocation revenues with proximity to Wall Street and subsea connectivity. Manhattan represents a major confluence of fiber networks and enterprise information technology footprints, with developed carrier hotels including the 60 Hudson Property, 32 Avenue of the Americas, and 111 8th Avenue expected to remain central hubs for networking and connectivity. As of 2023, according to a third party market research report, the New York metro is estimated to operate with nearly 800 megawatts of multi-tenant information technology capacity. The New York market is estimated to have surpassed 6.0 million square feet of multi-tenant operational space as of 2022.

Data center customers within this region primarily include the financial sector, but also include healthcare, media, and others which have specific user requirements and compliance needs. New York’s financial industry is responsible for approximately 40% of its total economic output. Transferring data is vital for the financial services industry, and this communication must move quickly with its information stored securely. Increased volume of data in trading is raising demand for cybersecurity software with monitors for fraud or noncompliance. Proximity hosting allows traders to be physically close to information technology systems allowing the advantage of multiple data flows. According to the appraisal, data center operators in this region are reporting occupancy rates from 75% to 93%.

According to the appraisal, the estimated 2022 population within a half-, one- and two-mile radius was approximately 19,702, 213,569, and 677,036, respectively, and the average household income within the same radii was $206,211, $207,361, and $217,611, respectively.

The following table presents certain information relating to comparable data center sales for the 60 Hudson Property:

Comparable Sales Summary(1)
Subject/Location	Year Built/ Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price PSF
60 Hudson Property (subject)(2) New York, NY	1930 / 2013	1,149,619	62.2%	NAV	$1,596,000,000(3)	$1,388.29(3)
1500 Champa Street Denver, CO	1985 / 2014	140,323	100.0%	Dec. 2021	$92,000,000	$655.63
Confidential Major Market	1925 / 2010	66,000	Value Add	Oct. 2021	$31,895,000	$483.26
325 Hudson New York, NY	1967 / 2007	217,600	Value Add	May 2021	$134,140,000	$616.45
Confidential Secondary Market	1914 / 2001	300,000	Value Add	Jan. 2021	$360,000,000	$1,200.00
Confidential Major Market	1942 / 2000	175,000	75.0%	Dec. 2020	$165,468,922	$945.54
Confidential Major Market	1923 / Various	110,000	94.0%	Apr. 2020	$100,000,000	$909.09
Confidential Major Market	1981 / 2013	400,000	90.0%	Jan. 2020	$750,000,000	$1,875.00
1950 North Stemmons Freeway Dallas, TX	1985 / Various	1,600,000	90.0%	Feb. 2018	$800,000,000	$500.00
(1)	Source: Appraisal unless otherwise noted.
(2)	Information obtained from the underwritten rent roll dated June 5, 2023 other than Year Built/Renovated and Sale Price for the 60 Hudson Property.
(3)	Sale Price represents appraised value.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 7 – 60 Hudson

The following table presents information relating to the appraisal’s market rent conclusion for the 60 Hudson Property:

Market Rent Summary(1)
Category	Market Rent (PSF)	Lease Type (Reimbursements)(2)	Rent Increase Projection	Lease Term	Tenant Improvements (New/Renewal)	Leasing Commissions (New/Renewal)
Office (Floors 1-13)	$54.00	MG+E (Taxes Only)	2.5% per year	10 years	$125.00 / $90.00	4.0% / 2.0%
Office (Floors 14-24)	$60.00	MG+E (Taxes Only)	2.5% per year	10 years	$125.00 / $90.00	4.0% / 2.0%
Office (Floor 14; 1st Turn)	$60.00	MG+E (Taxes Only)	2.5% per year	10 years	$150.00 / $90.00	4.0% / 2.0%
Data Center ($100 PSF)	$100.00	MG+E (Taxes Only)	2.5% per year	10 years	$20.00 / $5.00	4.0% / 2.0%
Data Center ($125 PSF)	$125.00	MG+E (Taxes Only)	2.5% per year	10 years	$20.00 / $5.00	4.0% / 2.0%
Data Center ($175 PSF)	$175.00	MG+E (Taxes Only)	2.5% per year	10 years	$20.00 / $5.00	4.0% / 2.0%
(1)	Source: Appraisal unless otherwise noted.
(2)	MG+E (Taxes Only) represents modified gross basis with tenants paying their pro rata share of expense reimbursements (taxes only) over a base year.

The Borrower. The borrower of the 60 Hudson Whole Loan is 60 Hudson Owner, LLC, a single purpose Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 60 Hudson Whole Loan.

The Borrower Sponsor. The borrower sponsor is The Stahl Organization. The Stahl Organization is a privately held, New York based real estate company founded by Stanley Stahl in 1949. The Stahl Organization’s current real estate portfolio comprises over five million square feet of office space, including 277 Park Avenue and 122 East 42nd Street, and 10 retail/commercial properties in Manhattan. The Stahl Organization is also a significant residential landlord with over 3,500 apartments in various residential assets located throughout New York City. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 60 Hudson Whole Loan.

In addition to its real estate portfolio, The Stahl Organization owns 100% of Apple Bank for Savings, which has 84 branches. The Stahl Organization also owns Cauldwell Wingate Company, a construction company based in New York City and founded in 1910.

The Stahl Organization’s executives have been associated with the company for many years as employees and third-party professional consultants. Richard Czaja, the Co-President and General Counsel, has been with The Stahl Organization for over 35 years and has represented the company in legal matters during the prior eight years. Gregg Wolpert, Co-President, has been with the company for over 33 years and managed several Stahl real estate investments during the prior eight years. Marianne Dziuba, Executive Vice President, has been with the organization for over 40 years. Robert Getreu, a key principal, is an Executive Vice President of Colliers Tri-State Management, (the property manager), and handled the redevelopment and expansion of the 60 Hudson Property in 2013. Robert Getreu has been with Colliers Tri-State Management for over 31 years. Richard Czaja and Robert Getreu are the non-member managers of two entities which own an approximately 67.5% indirect equity interest in the borrower. Richard Czaja and Gregg Wolpert are trustees of a trust which is the general partner of a third entity which owns the remaining 32.5% indirect equity interest in the borrower.

Property Management. The 60 Hudson Property is managed by Colliers Tri-State Management LLC, a third party property manager.

Escrows and Reserves. At origination of the 60 Hudson Whole Loan, the borrower deposited $7,089,987 for real estate taxes.

Real Estate Tax Reserves - On each monthly payment date, the borrower is required to deposit into a reserve for real estate taxes an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months for the 60 Hudson Property (currently approximately $1,772,497 per month).

Insurance Reserves – On each monthly payment date, the borrower is required to deposit into a reserve for insurance premiums an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to reserve for insurance premiums, provided that (i) no event of default is continuing under the 60 Hudson Whole Loan documents, (ii) the liability and casualty insurance coverage for the 60 Hudson Property is included in blanket policies approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewal of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 60 Hudson

the policies and paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration date of the policies.

Replacement Reserves – On each monthly payment date during the continuance of a Reserves Trigger Period (as defined below), the borrower is required to deposit approximately $19,160 into a reserve for capital expenditures.

TI/LC Reserves – On each monthly payment date during the continuance of a Reserves Trigger Period, the borrower is required to deposit approximately $287,405 into a reserve for tenant improvements and leasing commissions.

Lockbox / Cash Management.   The 60 Hudson Whole Loan is structured with a hard lockbox maintained with Apple Bank for Savings, an affiliate of the borrower, and in place cash management. All rents are required to be deposited into the lender-controlled lockbox account. The 60 Hudson Whole Loan requires that the borrower deliver tenant direction letters to the tenants directing them to pay all rents into the lockbox account, and if the borrower or property manager receives rents from the 60 Hudson Property despite such direction, to deposit such rents into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account, to be applied, provided no event of default is continuing under the 60 Hudson Whole Loan documents, (i) to make the monthly deposits, if any, into the tax and insurance reserve funds, as described above under “Escrows and Reserves”, (ii) to pay debt service on the 60 Hudson Whole Loan, (iii) to make monthly deposits, if any, into the Replacement Reserve and the TI/LC Reserve, as described above under “Escrows and Reserves”, (iv) if a Cash Sweep Event Period (as defined below) is continuing, to pay monthly operating expenses in the amount set forth in the lender-approved annual budget and lender approved extraordinary expenses, and (v) to apply any funds remaining in the cash management account after the application described above (x) if a Cash Sweep Event Period exists, to be deposited into an excess cash flow reserve to be held as additional collateral for the 60 Hudson Whole Loan during the continuance of such Cash Sweep Event Period and (y) otherwise, to be disbursed to the borrower.

“Reserves Trigger Period” means the continuance of any Cash Sweep Event Period, provided that if such Cash Sweep Event Period is not caused by an event of default under the 60 Hudson Whole Loan documents, the Reserves Trigger Period will not be deemed to have occurred if (i) the borrower demonstrates to the reasonable satisfaction of the lender that the borrower has Sufficient Liquid Resources (as defined below) or (ii) the borrower delivers to the lender the Additional Collateral (as defined below) as and when permitted by the 60 Hudson Whole Loan documents.

In the event a Reserves Trigger Period has been avoided by the borrower demonstrating it has Sufficient Liquid Resources, all funds in the lockbox account will still be required to be swept into a lender controlled cash management account and all remaining funds after the application described in the “Lockbox / Cash Management” section will be deposited into an excess cash flow reserve to be held as additional collateral for the 60 Hudson Whole Loan during the continuance of a “Cash Sweep Event Period”.

“Sufficient Liquid Resources” means that the borrower has cash, cash equivalents and/or other liquid assets equal to not less than 50% or more of the capital expenditures and tenant improvements and leasing commissions payable as of an applicable determination date.

“Additional Collateral” means either cash or a letter of credit in the amount of $17,500,000.

“Cash Sweep Event Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default under the 60 Hudson Whole Loan documents, or (ii) the interest only debt service coverage ratio of the 60 Hudson Whole Loan being less than 1.60x at the end of any calendar quarter; and (B) expiring upon (y) with regard to any Cash Sweep Event Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, and (z) with regard to any Cash Sweep Event Period commenced in connection with clause (ii) above, the date that either (A) the interest only debt service coverage ratio is equal to or greater than 1.60x for the immediately preceding calendar quarter (without assuming that the Additional Collateral has been applied as a partial repayment of the 60 Hudson Whole Loan) or (B) assuming that no event of default is continuing, the date that the borrower delivers Additional Collateral to the lender; provided, however, that if, 12 months following the commencement of the Cash Sweep Event Period that resulted in delivery of Additional Collateral, the interest only debt service coverage ratio is less than 1.60x at the end of any calendar quarter (without giving effect to application of the Additional Collateral to the outstanding principal balance of the 60 Hudson Whole Loan), a Cash Sweep Event Period will be deemed to have occurred and will continue until the date that the interest only debt service coverage ratio is equal to or greater than 1.60x for the immediately preceding calendar quarter. In no event will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – 60 Hudson

the borrower have the right to cure a Cash Sweep Event Period by delivering Additional Collateral on more than three occasions.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 8 – Regency Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 8 – Regency RetTail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 8 – Regency Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Retail – Various
% of IPB:	5.8%	Net Rentable Area (SF):	1,395,539
Loan Purpose:	Recapitalization	Location:	Various
Borrower:	Regency CSP IV LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Regency Commercial Associates	Occupancy:	89.2%
	LLC	Occupancy Date:	8/31/2023
Interest Rate:	6.81500%	4th Most Recent NOI (As of):	$5,385,884 (12/31/2020)
Note Date:	9/8/2023	3rd Most Recent NOI (As of):	$6,071,511 (12/31/2021)
Maturity Date:	10/6/2033	2nd Most Recent NOI (As of):	$6,139,622 (12/31/2022)
Interest-only Period:	120 months	Most Recent NOI (As of):	$5,861,211 (TTM 5/31/2023)
Original Term:	120 months	UW Economic Occupancy:	90.3%
Original Amortization Term:	None	UW Revenues:	$8,945,814
Amortization Type:	Interest Only	UW Expenses:	$2,880,629
Call Protection(2):	L(25),D(89),O(6)	UW NOI:	$6,065,185
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$5,825,970
Additional Debt(1):	Yes	Appraised Value / Per SF(3):	$79,100,000 / $57
Additional Debt Balance(1):	$13,000,000	Appraisal Date(4):	7/31/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$38
Taxes:	$164,119	$76,652	N/A	Maturity Date Loan / SF:	$38
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	67.0%
Replacement Reserves:	$0	$19,770	N/A	Maturity Date LTV(3):	67.0%
TI / LC:	$2,205,000	Springing	$2,000,000	UW NCF DSCR:	1.59x
Deferred Maintenance:	$2,524,926	$0	N/A	UW NOI Debt Yield:	11.4%
Other:	$44,167	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$53,000,000	89.5%	Loan Payoff	$50,454,897	85.2%
Borrower Sponsor Equity	6,206,371	10.5	Upfront Reserves	4,938,212	8.3
			Closing Costs(6)	3,813,263	6.4
Total Sources	$59,206,371	100.0%	Total Uses	$59,206,371	100.0%
(1)	The Regency Retail Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $53.0 million (the “Regency Retail Portfolio Whole Loan”). The Financial Information in the chart above reflects the Regency Retail Portfolio Whole Loan.
(2)	Defeasance of the Regency Retail Portfolio Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note comprising a part of the Regency Retail Portfolio Whole Loan to be securitized and (ii) September 8, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2023-C22 securitization trust in November 2023. The actual defeasance lockout period may be longer.
(3)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are based on the “as-portfolio” value of $79,100,000, which includes a portfolio premium of 1.2% to the portfolio properties if sold together on a bulk basis. The aggregate “as-is” individual appraised value is $78,125,000. The Cut-off Date LTV and Maturity Date LTV based on the aggregate “as-is” individual appraised value are 67.8% and 67.8%, respectively.
(4)	Appraisal Dates for the Regency Retail Portfolio Properties (as defined below) range from July 1, 2023 to July 12, 2023. The Appraisal Date is based on the “as-portfolio” Appraisal Date of July 31, 2023.
(5)	For a full description of escrows and reserves, see “Escrows and Reserves” below.
(6)	Closing Costs include an interest rate buydown of $1,590,000.

The Loan. The Regency Retail Portfolio mortgage loan (the “Regency Retail Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in an 11-property retail portfolio consisting of nine anchored properties, one shadow anchored property and one unanchored property, totaling 1,395,539 square feet located in Virginia, Kentucky, Indiana, Florida, Georgia and Alabama (each individually, a “Regency Retail Portfolio Property”, and collectively, the “Regency Retail Portfolio Properties”). The Regency Retail Portfolio Whole Loan consists of five pari

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Regency Retail Portfolio

passu notes and accrues interest at a rate of 6.81500% per annum. The Regency Retail Portfolio Whole Loan has an original 10-year term, is interest-only for the entire term of the loan and accrues interest on an Actual/360 basis. The Regency Retail Portfolio Whole Loan has an outstanding original principal balance as of the Cut-off Date of $53,000,000. The controlling Note A-3 and the non-controlling Note A-2 and Note A-4, with an aggregate original principal balance of $40,000,000, will be included in the BBCMS 2023-C22 securitization trust. The remaining notes are the non-controlling Note A-1 and Note A-5, with an aggregate original principal balance of $13,000,000, which are expected to be contributed to one or more future securitization trust(s). See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$5,000,000	$5,000,000	BMO	No
A-2	10,000,000	10,000,000	BBCMS 2023-C22	No
A-3	20,000,000	20,000,000	BBCMS 2023-C22	Yes
A-4	10,000,000	10,000,000	BBCMS 2023-C22	No
A-5(1)	8,000,000	8,000,000	BMO	No
Whole Loan	$53,000,000	$53,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denomination is subject to change.

The Properties. The Regency Retail Portfolio Properties consist of 11 retail properties, totaling 1,395,539 square feet located in six states. The geographical concentrations by allocated Cut-off Date Balance include Indiana (six properties, representing approximately 53.1% of the allocated Cut-off Date Balance), Virginia (one property, representing approximately 15.1% of the allocated Cut-off Date Balance), Kentucky (one property, representing approximately 15.1% of the allocated Cut-off Date Balance), Florida (one property, representing approximately 8.0% of the allocated Cut-off Date Balance), Georgia (one property, representing approximately 4.9% of the allocated Cut-off Date Balance) and Alabama (one property, representing approximately 3.8% of the allocated Cut-off Date Balance).

Built between 1970 and 2003, the Regency Retail Portfolio Properties range in size from 61,504 square feet to 178,585 square feet. As of August 31, 2023, the Regency Retail Portfolio Properties were 89.2% occupied.

Regency Retail Portfolio Properties Summary
Property Name	Property Type – Subtype	Net Rentable Area (SF)(1)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF(1)
Twin County Plaza	Retail – Anchored	164,719	1988 / NAP	$8,000,000	15.1%	$10,100,000	$693,393
Prestonsburg Village	Retail – Anchored	178,585	1985 / NAP	8,000,000	15.1%	9,200,000	774,624
Village Center	Retail – Anchored	144,280	1987 / 2000	6,300,000	11.9%	9,450,000	723,341
River Creek Village	Retail – Anchored	132,491	1988, 2003 / NAP	6,200,000	11.7%	7,825,000	702,440
Jackson Park	Retail – Anchored	124,940	1970 / 2010	5,185,000	9.8%	8,800,000	703,034
Wabash Crossing West	Retail – Shadow Anchored	132,304	1988 / 1996	4,600,000	8.7%	7,050,000	469,301
Oak Station	Retail – Unanchored	153,588	1989 / NAP	4,240,000	8.0%	5,600,000	473,495
College Square Plaza	Retail – Anchored	148,958	1977 / 2005	3,250,000	6.1%	7,600,000	351,539
Lowell Plaza	Retail – Anchored	61,504	1978 / 2013	2,625,000	5.0%	4,550,000	285,401
Flint River Plaza	Retail – Anchored	78,499	1981 / NAP	2,600,000	4.9%	3,700,000	289,124
Jackson Square	Retail – Anchored	75,671	1974 / NAP	2,000,000	3.8%	4,250,000	360,278
Total		1,395,539		$53,000,000	100.0%	$79,100,000(2)	$5,825,970
(1)	Information is based on the underwritten rent roll dated August 31, 2023.
(2)	The appraised value of $79,100,000 is an “as-portfolio” value, which includes a portfolio premium of 1.2% to the portfolio properties if sold together on a bulk basis. The aggregate “as-is” individual appraised value of the Regency Retail Portfolio Properties is $78,125,000.

Major Tenants.

Big Lots (128,767 square feet; 9.2% of NRA; 9.1% of underwritten base rent): Founded in 1967 and headquartered in Columbus, Ohio, Big Lots is a retailer operating 1,422 stores in 48 states. Big Lots is a tenant at four of the Regency Retail Portfolio Properties. Big Lots leases 37,800 square feet and has been a tenant at the Twin County Plaza mortgaged property since 2021 under a lease that is scheduled to expire on January 31, 2032. Big Lots leases 26,342 square feet and has been a tenant at the Prestonsburg Village mortgaged property since 1988 under a lease that is scheduled to expire on January 31, 2029. Big Lots leases 35,730 square feet and has been a tenant at the River Creek Village mortgaged property since 1998 under a lease that is scheduled to expire on June 30, 2028. Big Lots leases 28,895 square feet and has been a tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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at the Oak Station mortgaged property since 2004 under a lease that is scheduled to expire on January 31, 2030. Big Lots has two, five-year renewal options for its space at the Oak Station and River Creek Village mortgaged properties. Big Lots has three, five-year renewal options at the Twin County Plaza mortgaged property. Big Lots has no renewal options at the Prestonsburg Village mortgaged property. Big Lots has no early termination rights at the Twin County Plaza, Prestonsburg Village, River Creek Village or Oak Station mortgaged properties.

Walmart (77,090 square feet; 5.5% of NRA; 2.9% of underwritten base rent): Founded in 1962 and headquartered in Bentonville, Arkansas, Walmart (Moody’s/S&P/Fitch: Aa2/AA/AA) is an international supermarket chain operating approximately 10,500 stores in 19 countries and employs approximately 2.1 million people worldwide. Walmart’s lease at the Prestonsburg Village mortgaged property commenced on August 1, 1983, and was most recently renewed on September 7, 2020. Walmart’s lease is set to expire on September 6, 2025, with two, five-year renewal options remaining and no early termination rights.

Harbor Freight (64,815 square feet; 4.6% of NRA; 5.1% of underwritten base rent): Harbor Freight (S&P: BB-) was founded in 1977. Harbor Freight now operates over 1,400 stores and has had over 75 million customers in its over 40-year history. Harbor Freight is a tenant at three of the Regency Retail Portfolio Properties. Harbor Freight leases 15,000 square feet and has been a tenant at the Village Center mortgaged property since 2017 under a lease that is scheduled to expire in April 2033. Harbor Freight leases 25,515 square feet and has been a tenant at the River Creek Village mortgaged property since 2020 under a lease that is scheduled to expire in April 2031. Harbor Freight leases 24,300 square feet and has been a tenant at the Oak Station mortgaged property since 2019 under a lease that is scheduled to expire in July 2030. Harbor Freight has five, five-year renewal options for its space at the Village Center and River Creek Village mortgaged properties. Harbor Freight has three, five-year renewal options at the Oak Station mortgaged property. Harbor Freight does not have any termination options at the Village Center mortgaged property. Harbor Freight has the one-time right to terminate its space at the River Creek Village mortgaged property at any time through April 30, 2026, subject to written notice. Upon timely delivery of the termination notice, Harbor Freight will be required to pay a termination fee equal to 50% of the brokerage commission to the extent the same was actually paid by the landlord to the broker. Harbor Freight has the right to terminate its space at the Oak Station mortgaged property, provided gross receipts do not exceed $4,000,000.00 during the period beginning on May 1, 2024, and ending on April 30, 2025.

Environmental. According to the Phase I environmental site assessments dated July 14, 2023 and July 17, 2023, there was no evidence of any recognized environmental conditions at the Regency Retail Portfolio Properties.

The following table presents certain information relating to the historical and current occupancy of the Regency Retail Portfolio Properties:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
91.4%	91.8%	94.1%	89.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of the August 31, 2023 underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the largest tenants based on the net rentable area of the Regency Retail Portfolio Properties:

Top Tenant Summary(1)
Tenant	Properties With Related Tenants	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration
Big Lots	4	NR/NR/NR	128,767	9.2%	$5.05	$650,674	9.1%	Various(4)
Walmart	1	Aa2/AA/AA	77,090	5.5	$2.69	207,081	2.9	9/6/2025
Harbor Freight	3	NR/BB-/NR	64,815	4.6	$5.63	365,026	5.1	Various(5)
Tractor Supply Co	2	Baa1/BBB/NR	63,124	4.5	$3.44	217,132	3.0	Various(6)
Dollar Tree	6	Baa2/BBB/NR	59,173	4.2	$7.14	422,394	5.9	Various(7)
Hobby Lobby	1	NR/NR/NR	52,830	3.8	$4.00	211,320	3.0	9/30/2030
JC Penney	1	NR/NR/NR	46,352	3.3	$2.25	104,292	1.5	3/31/2028
Save-A-Lot	2	NR/NR/NR	41,798	3.0	$4.34	181,428	2.5	Various(8)
Jay C Plus	1	NR/NR/NR	40,065	2.9	$3.85	154,351	2.2	9/30/2032
Kem’s Hardware	1	NR/NR/NR	30,986	2.2	$3.10	96,000	1.3	8/31/2026
Top 10 Tenants			605,000	43.4%	$4.31	$2,609,698	36.6%
Other Tenants			639,149	45.8%	$7.07	$4,521,624	63.4%
Occupied Collateral Total / Wtd. Avg.			1,244,149	89.2%	$5.73	$7,131,322	100.0%

Vacant Space			151,390	10.8%

Collateral Total			1,395,539	100.0%
(1)	Based on the underwritten rent roll as of August 31, 2023.
(2)	Ratings provided are for the parent company of the entity, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps of $71,612 through May 2024.
(4)	Big Lots leases 35,730 square feet expiring on June 30, 2028, with respect to the River Creek Village mortgaged property, 28,895 square feet expiring on January 31, 2030, with respect to the Oak Station mortgaged property, 26,342 square feet expiring on January 31, 2029, with respect to the Prestonsburg Village mortgaged property, and 37,800 square feet expiring on January 31, 2032, with respect to the Twin County Plaza mortgaged property.
(5)	Harbor Freight leases 24,300 square feet expiring on July 31, 2030, with respect to the Oak Station mortgaged property, 25,515 square feet expiring on April 30, 2031, with respect to the River Creek Village mortgaged property, and 15,000 square feet expiring on April 30, 2033, with respect to the Village Center mortgaged property.
(6)	Tractor Supply Co leases 32,000 square feet expiring on June 26, 2027, with respect to the Twin County Plaza mortgaged property and 31,124 square feet expiring on October 31, 2025, with respect to the Wabash Crossing West mortgaged property.
(7)	Dollar Tree leases 8,470 square feet expiring on August 31, 2026 with respect to the Village Center mortgaged property, 9,000 square feet expiring on March 31, 2025 with respect to the Wabash Crossing West mortgaged property, 8,000 square feet expiring on January 31, 2027 with respect to the Jackson Square mortgaged property, 10,500 square feet expiring on August 31, 2025 with respect to the Flint River Plaza mortgaged property, 8,083 square feet expiring on January 31, 2026 with respect to the Prestonsburg Village mortgaged property, and 15,120 square feet of relocation space expiring on October 31, 2030 with respect to the College Square Plaza mortgaged property.
(8)	Save-A-Lot leases 20,238 square feet expiring on September 30, 2028, with respect to the Prestonsburg Village mortgaged property and 21,560 square feet expiring on June 30, 2024, with respect to the College Square Plaza mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the tenant lease expirations of the Regency Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	151,390	10.8%	NAP	NA	P	151,390	10.8%	NAP	NA	P
2023 & MTM	2	5,160	0.4	$58,368	0.8%		156,550	11.2%	$58,368	0.8%
2024	28	131,748	9.4	717,728	10.1		288,298	20.7%	$776,096	10.9%
2025	36	262,346	18.8	1,433,632	20.1		550,644	39.5%	$2,209,727	31.0%
2026	31	169,756	12.2	1,280,171	18.0		720,400	51.6%	$3,489,898	48.9%
2027	17	137,849	9.9	829,790	11.6		858,249	61.5%	$4,319,688	60.6%
2028	17	197,894	14.2	1,197,088	16.8		1,056,143	75.7%	$5,516,776	77.4%
2029	6	39,948	2.9	314,372	4.4		1,096,091	78.5%	$5,831,148	81.8%
2030	5	122,610	8.8	564,026	7.9		1,218,701	87.3%	$6,395,173	89.7%
2031	2	39,167	2.8	143,911	2.0		1,257,868	90.1%	$6,539,084	91.7%
2032	4	122,669	8.8	454,525	6.4		1,380,537	98.9%	$6,993,609	98.1%
2033 & Beyond	9	15,002	1.1	137,713	1.9		1,395,539	100.0%	$7,131,322	100.0%
Total	157	1,395,539	100.0%	$7,131,322	100.0%
(1)	Based on the underwritten rent roll dated as of August 31, 2023.
(2)	Certain tenants may have early termination options that are not reflected in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps of $71,612 through May 2024.

The following table presents certain information relating to the operating history and underwritten cash flows at the Regency Retail Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	TTM(2)	Underwritten	Per Square Foot	%(3)
Gross Potential Rent(4)	$6,240,382	$6,500,100	$7,489,376	$7,330,055	$7,247,178	$8,057,076	$5.77	91.5%
Straight Line Rent	0	0	0	0	0	6,458	0.00	0.1
Reimbursements	1,212,022	1,036,449	1,361,544	1,467,895	1,313,948	1,610,943	1.15	18.3
Percentage/Overage Rent	142,066	115,870	127,453	164,797	144,793	80,231	0.06	0.9
Gross Revenue	$7,594,470	$7,652,420	$8,978,373	$8,962,747	$8,705,920	$9,754,708	$6.99	110.7%
(Vacancy/Credit Loss)	0	0	0	0	0	(946,697)	(0.68)	(10.7)
Net Rental Income	$7,594,470	$7,652,420	$8,978,373	$8,962,747	$8,705,920	$8,808,011	$6.31	100.0%
Other Income(5)	1,026,495	65,886	80,594	143,112	137,803	137,803	0.10	1.6
Effective Gross Income	$8,620,965	$7,718,305	$9,058,967	$9,105,860	$8,843,722	$8,945,814	$6.41	101.6%

Total Expenses	2,468,445	2,332,421	2,987,456	2,966,238	2,982,512	2,880,629	2.06	32.2%

Net Operating Income	$6,152,520	$5,385,884	$6,071,511	$6,139,622	$5,861,211	$6,065,185	$4.35	67.8%

Total TI/LC, Capex/RR	0	0	0	0	0	239,215	0.17	2.7

Net Cash Flow	$6,152,520	$5,385,884	$6,071,511	$6,139,622	$5,861,211	$5,825,970	$4.17	65.1%
(1)	Based on the underwritten rent roll dated as of August 31, 2023.
(2)	TTM represents trailing 12 months as of May 31, 2023.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Gross Potential Rent includes rent steps of $71,612 through May 2024.
(5)	Other Income is underwritten based on the trailing 12 months ending May 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Market. The Regency Retail Portfolio Properties are geographically diverse with properties located in six different states and nine different markets.

The following table presents certain market and submarket information with respect to the Regency Retail Portfolio Properties:

Regency Retail Portfolio Properties Market and Submarket Summary(1)
Property Name	Market	Submarket	Submarket Vacancy	UW Rental Rate PSF(2)	Submarket Rent Rate PSF(3)
Twin County Plaza	Caroll/Wythe/Grayson Counties	Caroll/Galax City	1.0%	$5.44	$9.19
Prestonsburg Village	Huntington/Ashland MSA	Floyd County	3.3%	$5.66	$10.24
Village Center	Bloomington MSA	Jackson County	1.3%	$6.46	$10.00
River Creek Village	Cincinnati MSA	Dearborn County	2.4%	$6.13	$12.95
Jackson Park	Bloomington MSA	Jackson County	1.3%	$7.73	$10.00
Wabash Crossing West	Fort Wayne MSA	Wabash County	5.6%	$4.84	$5.44
Oak Station	Tallahassee MSA	15-mile radius	1.8%	$4.75	$7.46
College Square Plaza	Chicago MSA	Jasper County	0.4%	$4.55	$9.46
Lowell Plaza	Chicago MSA	Lake County	4.5%	$7.72	$15.03
Flint River Plaza	Macon	Macon County	1.8%	$4.61	$4.00
Jackson Square	Mobile	Clarke County	4.0%	$5.95	$7.91
(1)	Source: Appraisals.
(2)	UW Rental Rate PSF is based on the underwritten rent rolls dated as of August 31, 2023, inclusive of contractual rent steps through May 2024.
(3)	Submarket Rent Rate PSF is based on the appraiser’s conclusion.

The Borrower. The borrower is Regency CSP IV LLC, a Delaware limited liability company. The borrower is structured as a single purpose bankruptcy-remote entity, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Regency Retail Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Regency Commercial Associates LLC (“Regency”), which is an investment management firm that acquires, develops, owns, leases, and manages commercial property. Regency has a portfolio of 61 properties totaling approximately 6.15 million square feet across 19 states.

Property Management. The Regency Retail Portfolio Properties is managed by Regency Property Services LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $164,119 for real estate taxes, (ii) $2,205,000 for TI/LC (comprised of $205,000 for outstanding approved TI/LC expenses and $2,000,000 for TI/LC expenses incurred following the origination of the Regency Retail Portfolio Whole Loan), (iii) $2,524,926 for deferred maintenance, and (iv) approximately $44,167 for a rent concessions reserve (consisting of approximately $40,753 for free rent and approximately $3,413 for gap rent).

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $76,652.

Insurance Escrows – Monthly payments in the insurance reserve have been waived by the lender so long as the borrower is carrying a blanket policy that satisfies the requirements of the Regency Retail Portfolio Whole Loan documents. When the monthly payments are not waived, the borrower is required to deposit 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage by the applicable insurance policies.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $19,770 for replacement reserves.

TI/LC Reserve – During the continuation of a Monthly Rollover Reserve Trigger Event (as defined below), the borrower is required on a monthly basis to deposit approximately $58,147 into the rollover reserve account, until the balance in the rollover reserve account is at least equal to $2,000,000 (net of any outstanding disbursement requests).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A “Monthly Rollover Reserve Trigger Event” is any period of time when the balance in the rollover reserve account is less than $1,000,000.

Lockbox / Cash Management. The Regency Retail Portfolio Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Trigger Period (as defined below). The borrower is required to cause each tenant at the Regency Retail Portfolio Properties to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property manager with respect to the Regency Retail Portfolio Properties to be deposited into such lockbox account within two business days. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and disbursed in accordance with the Regency Retail Portfolio Whole Loan documents.

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the Regency Retail Portfolio Whole Loan documents, (ii) at any time where the debt service coverage ratio (without taking into account any DSCR Cure Deposit (as defined below) previously deposited and/or then being held by the lender to cure a prior DSCR Trigger (as defined below)) falls below (a) 1.20x when monthly deposits into the rollover reserve account are in place or (b) 1.35x when there are no monthly deposits into the rollover reserve account, in each case for two consecutive calendar quarters or (iii) the occurrence of a Major Tenant Event (as defined below); and will end (x) with respect to clause (i) above, if the lender has accepted a cure of such event of default; (y) with respect to clause (ii) above, the debt service coverage ratio is greater than or equal to (a) 1.20x when monthly deposits into the rollover reserve account are in place or (b) 1.35x when there are no monthly deposits into the rollover reserve account, in each case for two consecutive calendar quarters; and (z) with respect to clause (iii) above, the cure of such Major Tenant Event.

A “DSCR Cure Deposit” means, with respect to each DSCR Trigger, the delivery to the lender of cash or a letter of credit in an amount equal to the positive difference between (i) an assumed underwritten net cash flow, that would cause the Regency Retail Portfolio Properties to achieve a debt service coverage ratio greater than (x) if the borrower is required to make monthly deposits into the rollover reserve account, 1.20x, and (y) if the borrower is not required to make monthly deposits into the rollover reserve account, 1.35x, in each case, for one year, without taking into account any amounts previously deposited with the lender to cure any prior DSCR Trigger, whether or not any such prior amounts are then being held by the lender, less (ii) the actual underwritten net cash flow, as determined by the lender, without taking into account any amounts previously deposited with the lender (whether or not any amounts are then being held by the lender) to cure any prior DSCR Trigger. Upon the occurrence of a DSCR Cure (as defined below) (without taking into account any DSCR Cure Deposit then being held by the lender), provided no default, event of default or other Trigger Period is then existing, the lender is required to return to the borrower the remaining DSCR Cure Deposit, if any. Upon the repayment of the Regency Retail Portfolio Whole Loan in full in accordance with the terms of the Regency Retail Portfolio Whole Loan documents, the lender is required to return any remaining DSCR Cure Deposit, if any, to the borrower.

A “DSCR Trigger” means that, as of any date on which the lender determines the debt service coverage ratio, without taking into account any DSCR Cure Deposit previously deposited and/or then being held by the lender to cure a prior DSCR Trigger, the debt service coverage ratio is (i) if the borrower is required to make monthly deposits into the rollover reserve account, less than 1.20x, and (ii) if the borrower is not required to make monthly deposits into the rollover reserve account, less than 1.35x, in each case, for two consecutive quarters.

A “DSCR Cure” means (i) once the debt service coverage ratio, as determined by the lender, is equal to, or greater than, (x) if the borrower is required to make monthly deposits into the rollover reserve account, 1.20x, and (y) if the borrower is not required to make monthly deposits into the rollover reserve account, 1.35x, in each case, for each of two consecutive quarters or (ii) provided no other Trigger Period exists, the borrower has deposited with the lender the DSCR Cure Deposit for the applicable calculation period.

A “Major Tenant Event” will occur upon any of the following: (i) if 12 months prior to the applicable expiration date under its Major Lease (as defined below), unless the applicable Major Lease expressly provides for a renewal notice to be delivered by such Major Tenant (as defined below) on a date that is less than 12 months prior to the applicable expiration date, then, in such event, on or prior to (x) the date that such notice is required to be delivered pursuant to the applicable Major Lease and (y) the date that is nine months prior to the then applicable expiration date under its Major Lease, whichever date is the furthest from the expiration date of such Major Lease, a Major Tenant does not extend such Major Lease on terms and conditions reasonably acceptable to the lender; (ii) on or prior to the date by which a Major Tenant is required under its Major Lease to notify the borrower of its election to extend such Major Lease, such Major Tenant does not give such notice; (iii) a Major Tenant gives written notice to the borrower of its intention to terminate or cancel its Major Lease or of its intention

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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not to extend or renew its Major Lease; (iv) a material default occurs and continues beyond any applicable notice and/or cure period under a Major Lease; (v) if a Major Tenant or any lease guarantor with respect to a Major Lease becomes insolvent or a debtor in a bankruptcy event; (vi) a Major Lease is terminated (in whole or in part, including in connection with the exercise of any contraction option) or is no longer in full force and effect; or (vii) a Major Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at any portion of the space demised under its Major Lease.

A “Major Lease” means (i) any lease which together with all other leases to the same tenant and to all affiliates of such tenant, (A) provides for rental income representing 25% or more of the total rental income at the applicable individual Regency Retail Portfolio Property, (B) covers more than 25% of gross rentable square feet at the applicable individual Regency Retail Portfolio Property in the aggregate, (C) provides for a lease term of more than 15 years including options to renew or (D) is with an affiliate of the borrower and (ii) any instrument guaranteeing or providing credit support for any lease identified in part (i) above.

A “Major Tenant” means any tenant of all or a portion of any individual Regency Retail Portfolio Property under a Major Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrower is permitted to release one or more of the Regency Retail Portfolio Properties after the date that is the earlier of (a) two years after the closing date of the securitization that includes the last note comprising a part of the Regency Retail Portfolio Whole Loan to be securitized and (b) September 8, 2027, provided, among other conditions, (i) no event of default has occurred and is continuing under the Regency Retail Portfolio Whole Loan documents, (ii) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 115% of the allocated loan amount for the individual Regency Retail Portfolio Property to be released, other than the Prestonsburg Village and Twin County Plaza Properties, which require 125% and (b) if the Regency Retail Portfolio Whole Loan is included in a REMIC trust, an amount such that, immediately following the partial release, the ratio of the unpaid principal balance of the Regency Retail Portfolio Whole Loan to the value of the remaining Regency Retail Portfolio Properties would be greater than 125% (such value to be determined, in the lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust), (iii) the borrower has delivered a REMIC opinion, (iv) if requested by the lender, the borrower delivers a rating agency confirmation, (v) the debt service coverage ratio for the Regency Retail Portfolio Whole Loan after any such release is no less than the greater of (x) the debt service coverage ratio (including the release property) immediately prior to such release and (y) 1.59x; and (vi) the debt yield for the Regency Retail Portfolio Whole Loan after any such release is no less than the greater of (x) the debt yield (including the release property) immediately prior to such release and (y) 11.0%.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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University Park Airport
Bernel Road Park
State Game Lands No. 176
Pittsburgh 132 miles
Buffalo Run Rd
Waddle
Fox Hill Rd
Shiloh Rd
Penn State Innovation Park
Benner Pike Shops
Houserville
Toftrees Golf Resort
Toftrees
Mt. Nittany Expwy
University Park
E. Park Ave
Mt. Nittany Medical Center
Spring Creek Park
E. College Ave
Geisinger Healthplex State College
Colonnade at State College
North Atherton Place
The Arboretum at Penn State
Penn State University Press
Beaver Stadium
Medlar Field
Millbrook Marsh Nature Ctr.
Lemont
Graysdale
Pegula Ice Arena
Bryce Jordan Center
Walnut Springs Park
Scotia Barrens
Park Forest Village
Northland Center
Smeal Coll. of Business
Penn State University
N. Atherton St
Tom Tudek Memorial Park
Palmer Museum of Art
State College
Philadelphia 190 miles
College of Information Sciences and Technology
The State Theatre
Schlow Centre Library
Centre Hills Country Club
CENTRE COUNTY
Science Park Rd
Penn State Golf Courses
Blue Course Dr
W. College Ave
Hills Plaza
Westerly Parkway Plaza
S. Atherton St
Westerly Pkwy
University Dr
W. Whitehall Rd
W. Branch Rd
Haymarket Park
Orchard Park
Boalsburg

State College
Jacksonville Beach

Shaner Hotel Portfolio

1 Holiday Inn Express – State College	State College, PA
2 Fairfield Inn & Suites – Jacksonville	Jacksonville Beach, FL
3 Fairfield Inn & Suites – State College	State College, PA
4 SpringHill Suites – State College	State College, PA

Downtown Jacksonville 10 miles
Atlantic North
Kernan Blvd
Harbour Village
Atlantic Village
Atlantic Beach
Atlantic Blvd
Beaches Town Ctr.
Seminole Shoppes
Atlantic West Shopping Center
Kernan Village
Harbour Place
San Pablo Rd
Pablo Creek
Florida Blvd
3rd St.
Sandalwood
Neptune Beach
Atlantic Ocean
Alden Rd
JACKSONVILLE
Castaway Island Preserve
Penman Rd
Jacksonville Beach
Patton Park
Florida St. College-Jacksonville South Campus
Jacksonville Beach Pier
Seawalk Pavilion
Beach Blvd
Hodges Pointe Plaza
Pablo Creek Plaza East
Adventure Landing Jacksonville Bch.
9th St S.
3rd St S.
Jacksonville Golf & Country Club
Jacksonville Beach Golf Course
Baptist Heart Specialists
DUVAL COUNTY
Hodges Blvd
San Pablo Pkwy
Baptist Medical Center Beaches
Pablo Plaza
Glen Kernan Pkwy
University of North Florida
UNF Hicks Hall
Windsor Parke Golf Club
Mayo Clinic Jacksonville
South Beach Regional
Glen Kernan Golf & Country Club
J. Turner Butler Blvd
ST. JOHNS CO.
Ponte Vedra Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$31,900,000	Title(2):	Various
Cut-off Date Principal Balance:	$31,871,053	Property Type - Subtype:	Hospitality – Limited Service
% of Pool by IPB:	4.6%	Net Rentable Area (Rooms):	337
Loan Purpose:	Refinance	Location(3):	Various
Borrowers:	JELMS Hotel Company L.P. and Shaner State College L.P.	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	Shaner Hotel Group	Occupancy / ADR / RevPAR:	75.6% / $158.77 / $119.99
Interest Rate:	8.76700%	Occupancy / ADR / RevPAR Date:	6/30/2023
Note Date:	8/3/2023	3rd Most Recent NOI (As of):	$3,064,383 (12/31/2021)
Maturity Date:	9/1/2033	2nd Most Recent NOI (As of):	$4,918,112 (12/31/2022)
Interest-only Period:	None	Most Recent NOI (As of):	$5,652,793 (TTM 6/30/2023)
Original Term:	120 months	UW Occupancy / ADR / RevPAR:	75.5% / $158.77 / $119.95
Original Amortization:	360 months	UW Revenues:	$15,288,460
Amortization Type:	Amortizing Balloon	UW Expenses:	$9,854,285
Call Protection:	L(26),D(89),O(5)	UW NOI:	$5,434,175
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$4,402,669
Additional Debt:	No	Appraised Value / Per Room:	$51,900,000 / $154,006
Additional Debt Balance:	N/A	Appraisal Date:	4/1/2023
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$94,573
Taxes:	$182,316	$35,582	N/A	Maturity Date Loan / Room:	$86,168
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.4%
FF&E Reserves:	$0	$63,702	N/A	Maturity Date LTV:	56.0%
PIP Reserve:	$4,810,000	$0	N/A	UW NCF DSCR:	1.46x
Ground Rent Reserve:	$34,997	$34,997	N/A	UW NOI Debt Yield:	17.1%
Fee Conversion Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,900,000	100.0%	Loan Payoff	$24,773,929	77.7%
			Upfront Reserves	5,027,313	15.8
			Closing Costs	1,278,321	4.0
			Return of Equity	820,437	2.6
Total Sources	$31,900,000	100.0%	Total Uses	$31,900,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	See “Ground Lease” for more information on the individual properties.
(3)	See the “Portfolio Summary” table below for details regarding the individual properties.

The Loan. The Shaner Hotel Portfolio mortgage loan (the “Shaner Hotel Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $31,871,053 and is secured by the borrowers’ fee and leasehold interests in four hospitality properties located in Pennsylvania and Florida (collectively, the “Shaner Hotel Portfolio Properties”). The Shaner Hotel Portfolio Mortgage Loan accrues interest at a fixed rate of 8.76700% per annum. The Shaner Hotel Portfolio Mortgage Loan has a 10-year term, amortizes on a 30-year amortization schedule and accrues on an Actual/360 basis. The scheduled maturity date of the Shaner Hotel Portfolio Mortgage Loan is September 1, 2033.

The Properties. The Shaner Hotel Portfolio Properties are comprised of three limited service hotels located in State College, Pennsylvania and one limited service hotel located in Jacksonville Beach, Florida, totaling 337 rooms: Holiday Inn Express – State College (“Holiday Inn Express – State College Property”), Fairfield Inn & Suites – State College (“Fairfield Inn & Suites – State College Property”), Fairfield Inn & Suites – Jacksonville (“Fairfield Inn & Suites – Jacksonville Property”) and SpringHill Suites – State College (“SpringHill Suites – State College Property”). The Shaner Hotel Portfolio Mortgage Loan is full recourse to the guarantors if any franchise agreement is terminated, surrendered, expires,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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or is otherwise cancelled, in each case without the lender’s prior written consent, until such time as the Shaner Hotel Portfolio Mortgage Loan borrowers have entered into a replacement franchise agreement. Individual property releases are not permitted for the Shaner Hotel Portfolio Mortgage Loan.

The following table presents certain information relating to the Shaner Hotel Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated	# of Rooms	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value	UW NOI	% of UW NOI
Holiday Inn Express – State College 1925 Waddle Road, State College, PA 16803	2001 / 2021-2022	106	$8,904,244	27.9%	$14,500,000	$1,588,371	29.2%
Fairfield Inn & Suites – Jacksonville 1616 North First Street, Jacksonville Beach, FL 32250	2004 / NAP(2)	76	$8,228,750	25.8%	$13,400,000	$1,066,585	19.6%
Fairfield Inn & Suites – State College 2215 North Atherton Street, State College, PA 16803	2007 / 2015	83	$7,983,115	25.0%	$13,000,000	$1,294,521	23.8%
SpringHill Suites – State College 1935 Waddle Road, State College, PA 16803	2003 / 2013(2)	72	$6,754,944	21.2%	$11,000,000	$1,484,698	27.3%
Total		337	$31,871,053	100.0%	$51,900,000	$5,434,175	100.0%
(1)	The Allocated Cut-off Date Loan Amounts were allocated based on the Appraised Values.
(2)	The Fairfield Inn & Suites – Jacksonville Property and the SpringHill Suites – State College Property are each anticipated to begin a property improvement plan (“PIP”) with expected completion dates of August 2024 and September 2024, respectively. $32,500 per key (100% of the estimated PIP budget) was reserved at loan origination for such PIP for each property.

Holiday Inn Express – State College Property

The Holiday Inn Express – State College Property is a four-story, limited service hotel located in State College, Pennsylvania. Built in 2001 and renovated between 2021 and 2022, the Holiday Inn Express – State College Property is situated on an approximately 1.93-acre parcel with 112 parking spaces (1.06 spaces per room). In 2021 and 2022, the borrower sponsor completed a $3.25 million ($30,663 per room) renovation which addressed hard and soft goods for the rooms as well as hard goods and flooring for the common areas. The Holiday Inn Express – State College Property is subject to a ground lease with the landlord Shaner Family Partners, L.P. See “Ground Lease” below.

The Holiday Inn Express – State College Property consists of 106 rooms and includes a complimentary breakfast area, business center, fitness center, guest self-laundry, sundry shop, and 816 square feet of meeting space. The guestrooms include 27 king rooms, 73 queen rooms and six suites. Room amenities include a work area, nightstand, dresser, sofa chair, 32-inch flat screen television, internet, iron & ironing board, coffee maker, microwave, and mini-refrigerator.

Demand segmentation is expected to be 62% leisure (119% market penetration in 2022), 13% commercial (55% market penetration in 2022) and 25% meeting & group (146% market penetration in 2022).

The Holiday Inn Express – State College Property is subject to a 15-year and three-month franchise agreement with Holiday Hospitality Franchising, LLC that is scheduled to expire on October 1, 2034.

Fairfield Inn & Suites – Jacksonville Property

The Fairfield Inn & Suites – Jacksonville Property is a three-story, limited service hotel located in Jacksonville Beach, Florida. Built in 2004, the Fairfield Inn & Suites – Jacksonville Property is situated on an approximately 1.77-acre parcel with 76 parking spaces (1.0 space per room). The borrower sponsor is anticipated to begin a $2,470,000 ($32,500 per room) PIP, which includes renovations and upgrades for the guest rooms and common areas. The PIP is required to be completed by August 28, 2024 and the full budgeted amount of the PIP was reserved at origination. Failure to complete the PIP by the date required will trigger recourse for losses to the Shaner Hotel Portfolio Mortgage Loan guarantors.

The Fairfield Inn & Suites – Jacksonville Property consists of 76 rooms and includes a complimentary breakfast area, outdoor pool, business center, fitness center, guest self-laundry, sundry shop, and 460 square feet of meeting space. The guestrooms include 14 king rooms, 36 double/double rooms and 26 suites. Room amenities include a work area, nightstand, dresser, sofa chair, flat screen television, internet, iron & ironing board, and coffee maker.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Demand segmentation upon stabilization is expected to be 66% leisure (103% market penetration in 2022), 23% commercial (85% market penetration in 2022) and 11% meeting & group (71% market penetration in 2022).

The Fairfield Inn & Suites – Jacksonville Property is subject to a 20-year franchise agreement with Marriott International, Inc. that will expire on December 28, 2024. Upon completion of the anticipated PIP, and verification by Marriott International, Inc., the franchise agreement term would be automatically extended through May 17, 2039.

Fairfield Inn & Suites – State College Property

The Fairfield Inn & Suites – State College Property is a three-story, limited service hotel located in State College, Pennsylvania. Built in 2007 and renovated in 2015, the Fairfield Inn & Suites – State College Property is situated on an approximately 1.91-acre parcel with 86 parking spaces (1.04 spaces per room). In 2015, the borrower sponsor completed a soft goods renovation for a total cost of $1,008,000 ($12,145 per room). The Fairfield Inn & Suites – State College Property is subject to a ground lease with the landlord D&G Land Development. See “Ground Lease” below.

The Fairfield Inn & Suites – State College Property consists of 83 rooms and includes a complimentary breakfast area, indoor pool, business center, fitness center, guest self-laundry, and sundry shop. The guestrooms include 23 king rooms and 60 double/double rooms. Room amenities include a work area, nightstand, dresser, sofa chair, 32-inch flat screen television, internet, iron & ironing board, coffee maker and mini-refrigerator.

Demand segmentation is expected to be 78% leisure (144% market penetration in 2022), 11% commercial (47% market penetration in 2022) and 11% meeting & group (51% market penetration in 2022).

The Fairfield Inn & Suites – State College Property is subject to a 20-year franchise agreement with Marriott International, Inc. that is scheduled to expire on July 26, 2032. The Shaner Hotel Portfolio Mortgage Loan requires a monthly reserve of 5% of collections, until the Fairfield Inn & Suites – State College Property franchise agreement is extended as required by the Shaner Hotel Portfolio Mortgage Loan documents, of which 20% of such amount is required to be transferred to the PIP subaccount. The Shaner Hotel Portfolio Mortgage Loan also requires a 12-month cash flow sweep prior to the franchise expiration in July 2032. By the July 2032 franchise expiration, the total estimated amount expected to accrue in the PIP subaccount through the combination of the replacement reserve collections and the 12-month cash flow sweep is $2,749,752 ($33,129 per room for the Fairfield Inn & Suites – State College Property).

SpringHill Suites – State College Property

The SpringHill Suites – State College Property is a four-story, limited service hotel located in State College, Pennsylvania. Built in 2003 and renovated in 2013, the SpringHill Suites – State College Property is situated on an approximately 2.14-acre parcel with 74 parking spaces (1.03 spaces per room). In 2013, the borrower sponsor completed a soft goods renovation for a total cost of $904,000 ($12,556 per room). The borrower sponsor is anticipated to begin a $2,340,000 ($32,500 per room) PIP, which includes renovations and upgrades for the guest rooms and common areas. The PIP is required to be completed by September 28, 2024, and the full budgeted amount of the PIP was reserved at origination. Failure to complete the PIP by the date required will trigger recourse for losses to the Shaner Hotel Portfolio Mortgage Loan guarantors. The SpringHill Suites – State College Property has a ground lease with the landlord Shaner Family Partners, L.P. See “Ground Lease” below.

The SpringHill Suites – State College Property consists of 72 rooms and includes a complimentary breakfast area, indoor pool, business center, fitness center, guest self-laundry, sundry shop, and 686 square feet of meeting space. The guestrooms include 32 king rooms and 40 double/double rooms. Room amenities include a work area, nightstand, dresser, sofa chair, 32-inch flat screen television, internet, iron & ironing board, coffee maker, microwave, mini-refrigerator, and all suite guestrooms.

Demand segmentation upon stabilization is expected to be 45% leisure (77% market penetration in 2022), 35% commercial (180% market penetration in 2022) and 20% meeting & group (110% market penetration in 2022).

The SpringHill Suites – State College Property is subject to a 20-year franchise agreement with Marriott International, Inc. that is scheduled to expire on December 31, 2024. Upon completion of the anticipated PIP and verification by Marriott International, Inc., the franchise agreement term would be automatically extended through July 7, 2038.

The Markets. The Shaner Hotel Portfolio Properties consist of three properties located in State College, Pennsylvania and one property located in Jacksonville Beach, Florida.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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State College, Pennsylvania

The Holiday Inn Express – State College Property, Fairfield Inn & Suites – State College Property and SpringHill Suites – State College Property are located in State College, Pennsylvania. The economy of State College is largely driven by Penn State University’s University Park campus. The Holiday Inn Express – State College Property, Fairfield Inn & Suites – State College Property and SpringHill Suites – State College Property are located within 2 to 3.3 miles of Penn State University’s campus.

Penn State University offers more than 160 baccalaureate degree programs and Penn State University’s graduate programs enroll more than 10,000 students throughout 160 graduate programs and include the Smeal College of Business, various engineering colleges, and the Penn State Dickinson Law School. Penn State University’s University Park campus employs approximately 27,000 staff members. The campus encompasses 7,343 acres, including 118 acres at Innovation Park, where Penn State University’s manufacturing, office, and research space is located.

The Holiday Inn Express – State College Property, Fairfield Inn & Suites – State College Property and SpringHill Suites – State College Property are located within 1 mile of each other. According to a third party market report, the estimated 2022 population within a one-, three- and five-mile radius of the Holiday Inn Express – State College Property was 10,441, 46,995 and 74,976, respectively, and the estimated 2022 average household income within the same radii was $63,679, $72,198 and $82,184, respectively.

Competitive Property Summary(1)(2)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2022 Occupancy	2022 ADR	2022 RevPAR
Holiday Inn Express – State College	2001	106	10%	25%	65%	71.5%	$141.59	$101.24
Fairfield Inn & Suites – State College	2007	83	10%	10%	80%	66.8%	$150.85	$100.69
SpringHill Suites – State College	2003	72	35%	20%	45%	67.4%	$173.73	$117.14
Hampton Inn State College	1987	119	25%	10%	65%	55% - 60%	$150 - $160	$80 - $90
Courtyard State College	1995	78	25%	15%	60%	70% - 75%	$170 - $180	$120 - $130
Residence Inn State College	1997	81	30%	10%	60%	75% - 80%	$160 - $170	$120 - $130
Hilton Garden Inn State College	2002	103	25%	25%	50%	70% - 75%	$160 - $170	$110 - $120
Country Inn & Suites by Radisson, State College (Penn State Area), PA	2011	113	15%	20%	65%	60% - 65%	$135 - $145	$85 - $95
Hyatt Place State College	2017	165	25%	25%	50%	65% - 70%	$170 - $180	$110 - $120
Sleep Inn Near Penn State	1995	100	10%	15%	75%	50% - 55%	$120 - $130	$60 - $70
Quality Inn Near University Park	1999	97	10%	20%	70%	50% - 55%	$125 - $135	$65 - $75
Comfort Suites Near Penn State	2000	77	15%	20%	65%	55% - 60%	$140 - $150	$75 - $85
Hampton Inn & Suites State College at Williamsburg Square(3)	2001	71	25%	25%	50%	70% - 75%	$145 - $155	$105 - $115
Total/Wtd. Avg.		1,265	20%	19%	61%	65%	$154.22	$99.55
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Holiday Inn Express – State College Property, the Fairfield Inn & Suites – State College Property and the SpringHill Suites – State College Property are attributable to differing reporting methodologies and/or timing differences.
(3)	Hampton Inn & Suites State College at Williamsburg Square property is owned by the Shaner Hotel Portfolio Mortgage Loan borrowers.

Jacksonville Beach, Florida

The Fairfield Inn & Suites – Jacksonville Property is located in Jacksonville Beach, Florida, approximately 17 miles southeast of Jacksonville. Jacksonville Beach is approximately 22 square miles and is bordered by Atlantic Beach to the north, Ponte Vedra Beach to the south, Jacksonville to the west, and the Atlantic Ocean to the east. The Fairfield Inn & Suites – Jacksonville Property is located less than half a mile from the Jacksonville Beach.

Jacksonville is the central city within the Jacksonville metropolitan statistical area. The surrounding area is home to headquarters and regional offices of various national and international companies and government facilities such as Naval Station Mayport, The Players Championship, Baptist Medical Center – Beaches and PGA Tour, Inc. Jacksonville is a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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tourist destination with attractions such as beaches, golf courses including Ponta Vedra Inn and Club and Sawgrass Marriott Golf Resort, sporting venues and cultural sites. The surrounding area has over 1,220 holes of golf with more than 70 public and private courses.

According to a third-party report, the estimated 2022 population within a one-, three- and five-mile radius of Fairfield Inn & Suites – Jacksonville Property was 9,494, 42,615 and 108,459, respectively, and the estimated 2022 average household income within the same radii was $120,369, $119,282 and $113,655, respectively.

Competitive Property Summary(1)(2)
Property Name	Year Built	# of Rooms	Comm.	Meeting & Group	Leisure	2022 Occupancy	2022 ADR	2022 RevPAR
Fairfield Inn & Suites – Jacksonville	2004	76	20%	10%	70%	81.6%	$149.24	$121.83
Best Western Oceanfront	1998	51	20%	10%	70%	90% - 95%	$145 - $155	$135 - $145
Holiday Inn Express Jacksonville Beach	2005	82	25%	25%	50%	85% - 90%	$135 - $145	$115 - $125
Hampton Inn & Suites Jacksonville - Beach Boulevard/Mayo Clinic Area	2009	96	25%	10%	65%	80% - 85%	$140 - $150	$115 - $125
Holiday Inn Express & Suites Jacksonville - Mayport / Beach, an IHG Hotel	2009	70	20%	10%	70%	90% - 95%	$125 - $135	$110 - $120
Total/Wtd. Avg.		375	22%	13%	64%	86%	$142.02	$122.74
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Fairfield Inn & Suites – Jacksonville Property are attributable to differing reporting methodologies and/or timing differences.

The following table presents certain information relating to the Holiday Inn Express – State College Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Holiday Inn Express – State College			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	47.8%	$125.59	$59.97	66.9%	$107.91	$72.24	140.2%	85.9%	120.4%
2022	57.5%	$150.98	$86.89	71.5%	$141.59	$101.24	124.3%	93.8%	116.5%
TTM(4)	60.1%	$160.76	$96.67	76.1%	$149.43	$113.64	126.5%	93.0%	117.6%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Holiday Inn Express – State College Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Hampton Inn State College, Courtyard State College, Sleep Inn Near Penn State, Days Inn by Wyndham Penn State, Comfort Suites Near Penn State, Hilton Garden Inn State College and Country Inn & Suites State College Penn State Area.
(4)	TTM represents the trailing 12-month period ending June 30, 2023.

The following table presents certain information relating to the Fairfield Inn & Suites – Jacksonville Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Fairfield Inn & Suites – Jacksonville			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	84.4%	$128.73	$108.62	76.9%	$144.04	$110.82	91.2%	111.9%	102.0%
2022	87.6%	$140.31	$122.98	81.6%	$149.24	$121.83	93.1%	106.4%	99.1%
TTM(4)	89.0%	$140.59	$125.13	83.9%	$151.89	$127.41	94.3%	108.0%	101.8%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Fairfield Inn & Suites – Jacksonville Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Best Western Oceanfront, Holiday Inn Express Jacksonville Beach, Hampton by Hilton Inn & Suites Jacksonville - Beach/Boulevard Mayo Clinic Area and Holiday Inn Express & Suites Jacksonville Mayport Beach.
(4)	TTM represents the trailing 12-month period ending June 30, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 9 – Shaner Hotel Portfolio

The following table presents certain information relating to the Fairfield Inn & Suites – State College Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Fairfield Inn & Suites – State College			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	46.6%	$123.11	$57.35	48.8%	$128.53	$62.66	104.7%	104.4%	109.3%
2022	56.9%	$148.96	$84.80	66.8%	$150.85	$100.69	117.3%	101.3%	118.7%
TTM(4)	58.4%	$156.83	$91.53	71.0%	$161.04	$114.38	121.7%	102.7%	125.0%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Fairfield Inn & Suites – State College Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Hampton Inn State College, Courtyard State College, Sleep Inn Near Penn State, Days Inn by Wyndham Penn State, Comfort Suites Near Penn State and Hilton Garden Inn State College.
(4)	TTM represents the trailing 12-month period ending June 30, 2023.

The following table presents certain information relating to the SpringHill Suites – State College Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			SpringHill Suites – State College			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	51.8%	$131.63	$68.25	58.1%	$130.72	$75.95	112.1%	99.3%	111.3%
2022	63.0%	$154.13	$97.09	67.4%	$173.73	$117.14	107.0%	112.7%	120.6%
TTM(4)	65.6%	$159.76	$104.79	71.4%	$179.02	$127.85	108.9%	112.1%	122.0%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the SpringHill Suites – State College Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Hampton Inn State College, Courtyard State College, Sleep Inn Near Penn State, Residence Inn State College, Comfort Suites Near Penn State, Hilton Garden Inn State College and Tapestry Collection by Hilton Scholar State College.
(4)	TTM represents the trailing 12-month period ending June 30, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 9 – Shaner Hotel Portfolio
Operating History and Underwritten Net Cash Flow
	2021	2022	TTM 6/30/2023(1)	Underwritten	Per Room(1)	% of Total Revenue
Occupancy	60.4%	71.8%	75.6%	75.5%
ADR	$127.11	$152.28	$158.77	$158.77
RevPAR	$76.86	$109.15	$119.99	$119.95
Room Revenue	$9,455,375	$13,425,488	$14,754,965	$14,754,965	$43,783	96.5%
Other Income(2)	128,760	395,234	533,495	533,495	1,583	3.5
Total Revenue	$9,584,135	$13,820,722	$15,288,460	$15,288,460	$45,366	100.0%
Room Expense	$2,335,443	$3,489,775	$3,790,322	$3,790,322	$11,247	24.8%
Food & Beverage Expense	0	0	(1,502)	0	0	0.0
Other Income Expense	85,254	98,855	105,217	105,217	312	0.7
Departmental Expenses	$2,420,697	$3,588,630	$3,894,037	$3,895,539	$11,559	25.5%
Departmental Profit	$7,163,438	$10,232,092	$11,394,423	$11,392,921	$33,807	74.5%
Operating Expenses	$3,163,051	$4,204,492	$4,565,839	$4,613,073	$13,689	30.2%
Gross Operating Profit	$4,000,387	$6,027,600	$6,828,584	$6,779,848	$20,118	44.3%
Management Fees	$293,604	$423,236	$467,266	$458,654	$1,361	3.0%
Property Taxes	419,135	395,233	402,524	426,979	1,267	2.8
Property Insurance	223,265	291,019	306,001	460,040	1,365	3.0
Total Other Expenses	$936,004	$1,109,488	$1,175,791	$1,345,673	$3,993	8.8%
Net Operating Income	$3,064,383	$4,918,112	$5,652,793	$5,434,175	$16,125	35.5%
FF&E Ground Rent(3)	0 254,184	0 528,790	0 552,026	611,539 419,967	1,815 1,246	4.0 2.7
Net Cash Flow	$2,810,199	$4,389,322	$5,100,767	$4,402,669	$13,064	28.8%
(1)	Per Room values are based on 337 rooms.
(2)	Other Income includes sundry shop, laundry services and vending.
(3)	Underwritten Ground Rent payment is based on 5% of gross revenue for Holiday Inn Express – State College Property and SpringHill Suites – State College Property and based on the borrower sponsor’s budget for Fairfield Inn & Suites – State College Property, which includes the interest payments based on an amortization schedule in the ground lease. See “Ground Lease” below.

Environmental. According to Phase I environmental assessments dated May 11, 2023, there was no evidence of any recognized environmental conditions at the Shaner Hotel Portfolio Properties, with the exception of the Fairfield Inn & Suites – State College Property, for which a recognized environmental condition was identified due to an adjoining property (non-collateral) which formerly operated as a landfill site. The site has undergone several historical investigations and monitoring and tetrachloroethylene (“PCE”) was found in groundwater (approximately 80-feet northeast of the Fairfield Inn & Suites – State College Property). In December 2010, a Final Well Abandonment Report was issued stating the groundwater investigations have been completed and monitoring wells were decommissioned following approval from the Pennsylvania Department of Environmental Protection. The lender obtained an opinion of probable cost (“OPC”) to test for potential vapor impacts to the subject property from an off-site source, and to mitigate vapor impacts via a sub-slab depressurization system. The OPC was determined to be $100,000. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

The Borrowers. The borrowers for the Shaner Hotel Portfolio Mortgage Loan are JELMS Hotel Company L.P. and Shaner State College L.P., each a Delaware limited partnership and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shaner Hotel Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Shaner Hotel Group. Headquartered in State College, Pennsylvania, Shaner Hotel Group is a full-service hospitality operator and management company offering expertise in hotel development, operational controls, marketing, e-commerce, revenue management and financial reporting. Shaner Hotel Group is an approved franchisee of Marriott, Hilton, Choice Hotels and IHG, and operates 62 hotels in 15 states in the U.S. and four countries (over 6,000 rooms).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 9 – Shaner Hotel Portfolio

The non-recourse carveout guarantors of the Shaner Hotel Portfolio Mortgage Loan are Lance T. Shaner and Lance T. Shaner, as Trustee of the Lance T. Shaner Revocable Trust. Lance T. Shaner is the chairman and CEO of the Shaner Hotel Group and is responsible for its overall management and strategic direction.

Property Management. The Shaner Hotel Portfolio Properties are managed by the Shaner Hotel Holdings Limited Partnership, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $182,316 for real estate taxes, (ii) $4,810,000 for a PIP reserve (representing $32,500 per room for the Fairfield Inn & Suites – Jacksonville Property and the SpringHill Suites – State College Property) and (iii) $34,997 for a ground rent reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $35,582.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided that such requirement will be waived if the borrowers maintain a blanket policy in accordance with the Shaner Hotel Portfolio Mortgage Loan documents.

Replacement Reserves – On a monthly basis, the borrowers are required to deposit (A) 5% of rents for replacement reserves until the Fairfield Inn & Suites – State College Property franchise agreement is extended as required by the Shaner Hotel Portfolio Mortgage Loan documents, of which 20% of such amount is required to be transferred to the PIP subaccount, or (B) 4% of rents for replacement reserves after the Fairfield Inn & Suites – State College Property franchise agreement is extended as required by the Shaner Hotel Portfolio Mortgage Loan documents.

Ground Rent Reserve – On a monthly basis, the borrowers are required to deposit an amount sufficient to pay the aggregate amount of all monthly rent, percentage rent and other charges due under the ground leases of the Shaner Hotel Portfolio Properties, which currently equates to $34,997. See “Ground Lease” below.

Fee Conversion Reserve – On or before the payment date occurring in April 2026 (the date when the Fairfield Inn & Suites – State College Property Ground Lease is available for purchase), the borrowers will be required to deposit an amount reasonably estimated by the lender to be sufficient for borrowers to pay all costs incurred to convert borrowers’ leasehold interest in the Fairfield Inn & Suites – State College Property to a fee simple interest (“Fee Conversion Deposit”). See “Ground Lease” below.

Lockbox / Cash Management. The Shaner Hotel Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Sweep Period (as defined below). Revenues from the Shaner Hotel Portfolio Properties are required to be deposited directly into the lockbox account or, if received by the borrowers or the property manager, deposited within one business day of receipt. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Shaner Hotel Portfolio Mortgage Loan documents.

A “Cash Sweep Period” means a period occurring during (i) a Debt Yield Trigger Event (as defined below), (ii) a Franchise Default Trigger Event (as defined below), or (iii) a Franchise Expiration Trigger Event (as defined below)

A “Debt Yield Trigger Event” will commence when the debt yield is less than 10.50% on a trailing 12-month basis for any calendar quarter and will end when the debt yield equals or exceeds 10.50% on a trailing 12-month basis for two consecutive calendar quarters.

A “Franchise Default Trigger Event” will commence upon the occurrence of a borrower default beyond all applicable cure periods by under any franchise agreement and will end when either (i) borrowers have provided evidence reasonably acceptable to the lender that all defaults under the applicable franchise agreement have been cured, the related franchisor has accepted such cure(s) and the franchise agreement is in full force and effect, or (ii) borrowers have satisfied the franchise replacement criteria set forth in the Shaner Hotel Portfolio Mortgage Loan documents and the amount on deposit in the PIP subaccount allocated for the applicable individual Shaner Hotel Portfolio Property is equal to or greater than the applicable Franchise PIP Deposit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 9 – Shaner Hotel Portfolio

A “Franchise Expiration Trigger Event” will commence 12 months prior to the expiration date of the franchise agreement on July 26, 2032 for the Fairfield Inn & Suites – State College Property unless if on or before July 26, 2032 (x) the amount on deposit in the PIP subaccount allocated for the Fairfield Inn & Suites – State College Property is equal to or greater than the applicable Franchise PIP Deposit and (y) borrowers have either satisfied the franchise extension criteria set forth in the Shaner Hotel Portfolio Mortgage Loan documents or borrowers have satisfied the franchise replacement criteria set forth in the Shaner Hotel Portfolio Mortgage Loan documents.

A “Franchise PIP Deposit” means, with respect to the applicable individual Shaner Hotel Portfolio Property, the amount the lender reasonably estimates is sufficient for borrowers to complete all work described in any property improvement plan negotiated and approved by the borrowers, franchisor or a qualified franchisor, as applicable; provided however, any such estimated amount will include a contingency of 15%, for an aggregate Franchise PIP Deposit in an amount equal to 115% of the total amount of the estimated costs to complete all work included in such property improvement plan.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The borrowers have a leasehold interest in the Holiday Inn Express – State College Property, the Fairfield Inn & Suites – State College Property and the SpringHill Suites – State College Property, which are each subject to a ground lease (the “Holiday Inn Express – State College Property Ground Lease”, the “Fairfield Inn & Suites – State College Property Ground Lease” and the “SpringHill Suites – State College Property Ground Lease”, respectively).

The Holiday Inn Express – State College Property Ground Lease will expire on August 12, 2035, and has three, 10-year extension options. The lease is between JELMS Hotel Company L.P., as tenant, and Shaner Family Partners, L.P., as landlord, a related entity to the borrowers. The monthly rent under the Holiday Inn Express – State College Property Ground Lease is 5% of the gross revenue of the Holiday Inn Express – State College Property, which, as of August 3, 2023, equates to approximately $18,124 per month.

The Fairfield Inn & Suites – State College Property Ground Lease will expire on August 3, 2027 and has no extension options. The lease is between Shaner State College L.P., a Shaner Hotel Portfolio Mortgage Loan borrower, as tenant and D&G Land Development as landlord. As of August 3, 2023, the annual base rent under the Fairfield Inn & Suites – State College Property Ground Lease is $86,515, payable in monthly installments, with no further escalations. 180 days prior to the expiration of the ground lease, the borrowers have the option to purchase the fee interest for $10.00. The purchase of the fee interest is a post-closing requirement under the Shaner Hotel Portfolio Mortgage Loan documents and on or before the payment date occurring in April 2026, the borrowers will be required to deposit an amount reasonably estimated by the lender to be sufficient for borrowers to pay all costs incurred to convert borrowers’ leasehold interest in the Fairfield Inn & Suites – State College Property to a fee simple interest. Failure by the borrowers to complete the acquisition will result in full recourse to the Shaner Hotel Portfolio Mortgage Loan borrowers and guarantors. The lender has an additional 180 days to purchase the fee interest if the borrowers fail to do so.

The SpringHill Suites – State College Property Ground Lease will expire on August 12, 2035, and has three, 10-year extension options. The lease is between JELMS Hotel Company L.P., as tenant, and Shaner Family Partners, L.P., as landlord, a related entity to the borrowers. The monthly rent under the SpringHill Suites – State College Property Ground Lease is 5% of the gross revenue of the SpringHill Suites – State College Property, which, as of August 3, 2023, equates to approximately $14,513 per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 10 – Knoll Ridge Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 10 – Knoll Ridge Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 10 – Knoll Ridge Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.6%	Net Rentable Area (Units):	354
Loan Purpose:	Refinance	Location:	Indianapolis, IN
Borrowers:	Knoll Ridge Apts 1 LLC,	Year Built / Renovated:	1970 / 2022
	Knoll Ridge Apts 2 LLC	Occupancy:	98.3%
	and Knoll Ridge Apts 3 LLC	Occupancy Date:	7/15/2023
Borrower Sponsor:	Mendel Steiner	4th Most Recent NOI (As of)(4):	NAV
Interest Rate:	7.22000%	3rd Most Recent NOI (As of)(5):	$2,274,612 (TTM 7/31/2021)
Note Date:	8/31/2023	2nd Most Recent NOI (As of)(5):	$3,292,862 (12/31/2022)
Maturity Date:	9/6/2033	Most Recent NOI (As of)(5):	$4,239,300 (TTM 7/31/2023)
Interest-only Period:	120 months	UW Economic Occupancy:	97.4%
Original Term:	120 months	UW Revenues:	$5,499,442
Original Amortization Term:	None	UW Expenses:	$1,154,794
Amortization Type:	Interest Only	UW NOI:	$4,344,648
Call Protection(2):	L(26),D(90),O(4)	UW NCF:	$4,273,848
Lockbox / Cash Management:	Springing	Appraised Value / Per Unit:	$62,400,000 / $176,271
Additional Debt(1):	Yes	Appraisal Date:	8/1/2023
Additional Debt Balance(1):	$17,500,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$120,056
Taxes:	$72,230	$14,001	N/A	Maturity Date Loan / Unit:	$120,056
Insurance:	$65,523	$9,293	N/A	Cut-off Date LTV:	68.1%
Replacement Reserve(3):	$320,000	Springing	$320,000	Maturity Date LTV:	68.1%
Deferred Maintenance:	$564,441	$0	N/A	UW NCF DSCR:	1.37x
Radon Testing Reserve:	$50,000	$0	N/A	UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$42,500,000	94.4%	Loan Payoff	$40,700,752	90.4%
Equity Contribution	2,511,138	5.6	Partnership Buyout	2,402,500	5.3
			Upfront Reserves	1,072,193	2.4
			Closing Costs	835,693	1.9
Total Sources	$45,011,138	100.0%	Total Uses	$45,011,138	100.0%
(1)	The Knoll Ridge Apartments Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $42,500,000 (the “Knoll Ridge Apartments Whole Loan”). The Financial Information presented in the chart above is based on the Knoll Ridge Apartments Whole Loan.
(2)	Defeasance of the Knoll Ridge Apartments Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note comprising a part of the Knoll Ridge Apartments Whole Loan to be securitized and (ii) August 31, 2027. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2023-C22 securitization trust in November 2023. The actual defeasance lockout period may be longer.
(3)	Commencing the date on which the balance of funds in the replacement reserve account is initially less than $105,000, on each monthly payment date, the borrowers are required to deposit an amount equal to $5,900 into the replacement reserve account. Monthly deposits into the replacement reserve will be capped at $320,000, as long as no event of default has occurred and is continuing, and the Knoll Ridge Apartments Properties (as defined below) are being adequately maintained (as determined by the lender based on annual site inspections).
(4)	The earliest historical cash flow provided was for the trailing 12-month period ending July 31, 2021, due to the borrower sponsor acquiring the Knoll Ridge Apartments Properties in August 2021.
(5)	The increase in NOI from 7/31/2021 to 7/31/2023 was primarily attributed to an approximately $8.3 million capital improvement plan implemented by the borrower sponsor following the borrower sponsor’s acquisition of the Knoll Ridge Apartments Properties. The capital improvements consisted of (i) renovating common areas and (ii) exterior and interior unit renovations. Another contributing factor to the increase in NOI is increased occupancy rates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 10 – Knoll Ridge Apartments

The Loan. The Knoll Ridge Apartments mortgage loan (the “Knoll Ridge Apartments Mortgage Loan”) is a part of a fixed rate whole loan evidenced by three pari passu promissory notes in the aggregate original principal amount of $42,500,000. The Knoll Ridge Apartments Whole Loan is secured by the borrowers’ fee interest in three garden-style multifamily properties located in Indianapolis, Indiana. The Knoll Ridge Apartments Whole Loan accrues interest at a fixed rate of 7.22000% per annum. The Knoll Ridge Apartments Whole Loan has an original 10-year term, is interest-only for the entire term of the loan and accrues interest on an Actual/360 basis. The controlling Note A-1, with an original principal balance of $25,000,000, will be included in the BBCMS 2023-C22 securitization trust. The non-controlling Note A-2 and Note A-3, with an aggregate original principal balance of $17,500,000, are expected to be contributed to one or more future securitization trust(s). See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BBCMS 2023-C22	Yes
A-2(1)	12,500,000	12,500,000	BMO	No
A-3(1)	5,000,000	5,000,000	BMO	No
Whole Loan	$42,500,000	$42,500,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Knoll Ridge Apartments Properties are comprised of the following three multifamily garden-style properties located in Indianapolis, Indiana that were built in 1970 and renovated in 2022, the “Knoll Ridge Apartments I Property”, the “Knoll Ridge Apartments II Property”, and the “Knoll Ridge Apartments III Property” (collectively, the “Knoll Ridge Apartments Properties”). All of the units at the Knoll Ridge Apartments Properties are residential units, and there are no rent-controlled or rent-stabilized units at the Knoll Ridge Apartments Properties.

The following table presents certain information relating to the Knoll Ridge Apartments Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value(1)	UW NOI(2)	% of UW NOI(2)
Knoll Ridge Apartments I	1970 / 2022	200	98.5%	$24,750,000	58.2%	$35,800,000	57.4%	$2,528,898	58.2%
Knoll Ridge Apartments II	1970 / 2022	80	100.0%	9,140,000	21.5	13,600,000	21.8	$935,113	21.5%
Knoll Ridge Apartments III	1970 / 2022	74	95.9%	8,610,000	20.3	13,000,000	20.8	$880,636	20.3%
Total/Wtd. Avg.		354	98.3%	$42,500,000	100.0%	$62,400,000	100.0%	$4,344,648	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated as of July 15, 2023.

Knoll Ridge Apartments I Property. As of July 15, 2023, the Knoll Ridge Apartments I Property was 98.5% occupied. The 23.00-acre parcel is improved with 26 one- or two-story apartment buildings. The Knoll Ridge Apartments I Property features 200 units in total with five layouts ranging in size from 800 to 1,252 square feet. Market rents range from $950 to $1,650 per month, with a weighted average market rent of approximately $1,262 and a weighted average unit size of 1,052 square feet. Unit features include a refrigerator/freezer, oven/range combination, patio/balcony, laminate countertops, central HVAC and washer/dryer hook-ups. Community amenities include common laundry and exterior lighting. The Knoll Ridge Apartments I Property has 381 surface parking spaces resulting in a ratio of approximately 1.9 parking spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents detailed information with respect to the units at the Knoll Ridge Apartments I Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
1 Bedroom	16	8.0%	800	$911	$1.14	$950	$1.19
2 Bedroom	16	8.0	861	$969	$1.13	$1,000	$1.16
2 Bedroom Plus Den	76	38.0	1,004	$1,155	$1.15	$1,150	$1.15
3 Bedroom	72	36.0	1,145	$1,371	$1.20	$1,400	$1.22
4 Bedroom	20	10.0	1,252	$1,587	$1.27	$1,650	$1.32
Total/Wtd. Avg.	200	100.0%	1,052	$1,242	$1.18	$1,262	$1.20
(1)	Based on the underwritten rent roll dated as of July 15, 2023.
(2)	Based only on occupied units.
(3)	Source: Appraisal.

Knoll Ridge Apartments II Property. As of July 15, 2023, the Knoll Ridge Apartments II Property was 100.0% occupied. The 7.67-acre parcel is improved with nine, one- or two-story apartment buildings and one leasing/management office building. The Knoll Ridge Apartments II Property features 80 units in total with five layouts ranging in size from 800 to 1,252 square feet. Market rents range from $950 to $1,650 per month, with a weighted average market rent of approximately $1,159 and a weighted average unit size of 927 square feet. Unit features include a refrigerator/freezer, oven/range combination, patio/balcony, laminate countertops and washer/dryer hook-ups. Community amenities include common laundry and exterior lighting. The Knoll Ridge Apartments II Property has 173 surface parking spaces resulting in a ratio of approximately 2.2 parking spaces per unit.

The following table presents detailed information with respect to the units at the Knoll Ridge Apartments II Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
1 Bedroom	20	25.0%	800	$950	$1.19	$950	$1.19
2 Bedroom	28	35.0	861	$1,122	$1.30	$1,130	$1.31
2 Bedroom Plus Den	20	25.0	1,004	$1,229	$1.22	$1,225	$1.22
3 Bedroom	10	12.5	1,145	$1,420	$1.24	$1,430	$1.25
4 Bedroom	2	2.5	1,252	$1,642	$1.31	$1,650	$1.32
Total/Wtd. Avg.	80	100.0%	927	$1,156	$1.25	$1,159	$1.25
(1)	Based on the underwritten rent roll dated as of July 15, 2023.
(2)	Based only on occupied units.
(3)	Source: Appraisal.

Knoll Ridge Apartments III Property. As of July 15, 2023, the Knoll Ridge Apartments III Property was 95.9% occupied. The 6.87-acre parcel is improved with eight, two-story apartment buildings. The Knoll Ridge Apartments III Property features 74 units in total with five layouts ranging in size from 861 to 1,252 square feet. Market rents range from $950 to $1,650 per month, with a weighted average market rent of approximately $1,177 and a weighted average unit size of 968 square feet. Unit features include a refrigerator/freezer, oven/range combination, laminate countertops and washer/dryer hook-ups. Community amenities include common laundry and exterior lighting. The Knoll Ridge Apartments III Property has 158 surface parking spaces resulting in a ratio of approximately 2.1 parking spaces per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Knoll Ridge Apartments

The following table presents detailed information with respect to the units at the Knoll Ridge Apartments III Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
1 Bedroom	20	27.0%	925	$952	$1.03	$950	$1.03
2 Bedroom	28	37.8	861	$1,128	$1.31	$1,130	$1.31
2 Bedroom Plus Den	10	13.5	1,004	$1,232	$1.23	$1,225	$1.22
3 Bedroom	10	13.5	1,145	$1,426	$1.25	$1,430	$1.25
4 Bedroom	6	8.1	1,252	$1,645	$1.31	$1,650	$1.32
Total/Wtd. Avg.	74	100.0%	968	$1,181	$1.22	$1,177	$1.22
(1)	Based on the underwritten rent roll dated as of July 15, 2023.
(2)	Based only on occupied units.
(3)	Source: Appraisal.

Environmental. According to the Phase I environmental assessments dated August 22, 2023, there was no evidence of any recognized environmental conditions at the Knoll Ridge Apartments Properties. However, the Knoll Ridge Apartments Properties are located in a zone with predicted elevated radon levels and accordingly, the Phase I environmental assessments recommended further testing, and if there are in fact elevated radon levels after such testing, the borrowers are required to take certain mitigation actions under the Knoll Ridge Apartments Whole Loan documents.

The following table presents certain information relating to the historical and current occupancy of the Knoll Ridge Apartments Properties:

Historical and Current Occupancy(1)
Property	2022	Current(2)
Knoll Ridge Apartments I	75.7%	98.5%
Knoll Ridge Apartments II	90.0%	100.0%
Knoll Ridge Apartments III	85.7%	95.9%
(1)	Historical occupancy is as of December 31 of each respective year. Historical occupancy prior to December 31, 2022, is not provided due to the borrower sponsor acquiring the Knoll Ridge Apartments Properties in August 2021.
(2)	Current Occupancy is as of July 15, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Knoll Ridge Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Knoll Ridge Apartments Properties:

Operating History and Underwritten Net Cash Flow(1)
	T-12 7/31/2021(2)	2022	TTM(3)	Underwritten	Per Unit	%(4)
Gross Potential Rent	$3,040,532	$5,186,760	$5,186,760	$5,133,719	$14,502	102.7%
(Vacancy)	0	(1,252,562)	(504,775)	(133,597)	(377)	(2.7)
Net Rental Income	$3,040,532	$3,934,198	$4,681,985	$5,000,121	$14,125	100.0%
Other Income	273,448	404,232	499,321	499,321	1,411	10.0
Effective Gross Income	$3,313,980	$4,338,430	$5,181,305	$5,499,442	$15,535	110.0%
Total Expenses	1,039,367	1,045,568	942,005	1,154,794	3,262	21.0
Net Operating Income	$2,274,612	$3,292,862	$4,239,300	$4,344,648	$12,273	79.0%
Total Capex/RR	0	0	0	70,800	200	1.3
Net Cash Flow	$2,274,612	$3,292,862	$4,239,300	$4,273,848	$12,073	77.7%
(1)	Based on the underwritten rent roll dated as of July 15, 2023.
(2)	The earliest historical cash flow provided was for the trailing 12-month period ending July 31, 2021, due to the borrowers acquiring the Knoll Ridge Apartments Properties in August 2021.
(3)	TTM reflects the trailing 12 months ending July 31, 2023.
(4)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Market. According to the appraisals, the Knoll Ridge Apartments Properties are located in the Indianapolis-Carmel-Anderson apartment market. According to the appraisals, as of the second quarter of 2023, the Indianapolis-Carmel-Anderson apartment market average monthly asking rent per unit was $1,249 and the average vacancy rate was 5.8%. According to the appraisals, the Knoll Ridge Apartments Properties are also located in the East Indianapolis apartment submarket. As of the second quarter of 2023, the East Indianapolis apartment submarket average monthly asking rent per unit was $1,026 and the average vacancy rate was approximately 5.7%.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Knoll Ridge Apartments I Property was 8,376, 45,895 and 112,284, respectively. The 2022 median household income within the same radii was $67,113, $64,775 and $51,670, respectively.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Knoll Ridge Apartments II Property was 7,359, 45,131 and 110,969, respectively. The 2022 median household income within the same radii was $66,603, $65,532 and $52,708, respectively.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Knoll Ridge Apartments III Property was 7,364, 45,639 and 112,903, respectively. The 2022 median household income within the same radii was $68,184, $65,751 and $52,808, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable multifamily rental properties to the Knoll Ridge Apartments Properties:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Knoll Ridge Apartments I(2) 11510 Kirkwood Drive Indianapolis, IN	1970 / 2022	98.5%	200	1 Bedroom / 1 Bath 2 Bedroom / 1 Bath 2 Bedroom Plus Den / 1.5 Bath 3 Bedroom / 1.5 Bath 4 Bedroom / 1.5 Bath	800 861 1,004 1,145 1,252	$1.14 $1.13 $1.15 $1.20 $1.27	$911 $969 $1,155 $1,371 $1,587
Knoll Ridge Apartments II(2) 1343 East New York Street Indianapolis, IN	1970 / 2022	100.0%	80	1 Bedroom / 1 Bath 2 Bedroom / 1 Bath 2 Bedroom Plus Den / 1.5 Bath 3 Bedroom / 1.5 Bath 4 Bedroom / 1.5 Bath	800 861 1,004 1,145 1,252	$1.19 $1.30 $1.22 $1.24 $1.31	$950 $1,122 $1,229 $1,420 $1,642
Knoll Ridge Apartments III(2) 11300 East Washington Street Indianapolis, IN	1970 / 2022	95.9%	74	1 Bedroom / 1 Bath 2 Bedroom / 1 Bath 2 Bedroom Plus Den / 1.5 Bath 3 Bedroom / 1.5 Bath 4 Bedroom / 1.5 Bath	925 861 1,004 1,145 1,252	$1.03 $1.31 $1.23 $1.25 $1.31	$952 $1,128 $1,232 $1,426 $1,645
Spanish Oaks Apartments 3645 Wingate Court Indianapolis, IN	1972 / 2022	95.0%	824	Studio / 1 Bath 1 Bedroom / 1 Bath 2 Bedroom / 1 Bath 2 Bedroom / 1.5 Bath 3 Bedroom / 2 Bath	510 620 834 950 1,039	$1.63 $1.30 $1.17 $1.15 $1.21	$830 $809 $978 $1,088 $1,260
Lake Marina Apartments 9515 Shoreland Ln Indianapolis, IN	1977 / 2017	93.0%	348	1 Bedroom / 1 Bath 1 Bedroom / 1 Bath 2 Bedroom / 1.5 Bath 2 Bedroom / 2 Bath 3 Bedroom / 2.5 Bath	642 761 996 913 1,168	$1.64 $1.48 $1.33 $1.42 $1.22	$1,050 $1,125 $1,325 $1,300 $1,425
Warren Harbor Apartments 9300 E 21st St. Indianapolis, IN	1971 / 2017	94.0%	240	1 Bedroom / 1 Bath 2 Bedroom / 1 Bath 2 Bedroom / 2 Bath 3 Bedroom / 2 Bath	725 950 950 1,375	$1.25 $1.14 $1.16 $1.00	$905 $1,080 $1,105 $1,380
Beech Meadow Apartments 147 Diplomat Ct Beach Grove, IN	1974 / NAP	96.0%	272	1 Bedroom / 1 Bath 1 Bedroom / 1 Bath 2 Bedroom / 1.5 Bath 2 Bedroom / 1.5 Bath 3 Bedroom / 2 Bath 4 Bedroom / 2 Bath	750 830 940 1,020 1,230 1,310	$1.27 $1.22 $1.11 $1.27 $1.13 $1.18	$950 $1,015 $1,040 $1,300 $1,385 $1,550
Williamsburg North 4430 Brookline Ct. Indianapolis, IN	1964 / NAP	94.3%	318	1 Bedroom / 1 Bath 2 Bedroom / 1 Bath 2 Bedroom / 1.5 Bath 3 Bedroom / 1.5 Bath 4 Bedroom / 2 Bath	787 1,046 1,136 1,320 1,520	$1.19 $0.95 $0.95 $1.05 $1.09	$940 $989 $1,079 $1,389 $1,660
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of July 15, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – Knoll Ridge Apartments

The Borrowers. The borrowers are Knoll Ridge Apts 1 LLC, Knoll Ridge Apts 2 LLC and Knoll Ridge Apts 3 LLC, each an Indiana limited liability company structured as a single purpose bankruptcy-remote entity, with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Knoll Ridge Apartments Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Mendel Steiner. Mendel Steiner owns 63 properties consisting of 4,883 multifamily units throughout the United States, with concentrations in New York, New Jersey, Ohio, Georgia, Indiana, Illinois, and Virginia.

Property Management. The Knoll Ridge Apartments Properties are managed by Aven Realty 1 LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $72,230 for real estate taxes, (ii) approximately $65,523 for insurance premiums, (iii) $320,000 for replacement reserves, (iv) approximately $564,441 for deferred maintenance and (v) $50,000 for a radon testing reserve.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $14,001.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual insurance premium payments, which currently equates to approximately $9,293.

Replacement Reserves – On a monthly basis, after funds in the replacement reserve initially fall below $105,000, the borrowers are required to escrow $5,900 for replacement reserves, so long as there is no event of default and funds in the replacement reserve are less than $320,000.

Lockbox / Cash Management. The Knoll Ridge Apartments Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrowers or property manager are required to deposit all revenues relating to the Knoll Ridge Apartments Properties into a lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Knoll Ridge Apartments Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Knoll Ridge Apartments Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Knoll Ridge Apartments Whole Loan.

A “Trigger Period” will commence upon the earlier of: (i) an event of default under the Knoll Ridge Apartments Whole Loan documents and (ii) the debt service coverage ratio for the Knoll Ridge Apartments Whole Loan being less than 1.25x, and will be cured (A) with regard to clause (i) above, upon the cure of such event of default and (B) with regard to clause (ii) above, upon the debt service coverage ratio for the Knoll Ridge Apartments Whole Loan being greater than or equal to 1.25x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default exists, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note comprising a part of the Knoll Ridge Apartments Whole Loan to be securitized and (ii) August 31, 2027, the borrowers may obtain the release of the Knoll Ridge Apartments I Property, the Knoll Ridge Apartments II Property and/or the Knoll Ridge Apartments III Property, upon the satisfaction of certain conditions, including, among other conditions: (i) the borrowers partially defease the Knoll Ridge Apartments Whole Loan in an amount equal to the greatest of (a) 120% of the allocated loan amount of the property being released, (b) an amount such that, after giving effect to such partial defeasance event, (x) the debt service coverage ratio for the remaining portion of the Knoll Ridge Apartments Whole Loan, based on income from the remaining Knoll Ridge Apartments Property or Knoll Ridge Apartments Properties, is not less than 1.45x, (y) the debt yield for the remaining portion of the Knoll Ridge Apartments Whole Loan, based on income from the remaining Knoll Ridge Apartments Property or Knoll Ridge Apartments Properties, is not less than 10.0% and (z) the loan-to-value ratio for the remaining portion of the Knoll Ridge Apartments Whole Loan for the remaining Knoll Ridge Apartments Property or Knoll Ridge Apartments Properties does not exceed 65%, and (c) an amount

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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such that, immediately following the partial release, the ratio of the unpaid principal balance of the Knoll Ridge Apartments Whole Loan to the value of the remaining Knoll Ridge Apartments Property or Knoll Ridge Apartments Properties would be greater than 125% (such value to be determined, in the lender’s sole discretion, by any commercially reasonable method permitted to a REMIC trust, based solely on real property and excluding personal property and going concern value, if any), an amount as may be required such that the securitization will not fail to maintain its status as a REMIC trust) and (ii) satisfaction of all REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – Oxford Galleria II
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,500,000	Title:	Fee
Cut-off Date Principal Balance:	$24,500,000	Property Type - Subtype:	Retail - Anchored
% of IPB:	3.5%	Net Rentable Area (SF):	189,589
Loan Purpose:	Refinance	Location:	Oxford, MS
Borrower:	Rebel Mercantile Holdings, LLC	Year Built / Renovated:	2016-2017, 2019 / NAP
Borrower Sponsors:	John Trezevant and Bernece Davis	Occupancy:	96.3%
Interest Rate:	7.64000%	Occupancy Date:	9/7/2023
Note Date:	9/27/2023	4th Most Recent NOI (As of):	$2,044,849 (12/31/2020)
Maturity Date:	10/6/2033	3rd Most Recent NOI (As of):	$2,214,246 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,293,073 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,391,773 (TTM 8/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	94.3%
Amortization Type:	Interest Only	UW Revenues:	$3,511,605
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$809,846
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$2,701,759
Additional Debt:	No	UW NCF:	$2,566,128
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$37,750,000 / $199
Additional Debt Type:	N/A	Appraisal Date:	8/21/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$129
Taxes:	$319,446	$35,494	N/A	Maturity Date Loan / SF:	$129
Insurance:	$9,677	$4,839	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$0	$2,370	N/A	Maturity Date LTV:	64.9%
TI/LC(1):	$350,000	$23,699	N/A	UW NCF DSCR:	1.35x
Outstanding TI/LCs:	$435,960	$0	N/A	UW NOI Debt Yield:	11.0%
Free Rent:	$173,403	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,500,000	100.0%	Loan Payoff	$22,204,031	90.6%
			Reserves	$1,288,485	5.3
			Closing Costs	$555,993	2.3
			Return of Equity	$451,491	1.8
Total Sources	$24,500,000	100.0%	Total Uses	$24,500,000	100.0%
(1)	On each monthly payment date prior to the third anniversary of the origination date of the Oxford Galleria II Mortgage Loan (as defined below) the borrower is required to deposit approximately $23,699 for TI/LC (equal to $1.50 per square foot annually). On each monthly payment date occurring after the third anniversary of the origination date of the Oxford Galleria II Mortgage Loan, the borrower is required to deposit approximately $11,849 (equal to $0.75 per square foot annually). As of the Cut-off Date, there is no cap on the TI/LC reserve. Following satisfaction of each of the Rollover Cap Conditions (as defined below), the TI/LC reserve cap will be $500,000. “Rollover Cap Conditions” means the satisfaction of each of the following conditions: (i) the net cash flow debt service coverage ratio is greater than or equal to 1.30x, and (ii) any two of the following three events: (x) a Tenant Renewal Event (as defined below) has occurred with regard to Marshall’s, (y) a Tenant Renewal Event has occurred with regard to Ross (as defined below) and (z) a Tenant Renewal Event has occurred with regard to Dick’s (as defined below). A “Tenant Renewal Event” means the delivery by the borrower to the lender of one or more proposed enforceable lease(s) or renewal lease(s) pertaining to substantially all of the tenant space that, in each case, either: (a) provides for rental rates and terms consistent in all material respects with the terms of the lease being extended or renewed with such tenant, or (b)(i) provides for the greater of (1) rental rates and terms consistent with the terms of the lease being replaced and (2) rental rates and terms comparable to the existing local market rates and terms, (ii) provides for a lease term of no fewer than five years, (iii) is an arms-length transaction with a bona fide, independent third party tenant, (iv) does not have a material adverse effect on the borrower’s ability to repay the debt in accordance with the Oxford Galleria II Mortgage Loan documents, (v) is subject and subordinate to the security instrument and the lessee thereunder agrees to attorn to the lender, (vi) is written on (x) the standard form of lease as approved by the lender for use at the Oxford Galleria II Property (as defined below) or (y) a form of lease approved by the lender and (vii) the tenant must be in place and paying rent beyond any free rent or abatement period.
(2)	The increase from Most Recent NOI to UW NOI is driven by recent leasing at the Oxford Galleria II Property. Recent leasing since April 2023 includes Vitamin Shoppe (3,834 square feet and $72,846 of underwritten rent), Crumbl Cookie (2,175 square feet and $60,900 of underwritten rent), Nail Bar (1,820 square feet and $50,960 of underwritten rent), and MegMed Health, LLC (1,450 square feet and $34,800 of underwritten rent). In total, four unique tenants combining for 9,279 square feet and $219,506 of underwritten rent have executed leases since April 2023. Additionally, underwritten rent includes $44,734 of rent steps through May 2024.

The Loan. The Oxford Galleria II mortgage loan (the “Oxford Galleria II Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $24,500,000. The Oxford Galleria II Mortgage Loan is secured by the borrower’s fee interest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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in an anchored retail shopping center located in Oxford, Mississippi totaling 189,589 square feet (the “Oxford Galleria II Property”). The Oxford Galleria II Mortgage Loan accrues interest at a rate of 7.64000% per annum. The Oxford Galleria II Mortgage Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis.

The Property. The Oxford Galleria II Property consists of a seven-building, 189,589 square foot anchored retail shopping center situated on approximately 20.9 acres in Oxford, Mississippi. The Oxford Galleria II Property was built in phases in 2016, 2017 and 2019. There are 921 parking spaces (resulting in a ratio of approximately 4.9 spaces per 1,000 square feet) at the Oxford Galleria II Property. As of September 7, 2023, the Oxford Galleria II Property was 96.3% leased to 26 unique tenants ranging from 1,200 to 35,000 square feet. The largest tenants at the Oxford Galleria II Property are Dick’s Sporting Goods, Ross Dress for Less, Marshall’s and HomeGoods, Inc., with the remaining space leased to various national and local tenants, such as Old Navy, LLC, Bath & Body Works, Five Below, Inc. and Skechers USA Retail, LLC.

Environmental. According to the Phase I environmental assessment dated August 30, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at the Oxford Galleria II Property.

Major Tenants.

Dick’s Sporting Goods (35,000 square feet; 18.5% of NRA; 12.6% of underwritten base rent). Dick’s Sporting Goods (“Dick’s”) is a Fortune 500 company founded in 1948 and headquartered in Pittsburgh, Pennsylvania. Dick’s (Moody’s/S&P: Baa3/BBB) is an omnichannel retailer that serves athletes and outdoor enthusiasts by offering an assortment of sports equipment, apparel, footwear and accessories. Dick’s operates more than 850 Dick’s, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores, online, and through its mobile app. Dick’s reported net sales of $12.4 billion for the trailing 12-month period through January 28, 2023, which was a 0.6% increase from 2021 and 41% higher than 2019. Dick’s reported 2022 sales of $6,216,591 and 2021 sales of $6,425,688 at the Oxford Galleria II Property, resulting in sales per square foot of $178 and $184, respectively. Dick’s has been at the Oxford Galleria II Property since 2016, has a current lease expiration in January 2027 and has four, five-year renewal options remaining. Dick’s has no termination options. All excess cash flow will be deposited into the excess cash flow reserve account if either (i) (A) Dick’s has not given notice to extend its lease before the earlier of (1) 12 months prior to its lease expiration and (2) the date by which Dick’s is required to provide notice of renewal, or (B) Dick’s provides notice that it will not extend its lease for a material portion, (ii) Dick’s filing for bankruptcy, (iii) Dick’s goes dark in its space, or (iv) Dick’s defaults on its lease.

Ross Dress for Less (22,000 square feet; 11.6% of NRA; 8.9% of underwritten base rent). Ross Dress for Less (“Ross”) is an American chain of discount department stores headquartered in Dublin, California. Ross (Moody’s/S&P: A2/BBB+) is the largest off-price retailer in the United States, operating 1,704 stores in 40 different states, the District of Columbia and Guam. Ross reported 2022 revenues of $18.7 billion and was named a Fortune 500 company. Ross Stores Inc., the parent company of Ross, has approximately 100,000 employees. Ross has been at the Oxford Galleria II Property since 2017, has a current lease expiration date of January 2028 and has five, five-year renewal options remaining. Ross has no termination options.

Marshall’s (21,500 square feet; 11.3% of NRA; 7.7% of underwritten base rent). Marshall’s (Moody’s/S&P: A2/A) was acquired by T.J. Maxx in 1995. Marshall’s and T.J. Maxx formed Marmaxx at acquisition, which is the largest off-price retailer in the United States with a total of 2,221 stores. Marshall’s launched its e-commerce site in 2019. As of the first quarter of 2023, Marmaxx reported net sales of approximately $6.9 billion compared to approximately $6.6 billion in the first quarter of 2022. Marshall’s has been at the Oxford Galleria II Property since 2016, has a current lease expiration date of November 2026 and has four, five-year renewal options remaining. Marshall’s has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 11 – Oxford Galleria II

Historical and Current Occupancy(1)
2019	2020	2021	2022	Current(2)
86.0%	84.9%	80.5%	91.4%	96.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of September 7, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Renewal Options
Dick's	Baa3/BBB/NR	35,000	18.5%	$10.33	$361,661	12.6%	1/31/2027	4, 5-year
Ross	A2/BBB+/NR	22,000	11.6	$11.65	256,300	8.9%	1/31/2028	5, 5-year
Marshall's	A2/A/NR	21,500	11.3	$10.30	221,450	7.7%	11/30/2026	4, 5-year
HomeGoods, Inc.	NR/NR/NR	20,020	10.6	$11.65	233,233	8.1%	4/30/2029	4, 5-year
Old Navy, LLC	NR/NR/NR	12,473	6.6	$16.25	202,686	7.1%	10/30/2028	2, 5-year
Ulta Salon	NR/NR/NR	10,000	5.3	$18.75	187,500	6.5%	10/31/2026	2, 5-year
Five Below, Inc.	NR/NR/NR	8,000	4.2	$18.50	148,000	5.2%	1/31/2027	2, 5-year
Skechers USA Retail, LLC	NR/NR/NR	8,000	4.2	$18.00	144,000	5.0%	3/31/2032	2, 5-year
Los Parrilleros – A&F Holdings	NR/NR/NR	4,238	2.2	$19.50	82,641	2.9%	1/31/2025	1, 5-year
Mugshot’s Bar and Grill	NR/NR/NR	4,000	2.1	$32.55	130,200	4.5%	9/30/2031	3, 5-year
Major Tenants		145,231	76.6%	$13.55	$1,967,671	68.7%

Other Tenants		37,416	19.7%	$23.96	$896,421	31.3%

Occupied Collateral Total	182,647		96.3%	$15.68	$2,864,092	100.0%

Vacant Space		6,942	3.7%

Collateral Total		189,589	100.0%

(1)	Based on underwritten rent roll dated September 7, 2023.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes $29,161 of percentage rent attributed to Dick’s, who pays percentage rent of 7% of sales over $5,800,000. Dick’s reported sales of $6,216,591 in 2022 which equates to $178 per square foot and an occupancy cost of 8.3%. UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent also includes $44,734 of rent steps through May 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 11 – Oxford Galleria II

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	6,942	3.7%	NAP	NA	P	6,942	3.7%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		6,942	3.7%	$0	0.0%
2024	1	1,200	0.6	30,432	1.1		8,142	4.3%	$30,432	1.1%
2025	2	5,638	3.0	116,241	4.1		13,780	7.3%	$146,673	5.1%
2026	3	35,312	18.6	494,150	17.3		49,092	25.9%	$640,823	22.4%
2027	9	58,391	30.8	884,515	30.9		107,483	56.7%	$1,525,338	53.3%
2028	6	44,432	23.4	707,515	24.7		151,915	80.1%	$2,232,853	78.0%
2029	1	20,020	10.6	233,233	8.1		171,935	90.7%	$2,466,086	86.1%
2030	0	0	0.0	0	0.0		171,935	90.7%	$2,466,086	86.1%
2031	1	4,000	2.1	130,200	4.5		175,935	92.8%	$2,596,286	90.6%
2032	1	8,000	4.2	144,000	5.0		183,935	97.0%	$2,740,286	95.7%
2033	0	0	0.0	0	0.0		183,935	97.0%	$2,740,286	95.7%
2034 & Beyond	2	5,654	3.0	123,806	4.3		189,589	100.0%	$2,864,092	100.0%
Total	26	189,589	100.0%	$2,864,092	100.0%
(1)	Based on the underwritten rent roll dated September 7, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include percentage rent attributed to Dick’s, who pays percentage rent of 7% of sales over $5,800,000. Dick’s reported sales of $6,216,591 in 2022 which equates to $178 per square foot and an occupancy cost of 8.3%. UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring also include $44,734 of rent steps through May 2024.

Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)(2)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place(4)	$1,865,479	$2,346,903	$2,389,954	$2,562,813	$2,834,931	$14.95	76.9%
Percentage Rent(5)	$0	$19,714	$57,798	$29,161	$29,161	$0.15	0.8
Vacant Income	$0	$0	$0	$0	$173,550	$0.92	4.7
Gross Potential Rent	$1,865,479	$2,366,617	$2,447,752	$2,591,974	$3,037,642	$16.02	82.4%
Total Reimbursements	$507,267	$571,443	$617,981	$591,519	$647,513	$3.42	17.6
Net Rental Income	$2,372,746	$2,938,060	$3,065,733	$3,183,493	$3,685,155	$19.44	100.0%
Other Income	$0	$0	$0	$0	$0	$0.00	0.0
(Vacancy/Credit Loss)	$0	$0	$0	$0	($173,550)	($0.92)	(4.7)
Effective Gross Income	$2,372,746	$2,938,060	$3,065,733	$3,183,493	$3,511,605	$18.52	95.3%

Taxes	$22,224	$363,923	$404,912	$413,522	$413,856	$2.18	11.8
Insurance	$47,933	$73,713	$50,114	$50,114	$58,063	$0.31	1.7
Maintenance	$179,697	$192,190	$217,242	$225,813	$225,813	$1.19	6.4
Management Fee	$71,182	$88,142	$91,972	$95,505	$105,348	$0.56	3.0
Other Expenses	$6,861	$5,846	$8,420	$6,766	$6,766	$0.04	0.2
Total Expenses	$327,897	$723,814	$772,660	$791,720	$809,846	$4.27	23.1%

Net Operating Income	$2,044,849	$2,214,246	$2,293,073	$2,391,773	$2,701,759	$14.25	76.9%

Capital Expenditures	$0	$0	$0	$0	$28,439	$0.15	0.8
TI/LC	$0	$0	$0	$0	$107,192	$0.57	3.1

Net Cash Flow	$2,044,849	$2,214,246	$2,293,073	$2,391,773	$2,566,128	$13.54	73.1%
(1)	TTM represents the trailing 12-month period ending August 30, 2023.
(2)	The increase from TTM Rents in Place to Underwritten Rents in Place is driven by recent leasing at the Oxford Galleria II Property. Recent leasing since April 2023 includes Vitamin Shoppe (3,834 square feet and $72,846 of underwritten rent), Crumbl Cookie (2,175 square feet and $60,900 of underwritten rent), Nail Bar (1,820 square feet and $50,960 of underwritten rent), and MegMed Health, LLC (1,450 square feet and $34,800 of underwritten rent). In total, four unique tenants combining for 9,279 square feet and $219,506 of underwritten rent have executed leases since April 2023. Additionally, underwritten rent includes $44,734 of rent steps through May 2024.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place includes $44,734 of rent steps through May 2024.
(5)	Percentage Rent is attributed to Dick’s, who pays percentage rent of 7% of sales over $5,800,000. Dick’s reported sales of $6,216,591 in 2022 which equates to $178 per square foot and an occupancy cost of 8.3%.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
144

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 11 – Oxford Galleria II

The Market. The Oxford Galleria II Property is located in Oxford, Mississippi, which is 3.9 miles from the University of Mississippi. The University of Mississippi, with a student population of approximately 24,000, is a main economic driver of the area and the largest university in Mississippi. Major retail and commercial development in Oxford are located along W. Jackson Avenue and US Highway 278, both of which are just west of the University of Mississippi and are located in close proximity to the Oxford Galleria II Property. The Oxford Galleria II Property is located adjacent to W. Jackson Avenue. According to the appraisal, as of 2023, the population within a one-, three-, and five-mile radius totaled 5,070, 23,985 and 38,711, people, respectively, and average household income for the same radii was $65,824, $81,263 and $88,233, respectively.

According to the appraisal, the Oxford Galleria II Property is situated within the Lafayette County retail submarket and adjacent to the Memphis market. As of the second quarter of 2023, the total inventory of the Lafayette County retail submarket was approximately 2.7 million square feet with a 2.3% vacancy rate and asking rents of $21.36 per square foot. For the same time period, the total inventory for the Memphis market was approximately 92.2 million square feet with a 3.4% vacancy rate and asking rents of $13.46 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 12 – Anchor Hocking
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type – Subtype:	Industrial – Manufacturing
% of IPB:	3.3%	Net Rentable Area (SF):	999,723
Loan Purpose:	Acquisition	Location:	Lancaster, OH
Borrower:	ACH Lancaster (OH) LLC	Year Built / Renovated:	1905-1989 / 1989
Borrower Sponsor:	LCN North American Fund III, L.P.	Occupancy:	100.0%
Interest Rate:	7.15000%	Occupancy Date:	9/22/2023
Note Date:	9/22/2023	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	10/6/2033	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$4,622,469
Call Protection:	L(25),DorYM1(90),O(5)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$4,622,469
Additional Debt:	No	UW NCF:	$4,622,469
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$54,400,000 / $54
Additional Debt Type:	N/A	Appraisal Date:	6/14/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$23
RE Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$23
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	42.3%
Replacement(3):	$0	Springing	N/A	Maturity Date LTV:	42.3%
TI/LC(4):	$0	Springing	N/A	UW NCF DSCR:	2.77x
Other(5):	$4,498,753	$0	N/A	UW NOI Debt Yield:	20.1%

Sources and Uses(6)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	42.9%	Purchase Price	$53,556,583	100.0%
Borrower Sponsor Equity	30,556,583	57.1
Total Sources	$53,556,583	100.0%	Total Uses	$53,556,583	100.0%
(1)	Historical financial information is not available due to the recent acquisition of the Anchor Hocking Property (as defined below) in a sale-leaseback transaction.
(2)	The borrower’s obligation to make monthly deposits into the real estate tax reserve and insurance premiums reserve are waived, so long as (i) the borrower has provided to the lender evidence that the trigger tenant is required under its lease to (a) pay all taxes and other charges to the applicable government authority, (b) maintain the insurance policies that satisfy the requirements of the Anchor Hocking Mortgage Loan (as defined below) documents and (c) pay all insurance premiums, (ii) no event of default has occurred and is continuing and (iii) no trigger period has occurred and is continuing.
(3)	The borrower’s obligation to deposit into a replacement reserve, on a monthly basis, an amount equal to $13,329.64 is waived, so long as (i) no event of default has occurred and is continuing, (ii) no trigger period has occurred and is continuing and (iii) the trigger lease is in full force and effect, there are no defaults thereunder, the trigger tenant is directly paying the costs necessary to maintain the Anchor Hocking Property in a good and safe condition and repair and the borrower provides the lender with satisfactory evidence thereof upon the lender’s reasonable request therefor.
(4)	The borrower’s obligation to deposit into a rollover reserve, on a monthly basis, an amount equal to $83,310.25 is waived, so long as (i) no event of default has occurred and is continuing, (ii) no trigger period has occurred and is continuing and (iii) the trigger lease is in full force and effect and there are no defaults thereunder.
(5)	Other reserves include the Trigger Lease Letter of Credit (as defined below) reserve of $4,498,753. Within 90 days after the origination date of the Anchor Hocking Mortgage Loan, the borrower is required to deliver, or cause to be delivered, to the lender, and assign to the lender any rights of the borrower thereunder, the initial letter of credit required to be delivered to the borrower pursuant to the trigger lease, naming the lender as "beneficiary" and otherwise satisfying the requirements of a "Letter of Credit", as additional security for the Anchor Hocking Mortgage Loan and the borrower's other obligations under the Anchor Hocking Mortgage Loan documents (the "Trigger Lease Letter of Credit"). Promptly after receipt of a written request from the borrower, the lender will be required to draw on the Trigger Lease Letter of Credit so long as, together with such request, the borrower delivers documentation satisfactory to the lender that: (i) an event of default has occurred and is continuing under the trigger lease which entitles the borrower or lender to draw on the Trigger Lease Letter of Credit; and (ii) no event of default has occurred and is continuing. If the lender draws on the Trigger Lease Letter of Credit, the proceeds of such draw will, in the lender's discretion, (a) so long as no event of default has occurred and is continuing, be used solely to cure such event of default under the trigger lease if such event of default is due to a failure by the trigger tenant to pay real estate taxes or insurance premiums required thereunder or (b) be held in the rollover reserve account and disbursed in accordance with the Anchor Hocking Mortgage Loan documents.
(6)	The borrower sponsor closed on the acquisition of the Anchor Hocking Property in October 2023 for approximately $53.6 million. The borrower sponsor contributed approximately $30.6 million in cash equity. At origination of the Anchor Hocking Mortgage Loan, the seller paid approximately $2.3 million in closing costs and funded approximately $4.5 million for the Trigger Lease Letter of Credit reserve.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
146

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 12 – Anchor Hocking

The Loan. The Anchor Hocking mortgage loan (the “Anchor Hocking Mortgage Loan”) is secured by the borrower’s fee interest in a 999,723 square foot single tenant industrial property located in Lancaster, Ohio (the “Anchor Hocking Property”). The Anchor Hocking Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $23,000,000 and accrues interest at a rate of 7.15000% per annum. The Anchor Hocking Mortgage Loan has a ten-year, interest-only term and accrues interest on an Actual/360 basis.

The Property. The Anchor Hocking Property is a 999,723 square foot, one- to three-story single-tenant industrial manufacturing property that was built in multiple phases between 1905 and 1989 and renovated in 1989 and is situated on a 30.45-acre site in Lancaster, Ohio. The Anchor Hocking Property consists of 19, one- to three-story buildings. The Anchor Hocking Property is served by 286 surface parking spaces at a parking ratio of approximately 0.3 space per 1,000 square feet.

Sole Tenant.

Anchor Hocking, LLC (999,723 square feet; 100.0% of NRA, 100.0% of underwritten base rent): Anchor Hocking, LLC is a subsidiary of Anchor Hocking Inc. Anchor Hocking Inc. was founded in 1905 as a glassware manufacturer. Anchor Hocking Inc. produces glassware products including bakeware, food storage, serveware and drinkware and has multiple patents for their products. Anchor Hocking Inc.’s retail distribution includes Amazon, Walmart, Wayfair, The Container Store and Bed Bath & Beyond. Anchor Hocking, LLC’s lease is set to expire on September 30, 2048 with two, ten-year renewal options remaining and no early termination rights.

Environmental. According to the Phase I environmental assessment dated June 23, 2023, there was no evidence of any recognized environmental conditions or recommendations at the Anchor Hocking Property.

The following table presents certain information relating to the historical and current occupancy of the Anchor Hocking Property:

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancies are not applicable because the Anchor Hocking Property was acquired in a sale-leaseback transaction by the borrower sponsor in October 2023.
(2)	Current Occupancy represents occupancy as of September 22, 2023.

The following table presents certain information relating to the sole tenant at the Anchor Hocking Property:

Sole Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Anchor Hocking, LLC	NR/NR/NR	999,723	100.0%	$4.50	$4,498,753	100.0%	9/30/2048
Occupied Collateral Total / Wtd. Avg.		999,723	100.0%	$4.50	$4,498,753	100.0%

Vacant Space		0	0.0%

Collateral Total		999,723	100.0%

(1)	Based on the in-place rent roll dated September 22, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
147

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 12 – Anchor Hocking

The following table presents certain information relating to the sole tenant lease expiration at the Anchor Hocking Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034 & Thereafter	1	999,723	100.0	4,498,753	100.0		999,723	100.0%	$4,498,753	100.0%
Total	1	999,723	100.0%	$4,498,753	100.0%%
(1)	Based on the in-place rent roll dated September 22, 2023.

The following table presents certain information relating to the underwritten cash flows of the Anchor Hocking Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(3)
In-Place Rent(2)	$4,498,753	$4.50	97.3%
Rent Steps(2)	123,716	0.12	2.7
Net Rental Income	$4,622,469	$4.62	100.0%
Vacancy/Credit Loss	(0)	(0.00)	(0.0)
Effective Gross Income	$4,622,469	$4.62	100.0%
Total Expenses	$0	$0.00	0.0%
Net Operating Income	$4,622,469	$4.62	100.0%
Capital Expenditures	0	0.00	0.0
TI/LC	0	0.00	0.0
Net Cash Flow	$4,622,469	$4.62	100.0%
(1)	Based on the in-place rent roll dated September 22, 2023. Historical financial information is not available due to the recent acquisition of the Anchor Hocking Property in a sale-leaseback transaction.
(2)	Based on the in-place rent roll dated September 22, 2023. Rent Steps includes annual escalation after the sale-leaseback.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Anchor Hocking Property is located in Lancaster, Ohio and is part of the Columbus, Ohio metropolitan statistical area (“Columbus MSA”), which consists of 4,796 square miles in size and ranks #32 in population out of the 382 metropolitan areas in the United States. According to the appraisal, the Columbus MSA has an estimated 2022 population of 2,187,034 which represents an average annual 1.1% increase over the 2020 census amount of 2,138,926. Employers in the Columbus MSA include Ohio State University, OhioHealth, JPMorgan Chase & Co., Nationwide and Honda of America Manufacturing Inc.

According to a third-party market research report, the Anchor Hocking Property is located in the Fairfield County industrial submarket within the Columbus industrial market. As of the second quarter of 2023, the Columbus industrial market had an inventory of approximately 358.4 million square feet, with a vacancy rate of 5.8%. There were approximately 19.9 million square feet of new deliveries for the trailing twelve months ending in the second quarter of 2023. The market experienced a positive absorption of approximately 10.7 million square feet for the trailing twelve months ending in the second quarter

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Anchor Hocking

of 2023. The asking rental rate in the market was $7.94 per square foot, an increase from $7.30 per square feet as of the fourth quarter of 2022. As of the second quarter of 2023, the Fairfield County Industrial submarket had an inventory of approximately 11.5 million square feet, with a vacancy rate of 6.9%. There were 210,000 square feet of new deliveries for the trailing twelve months ending in the second quarter of 2023. The market experienced a negative absorption of 127,000 square feet for the trailing twelve months ending in the second quarter of 2023. The asking rental rate in the submarket was $7.32 per square foot, an increase from $6.69 per square foot as of the fourth quarter of 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
149

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 13 – Chicago MOB and Parking Garage
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF2	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type – Subtype:	Various – Various
% of IPB:	3.2%	Net Rentable Area (SF)(4):	86,751
Loan Purpose:	Refinance	Location:	Various, IL
Borrowers:	River Forest Realty LLC and Clarendon Realty LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor(1):	Rathnaker Patlola	Occupancy(5):	100.0%
Interest Rate:	8.65000%	Occupancy Date:	10/5/2023
Note Date:	10/5/2023	4th Most Recent NOI (As of):	NAV
Maturity Date:	10/6/2033	3rd Most Recent NOI (As of)(6):	$1,680,950 (Various)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$2,914,969 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(7):	$2,823,733 (Various)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$6,560,345
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$3,536,353
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,023,992
Additional Debt:	No	UW NCF:	$2,868,303
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$52,400,000 / $604
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$254
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$240
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	42.0%
Replacement Reserves:	$0	$5,745	$350,000	Maturity Date LTV:	39.7%
TI/LC Reserve:	$0	$7,229	$500,000	UW NCF DSCR:	1.39x
Deferred Maintenance:	$246,739	$0	N/A	UW NOI Debt Yield:	13.7%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	100.0%	Loan Payoff	$21,128,550	96.0%
			Closing Costs	624,711	2.8
			Upfront Reserves	246,739	1.1
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%
(1)	The Chicago MOB and Parking Garage Mortgage Loan (as defined below) provides recourse to the guarantor for payment when due in an amount up to 20% of the original principal balance.
(2)	The borrower is required to make monthly deposits into the real estate tax reserve equal to 1/12th of the estimated annual property taxes upon (i) an event of default or (ii) failure to provide evidence of the payment of all property taxes.
(3)	The borrower is required to make monthly deposits into the insurance reserve equal to 1/12th of the estimated annual insurance premiums upon (i) an event of default or (ii) failure to provide evidence of the payment of all insurance premiums.
(4)	Net Rentable Area (SF) represents the square footage of the River Forest Medical Offices Property (as defined below) only. The Weiss Memorial Hospital Parking Garage Property (as defined below) contains 945 parking spaces.
(5)	Represents the occupancy for the River Forest Medical Offices Property only. The River Forest Medical Offices Property is 100.0% leased under a master lease between one of the borrowers, and Resilience Healthcare – West Suburban Medical Center, LLC (“Resilience”), a sponsor-affiliated tenant, dated January 1, 2023. As of April 6, 2023, the River Forest Medical Offices Property was 95.9% physically occupied by Resilience and eight third-party subleases.
(6)	3rd Most Recent NOI is as of the trailing 12 months ended December 31, 2021 for the Weiss Memorial Hospital Parking Garage Property and the trailing 11 months annualized ended November 30, 2021 for the River Forest Medical Offices Property.
(7)	Most Recent NOI is as of the trailing 12 months ended March 31, 2023 for the Weiss Memorial Hospital Parking Garage Property and the trailing 12 months ended June 30, 2023 for the River Forest Medical Offices Property.

The Loan. The Chicago MOB and Parking Garage mortgage loan (the “Chicago MOB and Parking Garage Mortgage Loan”) has an outstanding principal balance as of the Cut-Off Date of $22,000,000 and is secured by the borrowers’ fee interests in a 86,751 square foot medical office building and a 945 space parking garage (individually, the “River Forest Medical Offices Property” and the “Weiss Memorial Hospital Parking Garage Property” and, collectively, the “Chicago MOB and Parking Garage Properties”). The Chicago MOB and Parking Garage Mortgage Loan accrues interest at a rate of 8.65000% per annum. The Chicago MOB and Parking Garage Mortgage Loan has a 10-year term, is interest-only for the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – Chicago MOB and Parking Garage

first 36 months, will amortize based on a 30-year amortization schedule thereafter, and accrues interest on an Actual/360 basis.

The Properties. The Chicago MOB and Parking Garage Properties are comprised of the River Forest Medical Offices Property, an 86,751 square foot medical office building in River Forest, Illinois, and the Weiss Memorial Hospital Parking Garage Property, a 945-space parking garage located in Chicago, Illinois.

The River Forest Medical Offices Property is a medical office complex situated on an approximately 3.8-acre site located in River Forest, Illinois, approximately 11 miles west of the Chicago central business district. The improvements were constructed between 1995 and 2000 and consist of three, two- and three- story medical office buildings (“Building A”, “Building B”, and “Building C”) and a 168-space parking garage. Building A is a 51,310 square foot multi-tenant cardiovascular center constructed in 1995, Building B is a 12,620 square foot single-tenant advanced imaging and cancer center that was constructed in 2000, and Building C is a 22,821 square foot multi-tenant cancer care center that was constructed in 1996. The River Forest Medical Offices Property is 100.0% master leased to Resilience, a sponsor affiliate, with a lease expiration in December 2038. Resilience operates in 55,567 square feet (64.1% of the NRA) of the master leased space and subleases 27,615 square feet (31.8% of the NRA) to eight third-party medical tenants. The remaining 3,569 square feet (4.1% of the NRA) is currently vacant between two suites. The master lease rent is $29.97 per square foot NNN which is consistent with the appraiser’s concluded market rental rate of $30.00 per square foot NNN. The River Forest Medical Offices Property features 136 surface and 168 garage parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet.

The Weiss Memorial Hospital Parking Garage Property is a six-level, 945-space parking garage situated on an approximately 1.51-acre site located in Chicago, Illinois approximately seven miles north of downtown Chicago. The garage is located adjacent to and is connected via a covered bridge to Weiss Memorial Hospital (non-collateral). The Weiss Memorial Hospital Parking Garage was constructed in 1982 and underwent renovations totaling approximately $11.0 million that were completed in 2021 which included concrete repairs, steel beam installments, updated light fixtures, restriping, and new doors. Of the 945 spaces, 340 spaces (36.0% of the total spaces) are leased to Resilience with a lease expiration in December 2038 (the “Parking Lease”). The 340 spaces are leased for $720,000 annually, with 3% annual increases, with reimbursements of 33.3% of the garage’s operating expenses. The Weiss Memorial Hospital Parking Garage Property is also leased on a monthly and daily basis.

Rathnaker Patlola (the borrower sponsor and guarantor who holds a non-controlling, 40% ownership interest in Resilience) and Manoj Prasad (not a party to the Chicago MOB and Parking Garage Mortgage Loan but who holds a controlling, 60% ownership interest in Resilience) have fully guaranteed the rents under the master lease and Parking Lease.

The following table presents detailed information with respect to each of the Chicago MOB and Parking Garage Properties:

Portfolio Summary
Property Name	Property Type	Year Built / Renovated	Size	Allocated Loan Cut-off Date Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
River Forest Medical Offices	Medical Office	1995-2000 / NAP	86,751 SF	$17,276,174	78.5%	$34,400,000	65.6%	$2,266,243	79.0%
Weiss Memorial Hospital Parking Garage	Parking Garage	1982 / 2019	945 Spaces	4,723,826	21.5	18,000,000	34.4	602,060	21.0
Total				$22,000,000	100.0%	$52,400,000	100.0%	$2,868,303	100.0%

Environmental. According to Phase I environmental assessments dated July 5, 2023, there was no evidence of any recognized environmental conditions at the Chicago MOB and Parking Garage Properties, other than the controlled recognized environmental conditions identified at the River Forest Medical Offices Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – Chicago MOB and Parking Garage

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
NAV	94.5%	94.5%	100.0%
(1)	Historical Occupancies represent the occupancies of the River Forest Medical Offices Property only. Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of October 5, 2023. The River Forest Medical Offices Property is 100.0% leased under a master lease between one of the borrowers and Resilience dated January 1, 2023.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Resilience Healthcare – West Suburban Medical Center, LLC(2)	NR / NR / NR	86,751	100.0%	$29.97	$2,600,000	100.0%	12/31/2038
Occupied Collateral Total / Wtd. Avg.		86,751	100.0%	$29.97	$2,600,000	100.0%

Vacant Space		0	0.0%

Collateral Total		86,751	100.0%

(1)	Based on the underwritten rent roll dated July 12, 2023.
(2)	The River Forest Medical Offices Property is 100.0% leased under a master lease between one of the borrowers and Resilience dated January 1, 2023. As of April 6, 2023, the River Forest Medical Offices Property was 95.9% occupied by Resilience and eight third-party subleases.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034 & Beyond	1	86,751	100.0	$2,600,000	100.0	86,751	100.0%	$2,600,000	100.0%
Total	1	86,751	100.0%	$2,600,000	100.0%
(1)	Based on the underwritten rent roll dated July 12, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – Chicago MOB and Parking Garage

Underwritten Net Cash Flow
	2021(1)	2022	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$2,214,891	$2,487,594	$2,543,800	$2,600,000	$29.97	51.5%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,214,891	$2,487,594	$2,543,800	$2,600,000	$29.97	51.5%
Total Reimbursements	1,056,348	1,900,365	1,467,321	2,449,635	28.24	48.5
Net Rental Income	$3,271,239	$4,387,959	$4,011,121	$5,049,635	$58.21	100.0%
(Vacancy/Credit Loss)	0	0	0	(225,318)	(2.60)	(4.5)
Parking Income	1,210,417	1,282,447	1,591,574	1,736,028	20.01	34.4
Effective Gross Income	$4,481,656	$5,670,406	$5,602,695	$6,560,345	$75.62	129.9%
Total Expenses	2,800,706	2,755,437	2,778,963	3,536,353	40.76	53.9
Net Operating Income	$1,680,950	$2,914,969	$2,823,733	$3,023,992	$34.86	46.1%
Capital Expenditures	0	0	0	68,938	0.79	1.1
TI/LC	0	0	0	86,751	1.00	1.3
Net Cash Flow	$1,680,950	$2,914,969	$2,823,733	$2,868,303	$33.06	43.7%
(1)	Represents the trailing 12 months cash flows as of December 31, 2021 for the Weiss Memorial Hospital Parking Garage Property and the trailing 11 months annualized cash flows as of November 30, 2021 for the River Forest Medical Offices Property.
(2)	Represents the trailing 12 months cash flows as of March 31, 2023 for the Weiss Memorial Hospital Parking Garage Property and the trailing 12 months cash flows as of June 30, 2023 for the River Forest Medical Offices Property.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Markets. The River Forest Medical Offices Property is located in River Forest, Illinois approximately 11 miles west of the Chicago central business district. Primary access is provided by the Eisenhower Expressway. The River Forest Medical Offices Property is located 0.4 miles from the Oak Park and Harlem/Lake train stations which provide access to downtown Chicago. Additionally, the River Forest Medical Offices Property benefits from being approximately 2.4 miles from West Suburban Medical Center, an affiliated medical center. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the River Forest Medical Offices Property was 32,148, 274,910 and 762,036, respectively. The 2022 median household income within the same radii was $87,231, $66,295 and $62,656, respectively.

According to a third-party market report, as of June 2023 there was 712,000 square feet throughout 50 medical office buildings within a two-mile radius of the River Forest Medical Offices Property. The vacancy rate was 4.2% with an average asking rental rate of $28.87 per square foot. No new inventory was under construction. The appraiser concluded a market rental rate of $30.00 per square foot for the River Forest Medical Offices Property.

The Weiss Memorial Hospital Parking Garage Property is located in Chicago, Illinois approximately seven miles north of Downtown Chicago. Primary access is provided by Instate 90 and Interstate 94. In addition to being adjacent to Weiss Memorial Hospital and connected to the hospital via a pedestrian bridge, the Weiss Memorial Hospital Parking Garage Property is also within close proximity to several parks, including Montrose Beach, Cricket Hill, Clarendon Community Center – Lincoln Park, and Arai Campus Park. According to the appraisal, the 2022 population within a one-, three-, and five-mile radius of the Weiss Memorial Hospital Parking Garage Property was 64,408, 401,741, and 878,646, respectively. The 2022 median household income within the same radii was $63,961, $83,444, and $87,477, respectively.

According to the appraisal, the Chicago parking market has been stable with growth over prior years due to low unemployment and continued demand increases. As of 2022, Chicago reported the third highest daily parking cost in the United States of $31.58 per day, behind only New York City and Boston. Additionally, Chicago ranked as the second most expensive city in the United States and fifth most expensive city in the world for two-hour off-street parking rates, reporting a median price of $22.46 per hour.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
153

Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 14 – Parkway Centre East
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,500,000	Title:	Fee
Cut-off Date Principal Balance:	$21,500,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	3.1%	Net Rentable Area (SF):	162,470
Loan Purpose:	Refinance	Location:	Grove City, OH
Borrower:	Parkway Centre East – Retail, LLC	Year Built / Renovated:	2007, 2010-2011 / NAP
Borrower Sponsors:	David Kass and Jonathan Kass	Occupancy:	97.7%
Interest Rate:	8.07000%	Occupancy Date:	7/31/2023
Note Date:	9/20/2023	4th Most Recent NOI (As of):	$1,825,679 (12/31/2020)
Maturity Date:	10/6/2033	3rd Most Recent NOI (As of):	$3,066,911 (12/31/2021)
Interest-only Period:	48 months	2nd Most Recent NOI (As of):	$2,212,904 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(2):	$1,832,321 (TTM 7/31/2023)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$3,774,801
Call Protection:	L(23),YM1(90),O(7)	UW Expenses:	$1,169,934
Lockbox / Cash Management:	Springing	UW NOI(2):	$2,604,867
Additional Debt:	No	UW NCF:	$2,418,027
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$31,200,000 / $192
Additional Debt Type:	N/A	Appraisal Date:	7/13/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$132
Taxes:	$319,644	$60,885	N/A	Maturity Date Loan / SF:	$125
Insurance(1):	$11,497	Springing	N/A	Cut-off Date LTV:	68.9%
Replacement Reserve:	$0	$2,031	$24,371	Maturity Date LTV:	65.3%
Rollover Reserve:	$0	$13,539	$324,940	UW NCF DSCR:	1.27x
Goodwill Rent Reserve:	$132,831	$0	N/A	UW NOI Debt Yield:	12.1%
Goodwill TI/LC Reserve:	$325,000	$0	N/A
AMC Extension Reserve:	$500,000	$0	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,500,000	94.5%	Loan Payoff	$21,096,184	92.7%
Borrower Sponsor Equity	1,262,704	5.5	Upfront Reserves	1,288,972	5.7
			Closing Costs	377,548	1.7
Total Sources	$22,762,704	100.0%	Total Uses	$22,762,704	100.0%
(1)	Monthly insurance reserves will not be required as long as the Parkway Centre East Property (as defined below) is covered under a blanket insurance policy acceptable to the lender.
(2)	The UW NOI increased compared to the Most Recent NOI as of TTM 7/31/2023 mainly due to (i) Goodwill, the third largest tenant at the Parkway Centre East Property, starting its lease in August 2023, and (ii) underwritten rent steps of $166,965.

The Loan. The Parkway Centre East mortgage loan (the “Parkway Centre East Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $21,500,000 and is secured by the borrower’s fee interest in a 162,470 square foot retail anchored property located in Grove City, Ohio (the “Parkway Centre East Property”). The Parkway Centre East Mortgage Loan accrues interest at a rate of 8.07000% per annum. The Parkway Centre East Mortgage Loan has a 10-year term and is interest only for the first 48 months of the term, followed by a 30-year amortization schedule and accrues interest on an Actual/360 basis.

The Property. The Parkway Centre East Property is an anchored retail center totaling 162,470 square feet located in Grove City, Ohio. Built in phases from 2007 to 2011, the Parkway Centre East Property consists of two, single-story retail buildings situated on a 22.06-acre parcel. The Parkway Centre East Property is anchored by AMC Theatres and junior anchored by Hobby Lobby and Goodwill. Additionally, the Parkway Centre East Property is shadow anchored by Target, which is not part of the collateral. The Parkway Centre East Property is part of a larger retail development known as Parkway Centre which includes Walmart Supercenter, The Home Depot, Kohl’s and Best Buy. A total of 900 onsite surface parking spaces

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Parkway Centre East

are available, resulting in a parking ratio of 5.54 spaces per 1,000 square feet of rentable area. As of July 31, 2023, the Parkway Centre East Property was 97.7% occupied.

Major Tenants.

Hobby Lobby (56,054 square feet; 34.5% of NRA; 16.4% of underwritten base rent). Headquartered in Oklahoma City, Oklahoma, Hobby Lobby is a retailer offering more than 70,000 arts, crafts, hobbies, home décor, holiday décor, and seasonal products. Hobby Lobby currently operates over 900 stores across the nation that average 55,000 square feet. Hobby Lobby has been a tenant at the Parkway Centre East Property since 2011 and has a current lease expiration of August 31, 2031, with three, five-year renewal options remaining and no early termination options. Hobby Lobby has the right to go dark under its lease.

AMC Theatres (55,332 square feet; 34.1% of NRA; 48.9% of underwritten base rent). AMC Theatres (“AMC”) (Moody’s: Caa2; S&P: CCC+) has approximately 1,000 theatres and more than 11,000 screens across the globe serving approximately 350 million guests annually. In the United States, AMC operates approximately 660 theatres with 8,200 screens serving 265 million guests. AMC has been a tenant at the Parkway Centre East Property since 2012 and has a current lease expiration of January 31, 2027, with three, five-year renewal options remaining. AMC has the right to go dark under its lease. At loan closing, the borrower deposited $500,000 into an AMC extension reserve. If AMC (or an acceptable replacement tenant) exercises the extension or renewal option for 5 years in accordance with its terms, except that the annual rent may be modified to be not less than $1.2 million annual base rent (gross to common area expenses plus AMC’s pro rata share of taxes and insurance), then 100% of the AMC extension reserve will be disbursed to the borrower. If AMC (or an acceptable replacement tenant) exercises the extension or renewal option in accordance with its terms, except that (i) the annual rent may be modified to be not less than $1.2 million annual base rent (gross to common area expenses plus AMC’s pro rata share of taxes and insurance) and (ii) the term is modified to be no less than 3 years, then 50% of the AMC extension reserve will be disbursed to the borrower and the remaining 50% will remain as additional collateral for the Parkway Centre East Mortgage Loan.

Goodwill (20,000 square feet; 12.3% of NRA; 8.7% of underwritten base rent). Goodwill is a nonprofit provider of education, training, and career services for people with disadvantages, such as welfare dependency, homelessness, and lack of education or work experience, as well as those with physical, mental and emotional disabilities. Goodwill Columbus is the sixth largest nonprofit in central Ohio and is among the top 50 largest employers central Ohio. Goodwill’s lease commenced in August 2023; the tenant has taken possession of the space and commenced the buildout. Pursuant to Goodwill’s lease, the tenant has a free rent period that commenced on August 1, 2023 and continues through December 28, 2023. At origination, the borrower escrowed $132,831 to cover rent that would otherwise be due during the Goodwill free rent period. Additionally, at origination the borrower escrowed $325,000 for tenant improvements and leasing commissions due under the Goodwill lease. Goodwill has a current lease expiration of July 31, 2033, with two, five-year renewal options remaining.

Environmental. According to the Phase I environmental assessment dated July 31, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at the Parkway Centre East Property.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
98.8%	100.0%	87.1%	97.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of July 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Parkway Centre East

The Market. The Parkway Centre East Property is located within the Columbus retail market and the Southwest retail submarket in the Columbus, Ohio metropolitan statistical area (the “Columbus MSA”). Columbus, Ohio is home to five Fortune 500 companies, including Cardinal Health, Nationwide, American Electrical Power, Huntington Bancshares and Bath & Body Works. Key industries that drive Columbus’ economy include automotive and mobility, fashion and retail, finance and fintech, food and beverage, insurance and insurtech, life sciences and semiconductor supply chain. Top employers in Columbus include JPMorgan Chase & Co., Nationwide, Amazon, Cardinal Health, Honda, Huntington and DHL. Columbus is home to several higher education institutions including The Ohio State University, Franklin University, Capital University, Otterbein University, Columbus College of Art & Design and Ohio Wesleyan University. The Columbus MSA is also home to a multimodal logistics hub, the North American International Freight Center, Rickenbacker International Airport, a cargo-dedicated airport offering U.S. importers and exporters connections to Europe, the Middle East, and Asia. Primary access to the Parkway Centre East Property is provided by Interstate 71, Interstate 270 and US-62. Interstate 71 passes less than a mile west of the Parkway Centre East Property and is accessible via Stringtown Road. Interstate 71 connects with Interstate 270 and the Columbus central business district to the northeast. Commercial use along Stringtown Road near the Parkway Centre East Property includes a Giant Eagle Supermarket, restaurants and hotels. According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the Parkway Centre East Property was 3,990, 51,204 and 140,360, respectively. The 2023 average household income within the same radii was $110,964, $100,838 and $89,524, respectively.

According to the appraisal, the Parkway Centre East Property is in the Columbus retail market. As of the first quarter of 2023, the Columbus retail market reported retail inventory of approximately 123.1 million square feet with an overall vacancy rate of 3.6% and an average annual asking rent of $18.63 per square foot. As of the first quarter of 2023, the Columbus retail market reported positive absorption of 107,285 square feet and 521,721 square feet of new construction.

According to the appraisal, the Parkway Centre East Property is in the Southwest retail submarket. As of the first quarter of 2023, the Southwest retail submarket reported retail inventory of approximately 7.1 million square feet with an overall vacancy rate of 2.3% and an average annual asking rent of $18.25 per square foot. As of the first quarter of 2023, the Southwest retail submarket reported positive absorption of 24,884 square feet and 60,167 square feet of new construction.

The following table presents certain information relating to the largest tenants based on net rentable area at the Parkway Centre East Property:

Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Hobby Lobby	NR/NR/NR	56,054	34.5%	$8.40	$470,854	16.4%	8/31/2031
AMC	Caa2/CCC+/NR	55,332	34.1	$25.30	1,400,000	48.9	1/31/2027
Goodwill(4)	NR/NR/NR	20,000	12.3	$12.40	248,000	8.7	7/31/2033
Famous Footwear	NR/BB-/BB+	6,000	3.7	$23.69	142,140	5.0	3/31/2028
Largest Tenants		137,386	84.6%	$16.46	$2,260,994	79.0%
Other Tenants		21,334	13.1%	$28.25	$602,720	21.0%
Occupied Collateral Total / Wtd. Avg.		158,720	97.7%	$18.04	$2,863,714	100.0%
Vacant Space		3,750	2.3%

Collateral Total		162,470	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $166,965 through February 2024.
(4)	Goodwill is currently in a free rent period through December 28, 2023. At origination, the borrower escrowed $132,831 to offset the Goodwill rent that would otherwise be due during this free rent period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 14 – Parkway Centre East

The following table presents certain information relating to tenant lease expirations at the Parkway Centre East Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	3,750	2.3%	NAP	NAP	3,750	2.3%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	3,750	2.3%	$0	0.0%
2024	0	0	0.0	$0	0.0	3,750	2.3%	$0	0.0%
2025	1	1,450	0.9	$44,950	1.6	5,200	3.2%	$44,950	1.6%
2026	1	1,287	0.8	$37,323	1.3	6,487	4.0%	$82,273	2.9%
2027	2	59,129	36.4	$1,516,758	53.0	65,616	40.4%	$1,599,031	55.8%
2028	3	10,400	6.4	$255,189	8.9	76,016	46.8%	$1,854,220	64.7%
2029	2	7,200	4.4	$205,840	7.2	83,216	51.2%	$2,060,060	71.9%
2030	1	3,200	2.0	$84,800	3.0	86,416	53.2%	$2,144,860	74.9%
2031	1	56,054	34.5	$470,854	16.4	142,470	87.7%	$2,615,714	91.3%
2032	0	0	0.0	$0	0.0	142,470	87.7%	$2,615,714	91.3%
2033 & Beyond	1	20,000	12.3	$248,000	8.7	162,470	100.0%	$2,863,714	100.0%
Total	12	162,470	100.0%	$2,863,714	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $166,965 through February 2024.

The following table presents certain information relating to operating history and underwritten cash flows at the Parkway Centre East Property:

Underwritten Net Cash Flow
	2020	2021	2022	TTM (7/31/2023)	Underwritten	Per Square Foot	%(1)
Rents in Place	$2,032,642	$3,134,192	$2,403,610	$2,156,733	$2,696,749	$16.60	67.9%
Vacancy Gross Up	0	0	0	0	101,250	0.62	2.6
Rent Steps	0	0	0	0	166,965	1.03	4.2
Gross Potential Rent	$2,032,642	$3,134,192	$2,403,610	$2,156,733	$2,964,964	$18.25	74.7%
Total Reimbursements	889,721	1,070,039	976,813	853,859	1,005,453	6.19	25.3
Net Rental Income	$2,922,363	$4,204,231	$3,380,423	$3,010,592	$3,970,417	$24.44	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(198,521)	(1.22)	(5.0)
Other Income(2)	2,294	4,433	4,996	2,905	2,905	0.02	0.1
Effective Gross Income	$2,924,657	$4,208,665	$3,385,419	$3,013,497	$3,774,801	$23.23	95.1%
Total Expenses	1,098,979	1,141,754	1,172,514	1,181,175	1,169,934	7.20	31.0
Net Operating Income(3)	$1,825,679	$3,066,911	$2,212,904	$1,832,321	$2,604,867	$16.03	69.0%
Capital Expenditures	0	0	0	0	24,371	0.15	0.6
TI/LC	0	0	0	0	162,470	1.00	4.3
Net Cash Flow	$1,825,679	$3,066,911	$2,212,904	$1,832,321	$2,418,027	$14.88	64.1%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Other income includes late charges and miscellaneous income.
(3)	The Underwritten Net Operating Income increased compared to the TTM (7/31/2023) Net Operating Income mainly due to (i) Goodwill, the third largest tenant at the Parkway Centre East Property, starting its lease in August 2023 and (ii) underwritten rent steps of $166,965.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C22
No. 15 – TownePlace Suites Austin Northwest
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,075,000	Title:	Fee
Cut-off Date Principal Balance:	$19,075,000	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	2.8%	Net Rentable Area (Rooms):	137
Loan Purpose:	Recapitalization	Location:	Austin, TX
Borrower:	Chatham Austin TPS LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsor:	Chatham Lodging Trust	Occupancy / ADR / RevPAR:	81.5% / $150.77 / $114.74
Interest Rate:	7.41900%	Occupancy / ADR / RevPAR Date:	6/30/2023
Note Date:	8/16/2023	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	9/6/2033	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,045,021 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$3,211,972 (TTM 6/30/2023)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	79.8% / $150.77 / $120.38
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$6,168,295
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$3,264,652
Lockbox / Cash Management:	Springing	UW NOI:	$2,903,643
Additional Debt:	No	UW NCF:	$2,656,911
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$38,700,000 / $282,482
Additional Debt Type:	N/A	Appraisal Date:	7/13/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$139,234
Taxes:	$266,615	$29,624	N/A	Maturity Date Loan / Room:	$132,505
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	49.3%
FF&E Reserves:	$0	$20,561	N/A	Maturity Date LTV:	46.9%
Other(2):	$0	Springing	N/A	UW NCF DSCR:	1.67x
				UW NOI Debt Yield:	15.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,075,000	100.0%	Return of Equity	$18,480,611	96.9%
			Closing Costs	327,775	1.7
			Upfront Reserves	266,615	1.4
Total Sources	$19,075,000	100.0%	Total Uses	$19,075,000	100.0%
(1)	Monthly deposits into the insurance reserve equal to 1/12th of the annual insurance premiums will be required if the borrower does not obtain a blanket policy acceptable to the lender.
(2)	Other includes a springing PIP reserve that requires the borrower to deposit either (i) 100% of the budgeted costs for the anticipated 2028 PIP or (ii) a letter of credit for 100% of the anticipated 2028 PIP costs into the PIP reserve 12 months prior to the commencement of the 2028 PIP.
(3)	4th Most Recent NOI and 3rd Most Recent NOI are unavailable due to the TownePlace Suites Austin Northwest Property (as defined below) opening in 2021.

The Loan. The TownePlace Suites Austin Northwest mortgage loan (the “TownePlace Suites Austin Northwest Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $19,075,000 and is secured by the borrower’s fee interest in a 137-room, extended stay hotel located in Austin, Texas (the “TownePlace Suites Austin Northwest Property”). The TownePlace Suites Austin Northwest Mortgage Loan has a 10-year term with a 60-month interest only period followed by monthly debt service payments based on a fixed 30-year amortization schedule and accrues interest on an Actual/360 basis.

The Property. The TownePlace Suites Austin Northwest Property is a 137-room extended stay hotel located in The Domain area of Austin, Texas. Constructed in 2021, the TownePlace Suites Austin Northwest Property is situated on a 2.22-acre site. Amenities at the TownePlace Suites Austin Northwest Property include a breakfast area and dining bar, 275 square feet of meeting space, an outdoor pool, a fitness room, a lobby workstation, a market pantry, a guest laundry room and an outdoor patio and barbeque area. The TownePlace Suites Austin Northwest Property is subject to a franchise agreement with Marriott International, Inc. that is scheduled to expire on June 10, 2041.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – TownePlace Suites Austin Northwest

Environmental. According to the Phase I environmental assessment dated July 18, 2023, there is no evidence of any recognized or controlled recognized environmental conditions at the TownePlace Suites Austin Northwest Property.

The Market. The TownePlace Suites Austin Northwest Property is located in The Domain area of Austin, Texas. The Domain is an open-air shopping mall featuring 100 upscale and mainstream retail stores and restaurants, almost half of which are exclusive to the market and is located approximately one mile from the TownePlace Suites Austin Northwest Property. Stores include Louis Vuitton, Gucci, David Yurman, Tiffany & Co., Zara, H&M and Austin’s only Neiman Marcus. The TownePlace Suites Austin Northwest Property is located approximately ten miles from the University of Texas at Austin and downtown Austin and approximately 16 miles from Lake Travis. As the capital of Texas, Austin contains a variety of businesses, government agencies, entertainment venues, historical attractions and universities.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			TownePlace Suites Austin Northwest			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021(4)	84.2%	$110.89	$93.37	62.0%	$112.69	$69.84	73.6%	101.6%	74.8%
2022(5)	81.8%	$141.19	$115.54	79.8%	$143.71	$114.74	97.6%	101.8%	99.3%
TTM(5)(6)	82.0%	$145.07	$119.03	82.8%	$150.77	$124.85	100.9%	103.9%	104.9%
(1)	Data provided by a third party market research report.
(2)	The variances between the underwriting, appraisal and third party market research provider date with respect to Occupancy, ADR and RevPAR at the TownePlace Suites Austin Northwest Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Homewood Suites by Hilton Austin NW near The Domain, Sonesta ES Suites Austin Arboretum – Domain, Home2 Suites by Hilton Austin North Near Domain, Staybridge Suites Austin North – Parmer Lane, Residence Inn Austin Northwest The Domain Area and TownePlace Suites Austin Parmer/Tech Ridge.
(4)	2021 data represents a partial year for the TownePlace Suites Austin Northwest Property starting in July 2021.
(5)	Increases in Occupancy, ADR and RevPAR year-over-year are due to the TownePlace Suites Austin Northwest Property opening in 2021.
(6)	TTM represents the trailing 12-month period ending May 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – TownePlace Suites Austin Northwest
Operating History and Underwritten Net Cash Flow
	2022	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	79.8%	81.5%	79.8%
ADR	$143.71	$150.77	$150.77
RevPAR	$114.74	$114.74	$120.38
Room Revenue	$5,737,511	$6,145,454	$6,019,483	$43,938	97.6%
Food & Beverage Revenue	18,360	26,552	26,552	194	0.4
Other Departmental Revenue	109,043	122,259	122,259	892	2.0
Total Revenue	$5,864,914	$6,294,265	$6,168,295	$45,024	100.0%
Room Expense(3)	$1,187,279	$1,237,706	$1,212,335	$8,849	19.7%
Food & Beverage Expense	12,843	15,337	15,337	112	0.2
Departmental Expenses	$1,200,122	$1,253,043	$1,227,672	$8,961	19.9%
Gross Operating Income	$4,664,792	$5,041,222	$4,940,622	$36,063	80.1%
Operating Expenses	$1,424,926	$1,629,979	$1,574,847	$11,495	25.5%
Gross Operating Profit	$3,239,866	$3,411,243	$3,365,775	$24,568	54.6%
Total Other Expenses	$194,845	$199,272	$462,132	$3,373	7.5%
Net Operating Income	$3,045,021	$3,211,972	$2,903,643	$21,194	47.1%
FF&E	0	0	246,732	1,801	4.0
Net Cash Flow	$3,045,021	$3,211,972	$2,656,911	$19,394	43.1%
(1)	TTM column reflects the trailing 12 months ending June 30, 2023.
(2)	Per Room values are based on 137 rooms.
(3)	Room Expense includes room-related payroll, taxes and benefits, cleaning supplies, credit card commissions, contract services, laundry, linens, guest relations, uniform costs, kitchen supplies and dry cleaning expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Kara Foley	kara.foley@barclays.com	(212) 526-4972
Vice President
Barclays CMBS Trading
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Director
Barclays Securitized Products Syndicate
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President
Societe Generale CMBS Capital Markets & Banking
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Russell Yu	russell.yu@sgcib.com	(212) 278-5467
Vice President
KeyBank CMBS Capital Markets and Banking
Joe DeRoy, Jr.	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeffrey Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2795
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President
BMO CMBS Capital Markets and Banking
David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director
BofA Securities CMBS Capital Markets and Banking
Leland F. Bunch III	leland.f.bunch@bofa.com	(646) 855-3953
Managing Director

Danielle Caldwell	danielle.caldwell@bofa.com	(646) 855-3421
Director

Simran Pritpal	simran.pritpal@bofa.com	(646) 743 0727
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
161